UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNIQURE N.V.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

May [ ], 2024

Dear Shareholder:

On behalf of the Board of Directors of uniQure N.V. (the “Company”), we invite you to attend our 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting”) on June 18, 2024, at 9:00 a.m., Central European Summer Time. The 2024 Annual Meeting will be held at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands. The matters to be voted upon at the 2024 Annual Meeting are listed in the Notice of Annual General Meeting of Shareholders (the “Notice”) and are more fully described in the proxy statement accompanying this letter (the “Proxy Statement”).

Shareholders of record are entitled to submit their questions regarding the agenda items ahead of the 2024 Annual Meeting by email to investors@uniQure.com and during the 2024 Annual Meeting, in each case, as more particularly described in the Proxy Statement.

We have opted to use the “Notice and Access” method of posting the proxy materials online instead of mailing printed copies to shareholders of record. We believe that this method of access provides shareholders with a convenient and quick way to access the proxy materials, including the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, shareholders of record will not receive paper copies of the proxy materials unless they request them. Instead, the Notice, which will be mailed to our shareholders of record, provides instructions regarding how to access or request the proxy materials by telephone or email. The Notice also instructs you how to vote your shares online. If you prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials printed on the Notice. These materials are available free of charge at www.edocumentview.com/QURE. Further instructions for accessing these proxy materials and voting at the 2024 Annual Meeting are described in the Notice and the Proxy Statement.

Your vote is very important. Whether or not you plan to attend the 2024 Annual Meeting and regardless of the number of shares you hold, please carefully review the enclosed Proxy Statement and cast your vote. If you are a shareholder of record, you may vote over the Internet, by telephone or by completing, signing, dating, and mailing the accompanying proxy card in the return envelope no later than 11:59 p.m. Central European Summer Time on June 17, 2024. If you mail the proxy card within the United States, no additional postage is required. Submitting your vote online, by telephone or by proxy card will not affect your right to vote in person if you decide to attend the 2024 Annual Meeting, provided that you have notified the Company of your intention to attend the meeting no later than 12:00 p.m. Central European Summer Time on June 17, 2024. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares and you will have the option to cast your vote in the manner provided in the voting instructions you receive from your broker or other nominee. In any event, to be sure that your vote will be received in time (and no later than 11:59 p.m. Central European Summer Time on June 17, 2024), please cast your vote by your choice of available means at your earliest convenience.

Thank you for your continuing interest in the Company. We look forward to you attending the 2024 Annual Meeting. If you have any questions about the Proxy Statement, please contact investor relations at investors@uniQure.com.

Sincerely,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer and Executive Director

UNIQURE N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, June 18, 2024

Notice is hereby given that the 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure,” or “we”), will be held on June 18, 2024, at 9:00 a.m., Central European Summer Time, at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands with the following agenda:

I.	Opening and announcements
II.	Dutch statutory report over fiscal year 2023 (for discussion only)
III.	Explanation of the application of the remuneration policy (for discussion only)
IV.	Adoption of the Dutch statutory annual accounts over fiscal year 2023 (Voting Proposal No. 1)
V.	Discharge of liability of the members of our Board of Directors (the “Board”) (Voting Proposal No. 2)
VI.	Board Appointments:
a) Reappointment of Rachelle Jacques as non-executive director (Voting Proposal No. 3) b) Reappointment of David Meek as non-executive director (Voting Proposal No. 4)
VII.	Designate the Board as the competent body to issue ordinary shares and grant rights to subscribe for ordinary shares of the Company (Voting Proposal No. 5)
VIII.	Reauthorize the Board to exclude or limit preemptive rights upon the issuance of ordinary shares and granting of rights to subscribe for ordinary shares of the Company (Voting Proposal No. 6)
IX.	Reauthorize the Board to repurchase ordinary shares of the Company (Voting Proposal No. 7)
X.	Appointment of KPMG Accountants N.V. as external auditors of the Company for the fiscal year 2024 (Voting Proposal No. 8)
XI.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (Voting Proposal No. 9)
XII.

To approve an increase in the number of authorized shares under Company’s amended and restated 2014 Share Incentive Plan (the “2014 Plan”) and to authorize the Board to issue ordinary shares and grant rights to subscribe for ordinary shares pursuant to the 2014 Plan (Voting Proposal No. 10)

XIII.	Any other business that may properly come before the meeting or any adjournment of the meeting
XIV.	Closing of the meeting

Our Board recommends that you vote “FOR” each of the voting proposals noted above.

Several of the agenda items above are presented to the 2024 Annual Meeting because the Company is organized under the laws of the Netherlands. Several matters that are within the authority of the Board under the corporate laws of most U.S. states require shareholder approval under Dutch law. Additionally, Dutch corporate governance provisions require certain discussion topics for an annual general meeting of shareholders upon which shareholders do not vote.

The Board has fixed the close of business Central European Summer Time on May 21, 2024 as the record date and, therefore, only the Company’s shareholders of record (“Registered Shareholders”) at the close of business Central European Summer Time on May 21, 2024 are entitled to receive this notice (the “Notice”) and to vote at the 2024 Annual Meeting and any adjournment thereof.

Only Registered Shareholders who have given notice in writing to the Company by 12:00 p.m. Central European Summer Time on June 17, 2024 of their intention to attend the 2024 Annual Meeting in person are entitled to attend the 2024 Annual Meeting. The conditions for attendance at the 2024 Annual Meeting are as follows:

o	Registered Shareholders must (i) notify the Company by 12:00 p.m. Central European Summer Time on June 17, 2024 of their intention to attend the 2024 Annual Meeting by submitting their name and the number of registered shares held by them through the Company’s email address at investors@uniQure.com and (ii) bring a form of personal picture identification to the 2024 Annual Meeting; and
o	Holders of shares held in street name (“Beneficial Holders”) must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them that confirms they are authorized to take part in and vote at the 2024 Annual Meeting. These Beneficial Holders must (i) notify the Company of their intention to attend the 2024 Annual Meeting by submitting their name and the number of shares beneficially owned by them through the Company’s email address at investors@uniQure.com no later than 12:00 p.m. Central European Time on June 17, 2024, (ii) bring an account statement or a letter from the record holder indicating that the Beneficial Holder owned the shares as of the record date to the 2024 Annual Meeting, (iii) bring the proxy issued to them by their financial intermediary to the 2024 Annual Meeting and (iv) bring a form of personal picture identification to the 2024 Annual Meeting.

A proxy statement more fully describing the matters to be considered at the 2024 Annual Meeting (the “Proxy Statement”) is attached to this Notice. Copies of our Annual Report on Form 10-K (the “Annual Report”), including our financial statements and notes thereto, as filed with the U.S. Securities and Exchange Commission, accompany this Notice but are not deemed to be part of the Proxy Statement.

We have opted to use the “Notice and Access” method of posting the proxy materials online instead of mailing printed copies. We believe that this process will provide you with a more convenient and quicker way to access the proxy materials, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Registered Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, this Notice, which has been (or will be) mailed to our Registered Shareholders, provides instructions regarding how you may access or request all of the proxy materials by telephone or email. This Notice also instructs you how to vote your shares online. If you prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials printed herein. All proxy materials are on a publicly accessible website. These materials are available free of charge at www.edocumentview.com/QURE.

Our 2023 Dutch Statutory Annual Accounts and our 2023 Dutch Statutory Board Report are available on our website at www.uniqure.com.

The 2024 Annual Meeting is an important event in our corporate calendar and provides an opportunity to engage with shareholders and for shareholders to pass the necessary resolutions for the conduct of the business and affairs of the Company.

Whether or not you plan to attend the 2024 Annual Meeting in person, please vote online prior to the 2024 Annual Meeting. You also may vote by telephone or by submitting a proxy card by mail prior to the 2024 Annual Meeting. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares by proxy, over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker or other nominee. If you are submitting a proxy card by mail, you do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

All proxies submitted to us will be tabulated by Computershare.

All Shareholders are extended an invitation to attend the 2024 Annual Meeting.

By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer and Executive Director

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual General Meeting of
Shareholders to Be Held on June 18, 2024

The Proxy Statement, Proxy Card and our Annual Report on Form 10-K are available at
http://www.edocumentview.com/QURE
and, together with our 2023 Dutch Statutory Annual Accounts and our 2023 Dutch Statutory Board Report, on our website at http://www.uniqure.com.

1.	NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

2.	PROXY STATEMENT FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS	2

3.	QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	2

4.	AGENDA ITEM IV - VOTING PROPOSAL NO. 1 - ADOPTION OF THE 2023 DUTCH STATUTORY ANNUAL ACCOUNTS AND TREATMENT OF THE RESULTS	8

5.	AGENDA ITEM V - VOTING PROPOSAL NO. 2 - DISCHARGE OF LIABILITY OF THE MEMBERS OF THE BOARD OF DIRECTORS	9

6.	AGENDA ITEM VI - VOTING PROPOSAL NO. 3, NO. 4 — REAPPOINTMENTS OF NON-EXECUTIVE DIRECTORS	10

7.	AGENDA ITEM VII - VOTING PROPOSAL NO. 5 — AUTHORIZATION OF THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES	13

8.	AGENDA ITEM VIII - VOTING PROPOSAL NO. 6 — AUTHORIZATION OF THE BOARD TO EXCLUDE OR LIMIT PREEMPTIVE RIGHTS UPON THE ISSUANCE OF ORDINARY SHARES AND GRANTING OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES	15

9.	AGENDA ITEM IX - VOTING PROPOSAL NO. 7 — REAUTHORIZATION OF THE BOARD TO REPURCHASE ORDINARY SHARES	16

10.	REPORT OF THE AUDIT COMMITTEE	17

11.	AGENDA ITEM X - VOTING PROPOSAL NO. 8 — APPOINTMENT OF KPMG ACCOUNTANTS N.V. AS EXTERNAL AUDITORS OF THE COMPANY FOR THE FINANCIAL YEAR 2024	18

12.	AGENDA ITEM XI - VOTING PROPOSAL NO. 9 — APPROVAL, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY	20

13.	AGENDA ITEM XII - VOTING PROPOSAL NO. 10 — AMENDMENT TO THE 2014 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2014 PLAN AND AUTHORIZATION OF THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES PURSUANT TO THE 2014 PLAN	21

14.	CORPORATE GOVERNANCE	32

15.	CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS	43

16.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45

17.	COMPENSATION COMMITTEE REPORT	48

18.	COMPENSATION DISCUSSION & ANALYSIS	49

19.	SUMMARY COMPENSATION TABLE	70

20.	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2023	72

21.	GRANTS OF PLAN-BASED AWARDS FOR 2023	74

22.	OPTION EXERCISES AND STOCK VESTED IN 2023	76

23.	DIRECTOR COMPENSATION	87

24.	DIRECTOR COMPENSATION TABLE	88

25.	GENERAL MATTERS	89

26.	APPENDIX A	91

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in the following Proxy Statement for the 2024 Annual General Meeting of Shareholders are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are subject to the safe harbor created by those sections.

Forward-looking statements are based on our current assumptions, projections and expectations of future events, and are generally identified by words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions, or the negatives thereof, or future dates. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described in “Part I, Item 1A, Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024.

You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results due to the risks and uncertainties described in our Annual Report, including in “Part I, Item 1A. Risk Factors,” as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our Annual Report are not exclusive and further information concerning our company and our business, including factors that could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

PRELIMINARY PROXY STATEMENT FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS – SUBJECT TO COMPLETION

To Be Held on June 18, 2024, at 9:00 a.m., Central European Summer Time

This proxy statement (the “Proxy Statement”), which includes the explanatory notes to the agenda for the 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting”) and the accompanying proxy card, are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure,” “our” or “we”), for the 2024 Annual Meeting. The 2024 Annual Meeting will be held at 9:00 a.m., Central European Summer Time on June 18, 2024, and at any adjournment thereof, at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

The approximate date on which the Notice of Internet Availability of Proxy Materials is first being sent or given to the Company’s shareholders (each a “Shareholder” and collectively, the “Shareholders”) is May 22, 2024.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2024 ANNUAL MEETING

Why did I receive these Proxy Materials?

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting.

What am I Voting on and how does the Board recommend I Vote?

You will be voting on the following proposals. After careful consideration, the Board unanimously recommends that Registered Shareholders vote as follows:

(1)	Voting Proposal No. 1: “FOR” adoption of the 2023 Dutch Statutory Annual Accounts.
(2)	Voting Proposal No. 2: “FOR” discharge of liability of the members of the Board.
(3)	Voting Proposal No. 3: “FOR” reappointment of Rachelle Jacques as non-executive director.
(4)	Voting Proposal No. 4: “FOR” reappointment of David Meek as non-executive director.
(5)	Voting Proposal No. 5: “FOR” authorization of the Board to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares.
(6)	Voting Proposal No. 6: “FOR” authorization of the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares.
(7)	Voting Proposal No. 7: “FOR” reauthorization of the Board to repurchase Ordinary Shares.
(8)	Voting Proposal No. 8: “FOR” appointment of KPMG Accountants N.V. as external auditors of the Company for the financial year 2024.
(9)	Voting Proposal No. 9: “FOR” approval, on an advisory basis, of the compensation of the named executive officers of the Company.

(10)	Voting Proposal No. 10: “FOR” amendment to the 2014 Plan to increase the number of shares available for issuance under the 2014 Plan and authorization of the Board to issue ordinary shares and grant rights to subscribe for ordinary shares pursuant to the 2014 Plan.

Who may Vote at the Annual Meeting?

If you are a holder of record of our ordinary shares (“Ordinary Shares”) or if you hold Ordinary Shares in street name at the close of business Eastern Time on May 21, 2024 (the “Record Date”) you are entitled to receive notice of and to vote at the 2024 Annual Meeting and any adjournment thereof. We expect that we will have approximately 48,539,287 Ordinary Shares outstanding as of the Record Date. We have no other securities entitled to vote at the 2024 Annual Meeting. Each Ordinary Share is entitled to one vote on each voting proposal. There is no cumulative voting.

What are the Quorum Requirements for the Annual Meeting?

Under the Company’s articles of association (the “Articles of Association”), the presence at the 2024 Annual Meeting of one-third of the issued share capital, present in person or represented by proxy, is required for a quorum.

What Vote is required for each Proposal?

Voting Proposals Nos. 1, 2, 5 & 7-10: Each matter proposed by the Board, other than the proposals for the reappointment of non-executive directors (Voting Proposals Nos. 3 and 4) and the authorization of the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares (Voting Proposal No. 6), shall be adopted by a simple majority of the Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote. Abstentions, “blank votes”, “broker non-votes” and invalid votes are not considered votes cast.

Voting Proposals Nos. 3 & 4: Executive directors and non-executive directors are appointed by the general meeting from a binding nomination by the non-executive directors. The proposed candidate specified in the binding nomination will be appointed, provided that the requisite quorum is present or represented by proxy at the 2024 Annual Meeting, unless the nomination is overruled by the general meeting (which resolution requires a majority of at least two-thirds of the votes cast, provided that such majority represents more than half of the issued share capital), in which case he or she will not be appointed. Abstentions, “blank votes”, “broker non-votes” and invalid votes are not considered votes cast.

Voting Proposal No. 6: If less than half of the issued capital is represented, the authorization of the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares can only be adopted by a majority of at least two-thirds of the votes cast. If more than half of the issued capital is represented, a simple majority is sufficient to adopt this proposal.

What is the difference between being a Holder of Record of Ordinary Shares and Holding Ordinary Shares in “Street Name”?

A holder of record holds Ordinary Shares in his or her name. Ordinary Shares held in “street name” means Ordinary Shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to Vote if my Ordinary Shares are held in “Street Name”?

Yes. If your Ordinary Shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those Ordinary Shares held in “street name.” If your Ordinary Shares are held in street name, these proxy materials will be provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

How can I Vote my Ordinary Shares?

If you are a record holder of Ordinary Shares at the close of business on the Record Date, you may vote as follows:

●	By Internet. Access the website of the Company’s tabulator, Computershare, at: http://www.investorvote.com/QURE, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. If you vote on the Internet, you also may request electronic delivery of future proxy materials.
●	By Telephone. Call 1-800-652-8683 toll-free from the U.S., U.S. territories and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. You must have the control number that is included on the proxy card when voting.
●	By Mail. If you receive a proxy card by mail, complete and mail a proxy card in the enclosed postage prepaid envelope to the address provided. Your shares will be voted in accordance with your instructions. If you are mailed or otherwise receive or obtain a proxy card, and you choose to vote by telephone or by Internet, you do not have to return your proxy card.
●	In Person at the Meeting. If you attend the 2024 Annual Meeting, be sure you have given notice in writing to the Company by 12:00 p.m. Central European Summer Time on June 17, 2024 and bring a form of personal picture identification with you. Directions to the Annual Meeting are available by contacting Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com. Failure to comply with these requirements may preclude you from being admitted to the Annual Meeting.

If Ordinary Shares are held in street name at the close of business on the Record Date, you may vote:

●	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.
●	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
●	In Person at the Meeting. If you attend the meeting, in addition to picture identification, you should bring an account statement or a letter from the record holder indicating that you owned the shares and the number of shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. Failure to comply with these requirements may preclude you from being admitted to the Annual Meeting.

Please ensure that you vote in advance of the 2024 Annual Meeting by Internet, by telephone or by mail, in accordance with the instructions above. To be sure that your vote will be received in time (and no later than 11:59 p.m. Central European Summer Time on June 17, 2024), please cast your vote by your choice of available means at your earliest convenience. Even if you plan to attend the 2024 Annual Meeting, we encourage you to vote your shares by Internet or by telephone.

Can I change my Vote?

Even if you execute and deliver a proxy, you retain the right to revoke it and to change your vote to attend and vote in person at the 2024 Annual Meeting or any adjournment thereof. If you are a record holder of Ordinary Shares at the close of business on the Record Date, you may change your vote by doing any one of the following:

(1)

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Central European Summer Time on June 17, 2024.

(2)

You must notify us of your intention to revoke your proxy no later than 12:00 p.m. Central European Summer Time on June 17, 2024. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of Investor Relations at the address of our principal executive offices set forth above.

(3)	Attend the Annual Meeting in person and vote as instructed above.

If your Ordinary Shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also attend the Annual Meeting in person and vote as instructed above.

Unless so revoked, the Ordinary Shares represented by a proxy, if received in time, will be voted in accordance with the directions given therein.

If the 2024 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2024 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2024 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

How do I Vote by Proxy?

The Ordinary Shares represented by any proxy duly given will be voted at the 2024 Annual Meeting in accordance with the instructions of the Shareholder. You may vote “FOR” or “AGAINST” or “ABSTAIN” from each of the voting proposals.

What does it mean to “ABSTAIN” from a Vote?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal.

What if I return my Proxy Card but do not provide Voting Instructions?

If no specific instructions are given, the shares will be voted “FOR” the voting proposals described in this Proxy Statement. In addition, if any other matters come before the 2024 Annual Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters.

If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your Ordinary Shares are to be voted, your shares will be voted with the Board’s recommendations.

What happens if I fail to vote or abstain from voting?

If you do not exercise your vote because you do not submit a properly executed proxy card to the Company, and do not vote by Internet or by Telephone, in accordance with the instructions contained in this Proxy Statement in a timely fashion or by failing to attend the Annual Meeting to vote in person or fail to instruct your broker, bank, trust company or other nominee how to vote on a non-routine matter, it will have no effect on a proposal. If you mark your proxy or voting instructions expressly to abstain or to cast a “blank vote” for any proposal, it will also have no effect on such proposal. If you do not give instructions to your broker, bank, trust company or other nominee, such broker, bank, trust company or other nominee will nevertheless be entitled to vote your Ordinary Shares in its discretion on routine matters and may give or authorize the giving of a proxy to vote the shares in its discretion on such matters.

If my shares are held in Street Name by my broker, will my broker automatically vote my shares for me?

If you hold your shares in street name, your broker, bank, trust company or other nominee cannot vote your Ordinary Shares on non-routine matters, such as the appointment of our directors, without instructions from you. You should therefore instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions from your broker, bank, trust company or other nominee provided to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not provide your broker, bank, trust company or other nominee with instructions and your broker, bank, trust company or other nominee submits an unvoted proxy with respect to a proposal that is a non-routine matter, this will be considered to be a “broker non-vote” and your Ordinary Shares will not be counted for purposes of determining the presence of a quorum with respect to that proposal. However, your broker, bank, or trust company is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those Ordinary Shares, in which case your Ordinary Shares will count for purposes of determining whether a quorum is present with respect to that proposal.

Beneficial owners of Ordinary Shares held through a broker, bank, trust company or other nominee may not vote the underlying shares at the Annual Meeting, unless they first obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your shares.

What are Broker Non-votes?

“Broker non-votes” are shares represented at the 2024 Annual Meeting held by brokers, bankers, or other nominees (i.e., in “street name”) that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may vote to ratify the selection of independent auditors and on other “discretionary” or “routine” items. In contrast, brokerage firms may not vote to appoint directors, because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker how to vote your Ordinary Shares on “non-discretionary” matters, your broker will not be permitted to vote your Ordinary Shares on these matters.

What are the costs of the solicitation of Proxies?

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by electronic mail or by phone through agents of the Company. Additionally, the employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally, by telephone, electronic mail, or mail. The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of Ordinary Shares held by them.

Why did I receive a One-Page Notice in the mail regarding the Internet availability of Proxy Materials instead of a full set of Proxy Materials as I have in the past?

We have opted to use the “Notice and Access” method of posting the proxy materials online instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, and to authorize a proxy to vote your Ordinary Shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice, which will be mailed to our Shareholders of record, provides instructions regarding how you may access or request all of the proxy materials by telephone or email. The Notice also instructs you how to vote your Ordinary Shares online. If you prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials printed on the Notice.

Where can I find the Voting Results?

The preliminary voting results will be announced at the 2024 Annual Meeting. The final results will be disclosed in a Current Report on Form 8-K within four business days after the meeting date.

VOTING PROPOSAL NO. 1

ADOPTION OF THE 2023 DUTCH STATUTORY ANNUAL ACCOUNTS AND TREATMENT OF THE RESULTS

As a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, we are required by both Dutch law and our Articles of Association to prepare the Dutch statutory annual accounts and submit them to our Shareholders for adoption. Our 2023 Dutch statutory annual accounts include our consolidated financial statements for the year ended December 31, 2023, for the uniQure N.V. group, which are comprised of the consolidated statements of financial position, consolidated statements of profit and loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows with explanatory notes thereto prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, as well as stand-alone Company-only financial statements of uniQure N.V. for the fiscal year ended December 31, 2023, comprising uniQure N.V.’s Company-only statement of financial position and the Company-only statement of profit and loss with explanatory notes thereto prepared in accordance with Book 2 of the Dutch Civil Code (together, the “2023 Dutch Statutory Annual Accounts”).

Our 2023 Dutch Statutory Annual Accounts differ from the consolidated financial statements contained in our Annual Report on Form 10-K, which was prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and filed with the SEC. Our 2023 Dutch Statutory Annual Accounts contain some disclosures that are not required under U.S. GAAP and that are therefore not contained in our Annual Report on Form 10-K.

A copy of our 2023 Dutch Statutory Annual Accounts is available on our website at www.uniqure.com or may be obtained by contacting Investor Relations at investors@uniQure.com or by telephone at +1-339-970-7000.

Due to the international nature of our business and pursuant to a prior shareholder authorization, our 2023 Dutch Statutory Annual Accounts have been prepared in the English language.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 1. Abstentions and broker non-votes will have no effect on the outcome of this vote.

BOARD RECOMMENDATION

The Board unanimously recommends that shareholders vote “FOR” the adoption of our Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2023.

VOTING PROPOSAL NO. 2
DISCHARGE OF LIABILITY OF THE MEMBERS OF THE BOARD OF DIRECTORS

At the 2024 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our Registered Shareholders will be asked to grant discharge of liability of the members of our Board in office for the management and conducted policy during the 2023 financial year insofar as the exercise of such duties is reflected in the 2023 Dutch Statutory Annual Accounts and the 2023 Dutch Statutory Board Report or otherwise disclosed at the 2024 Annual Meeting.

If our Registered Shareholders approve to grant discharge of liability, the members of our Board will not be liable to us for actions that such directors took on behalf of our Company in the exercise of their duties in 2023 and as reflected in the 2023 Dutch Statutory Annual Accounts and the 2023 Dutch Statutory Board Report or otherwise disclosed to the 2024 Annual Meeting. Therefore, this release does not apply to matters that were not previously disclosed to our Shareholders. This release also is subject to the provisions of Dutch law relating to liability upon commencement of bankruptcy or other insolvency proceedings.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 2. Abstentions and broker non-votes will have no effect on the outcome of this vote.

BOARD RECOMMENDATION

The Board unanimously recommends that shareholders vote “FOR” the grant of discharge of liability of the members of the Board in office during the fiscal year ended December 31, 2023 for the management and conducted policy during our fiscal year ended December 31, 2023 insofar as the exercise of such duties is reflected in the 2023 Dutch Statutory Annual Accounts and the 2023 Dutch Statutory Board Report or otherwise disclosed at the 2024 Annual Meeting.

VOTING PROPOSALS NO. 3 & NO. 4
REAPPOINTMENTS OF NON-EXECUTIVE DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers and monitors their performance. Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings, attending certain meetings with senior and other management of the Company, and reviewing analyses and reports provided to them.

The Board is currently made up of nine directors. The terms of office for three non-executive directors, Rachelle Jacques, David Meek, and Paula Soteropoulos, are scheduled to expire on the date of the 2024 Annual Meeting. The terms of office of one executive director, Matthew Kapusta and one non-executive director, Robert Gut, are scheduled to expire on the date of the 2025 Annual Meeting of the Shareholders. The terms of office for four non-executive directors, Madhavan Balachandran, Jack Kaye, Leonard Post, and Jeremy Springhorn, are scheduled to expire on the date of the 2026 Annual Meeting of Shareholders. Under our Articles of Association, all directors hold office for a maximum term of four years. However, the current practice of the Board is to nominate all directors, both executive and non-executive, for three-year terms of office. The Board has implemented staggered terms to provide for a retirement schedule as required by our Articles of Association.

Nominees for Reappointment

The Board has nominated each of Rachelle Jacques and David Meek for reappointment to the Board, each to serve as a non-executive director until the 2027 annual general meeting of shareholders or until his or her death, resignation, suspension, or dismissal. Each of Rachelle Jacques and David Meek have consented to being named in this Proxy Statement and to continue to serve, if appointed, as a member of the Board.

The name, position with the Company and age as of the Record Date of each individual who is our nominee for reappointment as a director is:

Name	Age	Position	Director since
Rachelle Jacques	52	Non-Executive Director	2021
David Meek	60	Non-Executive Director	2018

RACHELLE JACQUES has served as a member of our Board since October 2021. Ms. Jacques has more than 25 years of industry experience, with strong global experience in strategic, cross-functional leadership roles spanning finance, business operations, manufacturing and commercial, including the successful launches of several novel therapies for rare diseases. Ms. Jacques currently serves as President and Chief Executive Officer of Akari Therapeutics, Inc. a late-stage biopharmaceutical company focused on innovative therapeutics to treat orphan autoimmune and inflammatory diseases, a position which she has held since her appointment in March 2022. From February 2019 to March 2022, Ms. Jacques has served as the Chief Executive Officer of Enzyvant Therapeutics, Inc. focusing on the development of transformative regenerative therapies for rare diseases. From August 2017 to February 2019, she served as Senior Vice President and Global Complement Franchise Head at Alexion Pharmaceuticals, Inc. where she was responsible for global franchise strategy development and execution across the therapeutic areas of hematology, nephrology, and neurology. From January 2016 to June 2017, she served as Vice President of U.S. Hematology Marketing at Baxalta Incorporated and then Shire plc, following Shire’s acquisition of Baxalta in 2016. From July 2015 to June 2016, Ms. Jacques served as Vice President of Business Operations at Baxalta after its spinoff from Baxter International. Ms. Jacques held multiple leadership positions at Baxter, including Vice President of Finance, U.S. BioScience Business. Earlier in her career, Ms. Jacques served in various roles at Dow Corning Corporation, including operational management positions in the U.S., Europe, and China. Ms. Jacques received her B.A. in business administration from Alma College. Earlier in her career Ms. Jacques served as a financial auditor for Ernst & Young and Deloitte & Touche. Ms. Jacques has served on the board of directors of Corbus Pharmaceuticals (Nasdaq: CRBP) since April 2019 and previously served on the board of directors of Viela Bio from April 2020 to February 2021. She is a founding member of the Alliance for Regenerative Medicine (ARM) Action for Equality Task Force, and is a member of the board of trustees of Alma College. We believe Ms. Jacques is qualified to serve as a Non-Executive Director due to her extensive experience in the biotechnology industry.

DAVID MEEK has served as a member of our Board since June 2018 and as Chair of our Board since June 2021. Mr. Meek has more than 30 years of experience in the biopharmaceutical industry in which he has held various global executive positions in major pharmaceutical and biotechnology companies. Mr. Meek served as Chief Executive Officer and Director of Mirati Therapeutics, Inc. (Nasdaq: MRTX), a publicly traded commercial-stage oncology company, from September 2021 to August 2023. Mirati has since been acquired by Bristol Myers Squibb. From January 2020 to March 2021, Mr. Meek served as President, Chief Executive Officer and Director of FerGene, Inc., a biotechnology company focused on gene therapies for the treatment of cancer. From July 2016 to January 2020, Mr. Meek served as Chief Executive Officer and Director of Ipsen, a publicly traded global biopharmaceutical company based in France. Prior to joining Ipsen, Mr. Meek held executive leadership roles including serving as Executive Vice President and President of Oncology at Baxalta Incorporated from 2014 to 2016 leading up to its acquisition by Shire, and serving as Chief Commercial Officer of Endocyte, Inc. from 2012 to 2014. He also served in executive leadership roles at Novartis Pharmaceuticals Corporation and Novartis Oncology from 2005 to 2012, after beginning his career at Johnson & Johnson, Inc. and Janssen Pharmaceuticals, Inc. from 1989 to 2004. Mr. Meek has served as a non-executive director of Fusion Pharmaceuticals Inc. (Nasdaq: FUSN), a radiopharmaceuticals biotechnology company, since October 2023. Mr. Meek served on the boards of Pharmaceutical Research & Manufacturers of America and European Federation of Pharmaceutical Industries & Associations. He also previously served on the board of directors of Entasis Therapeutics Inc. from June 2019 to July 2022 (acquired by Innoviva, Inc.). Mr. Meek holds a B.A. from the University of Cincinnati. We believe Mr. Meek is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

Non-Continuing Director

As previously disclosed, on April 9, 2024, Ms. Soteropoulos notified us that she will not stand for re-election to the Board when her current term expires at the 2024 Annual Meeting. Upon the expiration of her term as a director, Ms. Soteropoulos will also cease serving as a member of our Nominating and Corporate Governance Committee and as a member of our Research and Development Committee.

PAULA SOTEROPOULOS has served as a member of our Board since July 2013. Ms. Soteropoulos is an executive leader with more than 30 years of experience in the biopharmaceutical industry in areas of drug development, manufacturing, business development, global commercialization and company building. She currently serves as the Interim Chief Executive Officer of Ensoma, a private venture-backed company, a position she has held since January 2024, as well as Chairman of the board of directors of Ensoma since October 2021. She has served on the board of directors of Rallybio Corporation since November 2020 and on the board of directors of Dianthus Therapeutics, Inc. since May 2020. Since January 2023, she also has served as a Venture Partner to 5AM Ventures. From January 2015 through September 2019, she served as President and Chief Executive Officer of Akcea Therapeutics, Inc. (Nasdaq: AKCA). From July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc. Ms. Soteropoulos previously worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a B.S. in chemical engineering and an M.S. in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe Ms. Soteropoulos is qualified to serve as a Non-Executive Director due to her extensive experience in the biotechnology industry.

If reappointed, the term of office for each of Ms. Jacques and Mr. Meek will expire on the date of the 2027 annual general meeting of shareholders. We currently expect that Ms. Jacques will continue to serve as a member of our Audit Committee, and Mr. Meek will continue to serve as Chair of the Board and as a member of our Compensation Committee and Nominating and Corporate Governance Committee. Pursuant to the Company’s Articles of Association, the Board plans to appoint any new committee members at the first meeting of the Board following the 2024 Annual Meeting, which is currently scheduled for June 19, 2024.

For information as to the Ordinary Shares held by Ms. Jacques, Mr. Meek and Ms. Soteropoulos, see “Security Ownership of Certain Beneficial Owners and Management.”

There are no arrangements or understandings between the nominees, directors or executive officer and any other person pursuant to which our nominee, directors or executive officer have been selected for their respective positions. However, the Company has entered into indemnification agreements with its existing non-executive directors pursuant to which the Company agrees to indemnify such directors in certain circumstances.

VOTE REQUIRED

Under our Articles of Association and consistent with Dutch law, executive directors and non-executive directors are appointed by the general meeting from a binding nomination by the non-executive directors. The proposed candidate specified in the binding nomination shall be appointed, provided that the requisite quorum is represented by a proxy at the 2024 Annual Meeting, unless the nomination is overruled by the general meeting, which resolution requires at least a two-thirds majority of the votes cast at the 2024 Annual Meeting, provided that such majority represents at least half of the issued share capital. Each Ordinary Share confers the right to cast one vote at the 2024 Annual Meeting. Abstentions, “blank votes”, “broker non-votes” and invalid votes are not considered votes cast.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote “FOR” each of the nominees for Non-Executive Director.

VOTING PROPOSAL NO. 5
AUTHORIZATION OF THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

Under Dutch law and our Articles of Association, the general meeting of Shareholders may authorize our Board to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares for a specific period not exceeding five years. While our Shareholders have historically approved such authorizations, our Board does not currently have the authority to issue Ordinary Shares or to grant rights to subscribe for Ordinary Shares outside of our 2014 Share Incentive Plan.

In this Voting Proposal No. 5, the Board is seeking authorization, for a period of 18 months following the date of the 2024 Annual Meeting, to issue Ordinary Shares and grant rights to subscribe for Ordinary shares for any legal purpose up to a maximum of 9,500,000 Ordinary Shares, which represents approximately 19.6% of our aggregate issued and outstanding share capital of 48,492,357 Ordinary Shares as of the date of this Proxy Statement.

Background

Many Nasdaq-listed companies are subject to Delaware law, which provides the board of directors with authority to approve the issuance, from time to time, of capital stock, in the board’s sole discretion, as long as the number of shares to be issued, together with those shares that are already issued and outstanding, do not exceed the authorized number of shares set forth in such company’s charter. However, as a company incorporated under the laws of the Netherlands, we are subject to more stringent legal requirements with regard to the authority of our Board to approve the issuance of shares. Specifically, under our Articles of Association, the Board does not have the authority to issue Ordinary Shares and we are therefore required to seek the approval of our shareholders each time we wish to do so, unless our shareholders have delegated such authority to the Board at a general meeting.

For U.S.-listed companies incorporated under Dutch law, authorization of boards of directors to issue ordinary shares with certain limitations is consistent with market practice, and is generally a recurring agenda item at annual meetings of shareholders.

At each annual general meeting of shareholders held following the date of our initial public offering in 2017 through 2022, our shareholders approved our Board as the competent body to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares. Since the designation approved at our 2022 annual general meeting of shareholders expired on December 14, 2023, we sought the same authorization at the 2023 annual general meeting of shareholders; however, the proposal was not approved by our shareholders. As a result, our Board does not presently have the authority to issue Ordinary Shares or grant rights to subscribe for Ordinary Shares (other than pursuant to our 2014 Share Incentive Plan) and will not have such authority unless this Voting Proposal No. 5 is approved. Without this authorization, only the general meeting of shareholders has the power to authorize the issuance of Ordinary Shares.

Approval of Voting Proposal No. 5 would reinstate the ability of our Board to authorize Ordinary Share issuances and grants of subscription rights up to a maximum of 9,500,000 Ordinary Shares (or approximately 19.6% of our aggregate issued and outstanding share capital). This authorization is consistent with the authority inherently possessed by boards of directors of U.S.-incorporated companies and the aforementioned limitations are more restrictive than the authority our Board held until December 14, 2023.

Reasons for the Share Authorization

We recognize that issuing equity is dilutive to shareholders, and given our current cash position, we currently have no plans to raise capital in this manner. However, approval of Voting Proposal No. 5 will support our ability to effect strategic transactions and other alliances in the interests of uniQure’s stakeholders by providing our Board with the flexibility to issue Ordinary Shares and to grant rights to subscribe for up to 9,500,000 Ordinary Shares. We expect to issue any such Ordinary Shares (i) as a component of the transaction consideration that may be payable to former shareholders of Corlieve Therapeutics upon the achievement of certain contractually designated milestone events related to our product candidate AMT-260 for the treatment of mesial temporal lobe epilepsy, (ii) as a component of transaction consideration from time to time, (iii) should market conditions significantly improve, to raise capital to fund our business, and (iv) for such other purposes as our Board may reasonably determine, in each case with limited delay and without the expense of holding an extraordinary general meeting of shareholders.

Many of the transactions referred to above arise under circumstances requiring prompt action, and the likelihood of the successful execution of such transactions could be materially reduced if such transactions require the approval of our shareholders at an extraordinary general meeting, which could require up to eight weeks of preparation. The Board believes that it is advisable and in the best interest of the Company and its stakeholders to provide this authorization for general purposes in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue financing opportunities or strategic transactions. The terms of any future issuance of Ordinary Shares or grant or rights to subscribe for Ordinary Shares will depend largely upon market and financial conditions, the nature and terms of any prospective transaction, and other factors existing at the time of issuance.

Other than Ordinary Share issuances in connection with our equity compensation plans (including plans for inducement grants to newly hired employees) and our employee share purchase plan, as of the date of this Proxy Statement, we do not have any specific plans, proposals, or arrangements to issue any of our authorized Ordinary Shares for any purpose.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote is required to approve this Voting Proposal No. 5. Abstentions and broker non-votes will have no effect on the outcome of this vote.

BOARD RECOMMENDATION

The Board unanimously recommends that Shareholders vote “FOR” the authorization of the Board to issue Ordinary Shares and grant rights to subscribe for up to 9,500,000 Ordinary Shares a period of 18 months following the date of the 2024 Annual Meeting.

VOTING PROPOSAL NO. 6
AUTHORIZATION OF THE BOARD TO EXCLUDE OR LIMIT PREEMPTIVE

RIGHTS UPON THE ISSUANCE OF ORDINARY SHARES AND GRANTING OF RIGHTS TO

SUBSCRIBE FOR ORDINARY SHARES

Under Dutch law, holders of our Ordinary Shares would have a pro-rata pre-emptive right of subscription to any of our Ordinary Shares that are issued for cash. A pre-emptive right of subscription that entitles our shareholders to maintain their percentage ownership of our Ordinary Shares by buying a proportional number of any new Ordinary Shares that we may issue. However, Dutch law and our Articles of Association permit our shareholders to authorize our Board to exclude or limit these pre-emptive rights. This authorization may not continue for more than five years, but it may be given on a rolling basis.

At our 2022 annual general meeting of shareholders held on June 14, 2022, our shareholders authorized our Board to restrict or exclude preemptive rights accruing to shareholders in connection with the issuance of Ordinary Shares or rights to subscribe for Ordinary Shares for a period of 18 months from the date of the meeting. This authorization expired on December 14, 2023. As a result, our Board does not currently have the authority to restrict or exclude preemptive rights of shareholders in connection with the issuance of Ordinary Shares or rights to subscribe for Ordinary Shares.

At the 2024 Annual Meeting, we are asking our Shareholders to delegate authority to our Board to exclude or limit pre-emptive rights in relation to the issuance of our Ordinary Shares and the granting of rights to subscribe for our Ordinary Shares for a term of 18 months following the date of the 2024 Annual Meeting.

If our Shareholders do not delegate authority to our Board to exclude or limit preemptive rights in relation to our Ordinary Shares and rights to subscribe for our Ordinary Shares on the terms set forth above, the general meeting of shareholders would have the power to restrict or exclude preemptive rights, meaning we would have to incur the expense and delay of convening an extraordinary meeting prior to any issuance of Ordinary Shares or grant of rights to subscribe for Ordinary Shares pursuant to the authority granted to our Board under Voting Proposal No. 5, if approved.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote, or the affirmative vote of a two-thirds majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote if only less than half of the issued share capital is so represented at the 2024 Annual Meeting, is required to approve this Voting Proposal No. 6. Abstentions and broker non-votes will have no effect on the outcome of this vote.

BOARD RECOMMENDATION

The Board unanimously recommends that Shareholders vote “FOR” the authority of the Board to exclude or limit pre-emptive rights from time to time, for a term of 18 months with effect from the date of the 2024 Annual Meeting.

VOTING PROPOSAL NO. 7
REAUTHORIZATION OF THE BOARD TO REPURCHASE ORDINARY SHARES

At the 2024 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our Shareholders will be asked to authorize our Board to acquire the Company’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of the Company for a period of 18 months from the date of the 2024 Annual Meeting in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices per Ordinary Share ranging from the nominal value up to 110% of the market price per share at the time of the transaction. This authority to repurchase shares is similar to that afforded under state law to public companies domiciled in the United States. For purposes of this authorization, “market price” means the highest price officially quoted for the Ordinary Shares on any of the official stock markets on which the Ordinary Shares are listed during any of the thirty (30) banking days preceding the date the repurchase is effected or proposed. Our Ordinary Shares are currently listed on the Nasdaq Global Select Market. This authorization, if approved by our Shareholders, will supersede and replace the Board’s existing repurchase authorization approved by shareholders at the 2023 annual meeting of shareholders held on June 13, 2023.

Under Dutch law and our Articles of Association, our Board may, subject to certain exceptions, be authorized to repurchase our issued Ordinary Shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders. The purpose of this Voting Proposal No. 7 is to allow us the flexibility to repurchase our Ordinary Shares without the expense of calling an extraordinary general meeting of shareholders if the Board believes such repurchases would be in the best interests of the company and its stakeholders. For example, to the extent our Board believes that our Ordinary Shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. Such Ordinary Shares could be used for any valid corporate purpose, including use under our equity compensation plans, or for acquisitions, mergers, or similar transactions.

Our Board proposes that our Shareholders authorize our Board for an 18-month period from the date of the 2024 Annual Meeting to acquire the Company’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of the Company in open market purchases, through privately negotiated transactions or by means of self-tender offer or offers, at prices ranging from the nominal value up to 110% of the market price per share at the time of the transaction, within the limits set by Dutch law and our Articles of Association.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 7. Abstentions and broker non-votes will have no effect on the outcome of this vote.

BOARD RECOMMENDATION

The Board unanimously recommends that Shareholders vote “FOR” the authorization of the Board to repurchase fully paid-up Ordinary Shares up to 10% of the issued share capital for a period of 18 months from the date of the 2024 Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Audit Committee of our Board (the “Audit Committee”) is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements, as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls. KPMG Accountants N.V., the Company’s independent registered public accounting firm for the 2023 financial year, was responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2023 with the Company’s management and KPMG Accountants N.V. To ensure independence, the Audit Committee met separately with KPMG Accountants N.V. and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with KPMG Accountants N.V. its independence from the Company.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

The Audit Committee,

/s/ Jack Kaye
Jack Kaye, Chair

/s/ Rachelle Jacques
Rachelle Jacques

/s/ Jeremy Springhorn
Jeremy Springhorn

VOTING PROPOSAL NO. 8
APPOINTMENT OF KPMG ACCOUNTANTS N.V. AS EXTERNAL AUDITORS OF

THE COMPANY FOR THE FINANCIAL YEAR 2024

For the fiscal year ending December 31, 2024, the Board has selected KPMG Accountants N.V. (“KPMG”) to serve as our auditor and independent registered public accounting firm who will (i) audit the Dutch statutory annual accounts to be prepared in accordance with IFRS and (ii) serve as our independent registered public accounting firm for purposes of reporting pursuant to U.S. law. As required by Dutch law, shareholder approval must be obtained for the selection of KPMG to serve as our auditor and independent registered public accounting firm.

KPMG has served as our independent registered public accounting firm since June 2019. The fees for the services provided to us by KPMG during the years ended December 31, 2023 and 2022 are described below under “Principal Accountant Fees and Services.” We expect that representatives of KPMG will be present at the 2024 Annual Meeting and will be available to answer appropriate questions. The representatives will also have the opportunity to make a statement if they desire to do so. KPMG’s report on the financial statements for the fiscal year ended December 31, 2023 contained in our Annual Report on Form 10-K, which is the only such report issued for these financial statements, does not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. We do not believe that any relationships exist which would interfere with KPMG’s independence.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accounting firms. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table shows the fees accrued by the Company for audit and other services provided by KPMG for the fiscal year ended December 31, 2023:

	2023	2022

	($ in thousands)
Audit Fees	1,537	1,229
Audit-Related Fees	121	93
Tax Fees	—	—
All Other Fees	—	—
Total	1,658	1,322

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 8. Brokers will have discretion to vote on this item.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote “FOR” the appointment of KPMG Accountants N.V. as the Company’s external auditors and independent registered public accounting firm for the financial year ending December 31, 2024.

VOTING PROPOSAL NO. 9
APPROVAL, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY

In accordance with Section 14A of the Exchange Act, we are asking our Shareholders to approve, on a non-binding, advisory basis, the 2023 compensation paid to our named executive officers (“NEOs”) as disclosed in the Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the section below captioned “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to align compensation metrics with our strategic imperatives, align the interests of management with our Shareholders, and attract and retain talented executives. We urge Shareholders to read the “Compensation Discussion and Analysis” section this Proxy Statement for additional details, including information about the fiscal year 2023 compensation of our NEOs.

In 2023, our executive compensation program rewarded financial, strategic and operational performance, and the achievement against pre-determined corporate goals selected by the Compensation Committee of our Board (the “Compensation Committee”) to support our long-range plans and shareholder value creation. In light of our achievement against our corporate goals for 2023, and the Compensation Committee's review of the performance of our NEOs, we believe that the compensation paid to our NEOs was appropriate.

Advisory Vote

We are seeking Shareholder approval, on an advisory basis, of the 2023 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board recommends that Shareholders vote “FOR” the following resolution at the 2024 Annual Meeting:

“RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement.”

Unless the Board determines otherwise, the next “say-on-pay” advisory vote will be held at the 2025 annual general meeting of shareholders.

VOTE REQUIRED

Although advisory and not binding, the Compensation Committee and the Board will consider the outcome of this vote on Voting Proposal No. 9 when considering future compensation arrangements for the Company’s NEOs.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Named Executive Officers for 2023.

VOTING PROPOSAL NO. 10

AMENDMENT TO THE 2014 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2014 PLAN AND

AUTHORIZATION OF THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES PURSUANT TO THE 2014 PLAN

The Board believes that the use of equity-based compensation aligns plan participants’ interests with those of our shareholders, and thereby promotes best practices in corporate governance. Equity-based compensation enables us to attract, motivate and retain talent in a competitive market to contribute to our success. Accordingly, the Board proposes an amendment (the “Plan Amendment”) to the Company’s amended and restated 2014 Share Incentive Plan (the “2014 Plan”), to increase the number of Ordinary Shares reserved for issuance under the 2014 Plan by an additional 1,500,000 Ordinary Shares. If approved by our Shareholders, the Plan Amendment will be effective as of June 18, 2024 (the “Amendment Effective Date”).

If approved by our Shareholders, following the Amendment Effective Date, the number of Ordinary Shares that will be available under the 2014 Plan, as amended by the Plan Amendment, will be (i) 1,500,000 plus (ii) 1,115,146 Ordinary Shares, which is the number of shares that remained available for awards under the 2014 Plan as of March 31, 2024, subject to reduction by the number of Ordinary Shares subject to awards granted under the 2014 Plan after March 31, 2024 and prior to the Amendment Effective Date. The Ordinary Shares subject to outstanding awards that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares prior to the effective date of the Plan Amendment Effective Date will also be available for the grant of awards under the 2014 Plan.

We recognize the dilutive impact of equity-based compensation on our shareholders and strive to balance that impact with our need to attract, motivate and retain talent. The Board and Compensation Committee worked with management and independent compensation consultants to determine the number of Ordinary Shares to be issued pursuant to the Plan Amendment, which we believe is essential to our ability to offer competitive compensation packages to our employees. If we were unable to continue to grant equity-based awards, we may have to offer cash-based incentives in order to attract and retain talent. The use of cash-based incentives could have a significant impact on our financial and operating results, negatively impact our competitive recruiting and retention advantage and reduce the alignment between our employees and shareholders.

No other changes to the 2014 Plan are proposed or recommended pursuant to this Voting Proposal No. 10. This summary is not intended to be complete and is qualified in its entirety by the full text of the Plan Amendment, which is attached to this Proxy Statement as “Appendix A.”

Additionally, without requiring any further amendment to the 2014 Plan, solely for purposes of compliance with Dutch law and our Articles of Association, the Board also proposes that it be authorized to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares pursuant to the 2014 Plan (as amended by the Plan Amendment) for a term of 18 months from the date of the 2024 Annual Meeting. Finally, the Board proposes that, to the extent required, it will be designated as the competent body to exclude or limit pre-emptive rights in relation to the issuance of Ordinary Shares and the granting of rights to subscribe for Ordinary Shares that are required pursuant to the 2014 Plan (as amended by the Plan Amendment) for a term of 18 months from the date of the 2024 Annual Meeting. For the avoidance of doubt, if this Voting Proposal No. 10 is not approved, the current authority of the Board to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares under the 2014 Plan as approved at the 2023 extraordinary general meeting held on November 15, 2023 of shareholders will not be impacted.

Background & Purpose

Equity-based compensation is a vital part of our compensation program for our employees, including our named executive officers and our non-employee directors. The purpose of the Plan Amendment is to advance the interests of our shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and its affiliates and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our shareholders.

At the 2023 extraordinary general meeting of shareholders held on November 15, 2023, our shareholders approved an amendment and restatement of the 2014 Plan along with an amendment to the 2014 Plan to increase the number of Ordinary Shares reserved for issuance by an additional 1,750,000 shares. Such increase, along with the remaining Ordinary Shares available for future grant under the 2014 Plan, is currently expected to only be sufficient to fund our anticipated equity grants through the end of the calendar year ending December 31, 2024. The Board currently expects that the 1,500,000 Ordinary Shares requested under the Plan Amendment, in addition to the 1,115,146 Ordinary Shares available for future grant under the 2014 Plan (plus any shares that might be returned to the 2014 Plan as a result of future cancellations, terminations, expirations, forfeitures and lapses), will be sufficient to fund the Company’s equity grants for at least the next calendar year ending December 31, 2025. The actual utilization of future incentive share grants will depend on several factors that include, but are not limited to, the future price of our Ordinary Shares, the mix of cash, options and full value awards provided as long-term incentive compensation, granting practices of our peer companies, our hiring activity and future promotions of Company personnel.

At the 2023 extraordinary meeting of shareholders held on November 15, 2023, shareholders also authorized the Board to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares pursuant to the 2014 Plan and, to the extent required, to exclude or limit pre-emptive rights for a period up to 18 months. These authorizations expire on May 15, 2025. Given the forthcoming expiration of these grants of authority, Shareholders are asked in this Voting Proposal No. 10 to specifically authorize the Board to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares and, to the extent required, to exclude or limit pre-emptive rights in relation to issuances of Ordinary Shares and grants of rights to subscribe for Ordinary Shares under the 2014 Plan for a period up to 18 months following the date of the 2024 Annual Meeting. For the avoidance of doubt, the requested authorization under this Voting Proposal No. 10, if approved, may only be used for the 2014 Plan, as may be amended, and not for any other purposes. If this Voting Proposal No. 10 is not approved, the current authority of the Board to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares under the 2014 Plan as approved at the 2023 extraordinary general meeting of shareholders held on November 15, 2023 will not be impacted.

If the Plan Amendment is not approved, based on the awards we have outstanding as of March 31, 2024, we will have approximately 1,115,146 Ordinary Shares remaining and available for future grant under the 2014 Plan (plus any shares that might be returned to the 2014 Plan as a result of future cancellations, terminations, expirations, forfeitures and lapses and less any Ordinary Shares underlying awards granted under the 2014 Plan after March 31, 2024) and thereafter we will have limited ability to grant additional equity incentives under the 2014 Plan. To ensure that we have sufficient equity plan capacity to compensate and incentivize our employees as we operate our business, the Board strongly recommends that our Shareholders approve the Plan Amendment.

Key Considerations for Requesting Additional Shares Under the Plan Amendment

Upon a review of the remaining shares available for grant under our 2014 Plan and the anticipated need for future equity award issuances, the Board approved the Plan Amendment, subject to shareholder approval, to ensure that we have sufficient equity plan capacity to continue to provide our eligible service employees and non-employee directors with appropriate share options, share appreciation rights, restricted share awards, restricted share units, performance share units and other share-based incentives. With respect to the requested increase in the Plan Amendment, the Board considered the following factors:

●	Number of ordinary shares available for grant under the 2014 Plan: As of March 31, 2024, 1,115,146 Ordinary Shares remained reserved and available for future grants under the 2014 Plan. There are no shares available for grants under prior incentive plans.
●	Burn rate: In 2021, 2022 and 2023, the Company’s burn rate was approximately 4.1%, 5.2% and 3.9%, respectively, resulting in an average annual burn rate of 4.4% over the three-year period. The burn rate increased in 2022 based on the expansion of our workforce to support regulatory approvals and commercial manufacturing. Following the U.S. regulatory approval for HEMGENIX in the fourth quarter of 2022, the burn rate declined, and we expect this trend to continue in 2024. Based on the Company’s analysis of burn rates for peer companies, and feedback from independent specialists in executive compensation, the Company believes that its 2021-2023 burn rates are reasonably consistent with market practice.

●	Overhang: The Company’s overhang is defined as the total options, performance share units and restricted share units outstanding as a percentage of all Ordinary Shares outstanding. As of March 31, 2024, the Company had an overhang of 18.0%, comprised of options to purchase 5,821,909 shares, 205,520 performance share units (assuming target performance) and 2,707,528 restricted share units, and based on 48,492,357 Ordinary Shares outstanding as of the same date. Based on the Company’s analysis of overhang for peer companies, and feedback from independent compensation specialists, the Company believes that its overhang is reasonably consistent with market practice.

Summary of the 2014 Plan

Pursuant to the 2014 Plan, the Company may grant incentive share options, non-statutory share options, share appreciation rights, restricted share awards, restricted share units, performance share units and other share-based awards. This summary is not intended to be complete and is qualified in its entirety by the full text of the 2014 Plan, which is attached to this proxy statement as “Appendix B.”

Administration

The 2014 Plan will be administered by the Board, which may delegate its administrative powers or authority to the Compensation Committee of our Board. For the purposes of the 2014 Plan and this summary, references to the “Board” mean the Board or the Compensation Committee, to the extent the Board has delegated its powers or authority under the 2014 Plan to the Compensation Committee.  The Compensation Committee has discretion to determine the individuals to whom, and the time or times at which, awards may be granted under the 2014 Plan, the number of ordinary shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the type of award, the manner in which such awards will vest, become exercisable or payable, the performance criteria, performance goals and other terms and conditions applicable to awards. However, consistent with Dutch law and our Compensation Committee Charter, the Board finally reviews and grants all individual awards pursuant to the 2014 Plan, based on the recommendations of the Compensation Committee. The Board, based on the recommendations of the Compensation Committee, also has the authority to amend any outstanding option or other award, provided that no such action shall materially and adversely affect the rights of a participant or otherwise violate applicable law. Subject to the change in control and adjustment provisions contained in the 2014 Plan, the Compensation Committee does not have the authority to reprice outstanding options without Shareholder approval.

Shares Subject to the Plan Amendment

Subject to the adjustments described herein, the Plan Amendment authorizes the issuance or transfer of up to 1,500,000 Ordinary Shares and 1,115,146 shares, which is the number of Ordinary Shares that remained available for awards under the 2014 Plan as of March 31, 2024, subject to reduction by the number of Ordinary Shares subject to awards granted under the 2014 Plan after March 31, 2024 and prior to the Amendment Effective Date, if any.  In addition, if the Plan Amendment is approved by Shareholders, the Ordinary Shares subject to outstanding awards granted under the 2014 Plan prior to the Amendment Effective Date that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares on or after the Amendment Effective Date as well as any of the Ordinary Shares subject to outstanding awards granted under the 2014 Plan granted after the Amendment Effective Date that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares will, in each case, be available for the grant of awards under the 2014 Plan. On and after November 15, 2023, the aggregate number of Ordinary Shares that may be issued or transferred under the 2014 Plan pursuant to incentive share options may not exceed 200,000 Ordinary Shares.

The number of Ordinary Shares covered by share appreciation rights shall be counted against the number of shares available for grant under the 2014 Plan; provided, however, that (i) share appreciation rights that may be settled only in cash shall not be so counted and (ii) if the Company grants a share appreciation right in tandem with an option for the same number of Ordinary Shares and provides that only one such award may be exercised, only the shares covered by the option, and not the shares covered by the tandem share appreciation right, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2014 Plan.

If any award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited or (ii) results in any Ordinary Shares not being issued, the unused Ordinary Shares covered by such award shall again be available for grant under the 2014 Plan, subject to any limitations under the Code and certain other terms set forth in the 2014 Plan.

Ordinary Shares delivered to the Company by a participant to (i) purchase Ordinary Shares upon the exercise of an award or (ii) satisfy tax withholding obligations with respect to awards shall not be added back to the number of shares available for the future grant of awards under the 2014 Plan.

In connection with certain corporate transactions involving the Company, the Board may grant awards in substitution for any options or other shares or share-based awards granted by another applicable entity involved in the corporate transaction. Substitute awards may be granted on such terms as the Board deems appropriate, and such substitute awards shall not count against the overall share limit under the 2014 Plan, except as may be required by reason of Section 422 and related provisions of the Code.

Share Options

The Board may grant options to purchase Ordinary Shares and determine the number of Ordinary Shares to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable securities laws, as it considers necessary or advisable. The Board establishes the exercise price of each option and specifies the exercise price in the applicable option agreement, which shall not be less than 100% of the fair market value per ordinary share on the date the option is granted.

Restricted Share Units

The Board may grant awards entitling the recipient to receive Ordinary Shares or cash to be delivered at the time such award vests. Vesting is subject to the continued employment of participants.

Restricted Shares

The Board may grant awards entitling the recipient to Ordinary Shares, subject to the Company’s right to repurchase all or part of such shares or require forfeiture of such shares in the event conditions specified by the Board in the applicable award are not satisfied.

Share Appreciation Rights

The Board may grant share appreciation rights entitling the recipient, upon exercise, to receive Ordinary Shares and/or cash in an amount determined by the appreciation in the fair market value of an Ordinary Share over a measurement price established by the Board and specified in the applicable share appreciation right agreement. The Board shall determine the terms and conditions of such an award.

Performance Share Units

The Board may grant awards linked to specific performance criteria as determined by the Board and which will be earned based on the actual achievement of this specific criteria during the performance period, as determined by the Board. The vesting period applicable to the performance share units will be set by the Board at the time of grant.

Minimum Vesting

Awards granted under the 2014 Plan shall vest or become exercisable over a period that is not less than one year from the date of grant. Subject to adjustment, up to five percent (5%) of the Ordinary Shares subject to the share reserve may be granted without regard to the minimum vesting requirements of the 2014 Plan.

Eligibility and Participation

All of the  employees, executive directors and non-executive directors, as well as consultants and advisors (as such terms are defined and interpreted for purposes of Form S-8, or any successor form) to the Company, its subsidiaries, and any other business venture in which the Company has a controlling interest are eligible to be granted awards under the 2014 Plan. As of March 31, 2024, there were approximately 479 employees, eight (8) non-executive directors and 53 consultants and advisors who were eligible to participate in the 2014 Plan and would have been eligible to participate in the 2014 Plan. Eligibility to participate in the 2014 Plan is determined at the sole discretion of the Board.

Termination of Status

The Board shall determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant’s legal representative, conservator, guardian or other designated beneficiary, may exercise rights under the award.

Acceleration

The Board may at any time provide that any award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Adjustments

In connection with share splits, share dividends, recapitalizations and certain other events affecting our Ordinary Shares, the Board will make adjustments as it deems appropriate in the number and kind of shares that may be issued under the 2014 Plan; the number and class of securities and exercise price per share of each outstanding option; the share and per-share provisions and the measurement price of each outstanding share appreciation right; the number of shares subject to and the repurchase price per share subject to restricted shares; and the share and per-share-related provisions and the purchase price, if any, of each outstanding restricted share unit or other share-based award.

Reorganization Event

In connection with a Reorganization Event (as defined in the 2014 Plan) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding awards that are not exercised or paid at the time of the Reorganization Event shall be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). Unless the award agreement provides otherwise, if a participant’s employment or other service is terminated by the Company without cause (as determined by the Board) upon or within 12 months following a Reorganization Event, the participant’s outstanding awards shall become fully exercisable and any restrictions on such awards shall lapse as of the date of such termination; provided that if the restrictions on any such awards are based, in whole or in part, on performance, the applicable award agreement shall specify how the portion of the award that becomes vested shall be calculated in this situation.

In connection with a Reorganization Event, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards on such terms as the Board determines without the consent of any participant (provided that the Board is not obligated to treat all awards, participant or types of awards the same in connection with a Reorganization Event):

●	upon written notice to a participant, provide that all of the participant’s unexercised and/or unvested awards will terminate immediately prior to such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice;
●	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, prior to or upon such Reorganization Event;
●	in the event of a Reorganization Event in connection with which holders of Ordinary Shares will receive per share cash consideration, provide that awards will be terminated and participants will receive cash-out payments for their awards equal to (i) the number of shares subject to the vested portion of the award (after giving effect to any vesting acceleration upon or immediately prior to such Reorganization Event) multiplied by (ii) the excess, if any, of the per share purchase price over the exercise, measurement or purchase price of such award and any applicable tax withholdings;
●	provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or
●	any combination of the foregoing.

In general terms, a Reorganization Event under the 2014 Plan occurs if:

●	a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then-outstanding voting securities;
●	consummation of the sale of all or substantially all of the property or assets of the Company; or
●	we merge or consolidate with another entity that results in the shareholders of the Company immediately before the merger or consolidation owning, in the aggregate, less than 51% of the voting stock of the surviving entity.

Prohibition on Repricing

Except in connection with a corporate transaction involving the Company, the Company may not, without obtaining Shareholder approval, (i) amend the terms of outstanding options or share appreciation rights to reduce the exercise price or measurement price of such awards, (ii) cancel outstanding options or share appreciation rights in exchange or substitution for options or share appreciation rights with an exercise price or measurement price that is less than the exercise price or measurement price of the original options or share appreciation rights or (iii) cancel outstanding options or share appreciation rights with an exercise price or measurement price above the current share price in exchange or substitution for cash or other securities.

Deferrals

The Board may permit or require participants to defer receipt of the payment of cash or the delivery of Ordinary Shares that would otherwise be due to the participant in connection with an award under the 2014 Plan, consistent with the requirements of Section 409A of the Code.

Valuation

The fair market value per Ordinary Share on any relevant date under the 2014 Plan will be deemed to be equal to the closing sale price per share during regular trading hours on the relevant date on the Nasdaq Global Select Market (or any other national securities exchange on which the Ordinary Shares are at the time primarily traded).  On April 9, 2024, the fair market value per Ordinary Share determined on such basis was $5.20.  Alternatively, the fair market value per Ordinary Share on the relevant date of grant may be deemed to be the average of the closing sales prices of the Ordinary Shares during regular trading hours for the ten (10) trading days following the date of grant.

Tax Withholding

The participant must satisfy all applicable Dutch, United States and other applicable national, federal, state, and local or other income, national insurance, social and employment tax withholding obligations before the Company will deliver or otherwise recognize ownership of Ordinary Shares under an award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an award or approved by the Board in its sole discretion, a participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Ordinary Shares, including shares retained from the award creating the tax obligation, valued at their fair market value; provided, however, except as otherwise provided by the Board, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for Dutch, United States and other applicable national, federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Transferability

Awards under the 2014 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant, except by will or the laws of descent and distribution applicable to such participant or, with respect to awards other than incentive share options, pursuant to a domestic relations order.  Except as permitted by the Board with respect to non-qualified share options, only a participant may exercise rights under an award during the participant’s lifetime.  The Board may provide in a grant instrument that a participant may transfer awards to immediate family members, or one or more trusts or other entities for the benefit of or owned by immediate family members, consistent with applicable securities laws.

Amendment; Termination

Our Board may amend, suspend or terminate our 2014 Plan at any time, except that our Shareholders must approve an amendment if such approval is required in order to comply with Section 422 of the Code or applicable stock exchange requirements. Unless terminated sooner by our Board or extended with Shareholder approval, the 2014 Plan will terminate on November 14, 2033.

Establishment of Sub-Plans

The Board may, from time to time establish one or more sub-plans under the 2014 Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions.

Company Policies; Clawback

All awards made under the 2014 Plan shall be subject to any applicable clawback and recoupment policies, share trading policies and other policies that may be implemented by the Board, including the Company’s right to recover awards, Ordinary Shares or any gains upon the sale of Ordinary Shares issued under the 2014 Plan in the event of a financial restatement due in whole or in part to fraud or misconduct by one or more of the Company’s executives or in the event a participant violates any applicable restrictive covenants in favor of the Company.

The Company’s granting practice during the years ended December 31, 2021, 2022 and 2023 was as follows:

Year	Options	RSU	PSU (1)	Forfeitures / Cancellations	Total
2021	1,174,893	574,921	555,600	(398,397)	1,907,017
2022	1,426,966	1,604,533	34,700	(616,501)	2,449,698
2023	1,650,030	1,770,025	—	(1,569,460)	1,850,595
Total	4,251,889	3,949,479	590,300	(2,584,358)	6,207,310
(1)Performance share units are presented in the year they were settled based on the definitive number of Ordinary Shares delivered following the performance assessments by the Board.

The above grants include the following grants made to the Board:

Year	Options	RSU	PSU (2)	Forfeitures / Cancellations	Total
2021	139,085	74,869	58,300	(7,727)	264,527
2022	358,828	199,371	—	—	558,199
2023	392,980	191,100	—	—	584,080
Total	890,893	465,340	58,300	(7,727)	1,406,806

(2) Performance share units were only granted to executive members of the Board.

Dilution Analysis

As of March 31, 2024 the Company’s capital structure consisted of 48,492,357 Ordinary Shares outstanding. As described above, as of March 31, 2024, 1,115,146 Ordinary Shares remain available for grant of awards under the 2014 Plan.

The table below shows our potential dilution levels based on our fully diluted Ordinary Shares outstanding as of March 31, 2024 and our request for 1,500,000 additional Ordinary Shares to be available for awards under the 2014 Plan as amended by the Plan Amendment. The proposed increase of 1,500,000 Ordinary Shares represents 2.5% of fully diluted Ordinary Shares outstanding. The Company believes that the potential dilution associated with the proposed increase in Ordinary Shares available pursuant to the Plan Amendment is reasonably consistent with market practice.

The information in the table below is as of March 31, 2024, unless described otherwise.

Share Options Outstanding as of March 31, 2024 (1)	5,821,909
Weighted Average Exercise Price of Share Options Outstanding as of March 31, 2024	$ 20.42
Weighted Average Remaining Term of Share Options Outstanding as of March 31, 2024	6.9 Years
Restricted Share Units Outstanding as of March 31, 2024 (1)	2,707,528
Performance Share Units Outstanding as of March 31, 2024 (1)(2)	205,520
Total Equity Awards Outstanding as of March 31, 2024 (3)	8,734,957
Shares Available for Grant under the 2014 Plan as of March 31, 2024	1,115,146
Additional Shares Requested under the 2014 Plan Amendment	1,500,000

Total Potential Overhang under the 2014 Plan Amendment as of March 31, 2024 (4)	11,350,103
Ordinary Shares Outstanding as of March 31, 2024	48,492,357
Fully Diluted Ordinary Shares (5)	59,842,460
Potential Dilution of 1,500,000 Additional Shares as a Percentage of Fully Diluted Ordinary Shares	2.5%

(1)Includes share options and restricted share units granted by the Company as inducement grants to employees outside of the 2014 Plan.
(2)	Assumes outstanding performance share units will be settled based on achievement of target performance levels.
(3)“Total Equity Awards” represents the sum of outstanding share options, restricted share units and performance share units.
(4)“Total Potential Overhang” reflects the sum of (i) Ordinary Shares subject to outstanding equity awards (as of March 31, 2024), plus (ii) the number of Ordinary Shares available for grant under the 2014 Plan (as of March 31, 2024), plus (iii) total Ordinary Shares requested under the Plan Amendment.
(5)“Fully Diluted Ordinary Shares” reflects the sum of (i) the total number of Ordinary Shares outstanding, plus (ii) the number of Ordinary Shares subject to outstanding equity awards, plus (iii) the number of Ordinary Shares available for grant under the 2014 Plan, plus (iv) the number of additional Ordinary Shares requested under the Plan Amendment, in each case of (i) – (iii) as of March 31, 2024.

Certain U.S. Federal Income Tax Aspects

The following is a summary of certain U.S. federal income tax consequences of awards under the 2014 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon the exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within ten (10) years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.

Share Awards

A participant generally will not be taxed upon the grant of share awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Share Units

In general, the grant of share units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Share Appreciation Rights

A participant who is granted a share appreciation right generally will not recognize ordinary income upon receipt of the share appreciation right. Rather, at the time of exercise of such share appreciation right, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a share appreciation right will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Other Share-Based Awards

With respect to other share-based awards granted under the 2014 Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Impact of Section 409A

Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2014 Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to each of its “covered employees” which generally includes all named executive officers. While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.

New Plan Benefits

Grants under the 2014 Plan as amended by the Plan Amendment are discretionary, so it is currently not possible to predict the number of Ordinary Shares that will be granted or who will receive grants under the 2014 Plan as amended by the Plan Amendment after the 2024 Annual Meeting. No awards have been previously granted that are contingent on the approval of the Plan Amendment.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 10.

BOARD RECOMMENDATION

The Board unanimously recommends that Shareholders vote “FOR” the Plan Amendment, which increases the number of shares available for issuance under the 2014 Plan.

CORPORATE GOVERNANCE

Board Leadership Structure and Composition

We have a one-tier board structure under Dutch law, meaning that executive and non-executive directors are members of the same board of directors. Our Articles of Association provide that the number of members of our Board will be determined by our Board, provided that the Board shall be comprised of at least one executive director and at least one non-executive director and provided further that the number of executive directors shall at all times be less than the number of non-executive directors. Our Board currently consists of nine directors, one of whom is an executive director and eight of whom are non-executive directors. If a director is to be appointed, the non-executive directors make a binding nomination, which is approved by the general meeting of shareholders pursuant to the procedure described in Voting Proposals Numbers 3 and 4. Under our Articles of Association, a general meeting of shareholders may suspend or dismiss a director by at least a two-thirds majority of votes cast, provided that such majority represents more than half of the issued share capital. The Board may suspend (but may not dismiss) an executive director. In the event of an absence or inability to act with respect to one or more of the directors, our Articles of Association provide that the non-executive directors shall be authorized to temporarily fill the vacant position for a period up to the first general meeting, or in the case of a director unable to act, up to the moment he or she is no longer unable to act.

Under our Articles of Association and Dutch law, the members of our Board are collectively responsible for our management, general and financial affairs, and policy and strategy. Our executive director is primarily responsible for managing our day-to-day affairs. Our non-executive directors supervise our executive director and our general affairs and provide general advice to him. In performing their duties, our directors are guided by the interest of our Company and, with the boundaries set by relevant Dutch law, must consider the relevant interests of our stakeholders. In consultation with the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has determined that the current board structure is appropriate for the Company.

Having staggered, multiple-year terms for our directors provides for stability, continuity, and experience among our Board members. Further, the Board believes that building a cohesive board of directors is an important goal. In our industry in particular, long-term focus is critical. The time horizon required for the successful development of gene therapies makes it vital that our Board understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of our business and operations. Our current board structure helps to ensure that there will be the continuity and stability of leadership required to resist the pressure to focus on short-term results at the expense of the long-term value and success of the Company. Our future success depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and shareholder special interest groups.

Under our Articles of Association and consistent with Dutch corporate governance principles, the Board appoints an executive director as Chief Executive Officer and appoints a non-executive director as Chair of the Board. We believe that the separation of these roles serves our shareholders and the Company well. David Meek currently serves as our Chair and, if reelected, we expect he will continue in that capacity following the 2024 Annual Meeting. The duties and responsibilities of the Chair include, among others: determining the agenda and chairing the meetings of the Board, monitoring our Board to ensure that it operates effectively, ensuring that the directors receive accurate, timely, and clear information, encouraging active engagement by all directors, promoting effective relationships and open communication between the non-executive directors and the executive directors, and monitoring effective implementation of our Board decisions.

There are no arrangements or understandings between the directors or senior management and any other person pursuant to which our directors or senior management have been selected for their respective positions.

Directors and Senior Management

Set forth below are the names of our current directors and current members of senior management, their ages (as of March 31, 2024), all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position
Matthew Kapusta	51	Chief Executive Officer, Executive Director
David Meek	60	Non-Executive Director
Madhavan Balachandran	73	Non-Executive Director
Robert Gut, M.D., Ph.D.	59	Non-Executive Director
Rachelle Jacques	52	Non-Executive Director
Jack Kaye	80	Non-Executive Director
Leonard Post, Ph.D.	71	Non-Executive Director
Paula Soteropoulos	56	Non-Executive Director
Jeremy Springhorn, Ph.D.	61	Non-Executive Director
Pierre Caloz	52	Chief Operations Officer
Christian Klemt	51	Chief Financial Officer
Richard Porter	56	Chief Business and Scientific Officer
Jeannette Potts	62	Chief Legal and Compliance Officer

The table below provides certain highlights of the composition of our board of directors and nominees as of March 31, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f). To see our board diversity matrix from our previous year, please see our definitive proxy statement filed with the SEC on April 28, 2023.

Board Diversity Matrix (As of March 31, 2024) Diversity Self-Identification
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0

See “Proposals Nos. 3 & 4 – Board Appointment” for biographical information of our non-executive director nominees and director not standing for re-election at the 2024 Annual Meeting.

MATTHEW KAPUSTA has been Chief Executive Officer of uniQure since December 2016, and currently serves on our Board. Mr. Kapusta also served as our Chief Financial Officer from January 2015 until June 2021. Prior to joining uniQure, Mr. Kapusta held executive roles at AngioDynamics (Nasdaq: ANGO) from 2011 to 2015 and Smith & Nephew (NYSE: SNN) from 2009 to 2011. Mr. Kapusta’s career also includes more than a decade of investment banking experience focused on emerging life-sciences companies. Mr. Kapusta was Managing Director, Healthcare Investment Banking at Collins Stewart, and held various positions at Wells Fargo Securities, Robertson Stephens, and PaineWebber. Mr. Kapusta holds an MBA from New York University’s Stern School of Business, a B.B.A. from University of Michigan’s Ross School of Business and earned his C.P.A license while at Ernst & Young. Mr. Kapusta has served as a director of Decibel Therapeutics (Nasdaq: DBTX) since March 2023. We believe that Mr. Kapusta is qualified to serve as our Chief Executive Officer and as an Executive Director due to his broad expertise in the life science and finance industries.

MADHAVAN BALACHANDRAN has served as a member of our Board since September 2017. Mr. Balachandran served as a director of Catalent, Inc. (NYSE: CTLT) from May 2017 to January 2024. Mr. Balachandran was Executive Vice President, Operations of Amgen Inc., a global biotechnology company, from August 2012 until July 2016 and retired as an Executive Vice President in January 2017. Mr. Balachandran joined Amgen in 1997 as Associate Director, Engineering. He became Director, Engineering in 1998, and, from 1999 to 2001, he held the position of Senior Director, Engineering and Operations Services before moving to the position of Vice President, Information Systems from 2001 to 2002. Thereafter, Mr. Balachandran was Vice President, Puerto Rico Operations from May 2002 to February 2007. From February 2007 to October 2007, Mr. Balachandran was Vice President, Site Operations, and from October 2007 to August 2012, he held the position of Senior Vice President, Manufacturing. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Wellcome Company, a predecessor before mergers of GlaxoSmithKline plc. Mr. Balachandran holds a Master of Science degree in Chemical Engineering from The State University of New York at Buffalo, a Bachelor’s degree in Chemical Engineering from the Indian Institute of Technology, Bombay, and an MBA from East Carolina University. We believe Mr. Balachandran is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

ROBERT GUT, M.D., Ph.D. was elected to his current term as a Non-Executive Director in June 2022. Dr. Gut first joined our Board in June 2018 and previously served as both a Non-Executive and an Executive Director. He also served as our Chief Medical Officer from August 2018 until October 2020. As our Chief Medical Officer, Dr. Gut led clinical development, clinical operation, and medical team activities that successfully initiated and executed our HOPE-B pivotal trial of etranacogene dezaparvovec for hemophilia B and our Phase 1/2 clinical trial of AMT 130 for the treatment of Huntington’s disease. In October 2020, he resigned as Chief Medical Officer and as Executive Director (because under Dutch law, our Executive Directors must hold an executive position with the Company). In December 2020, he was reappointed to the Board as a Non-Executive Director. Dr. Gut has more than 25 years of experience in the biopharmaceutical industry-leading, clinical development, and medical affairs activities in rare disorders and other therapeutic areas. For most of his career, Dr. Gut worked at Novo Nordisk Inc. (NYSE: NVO), where he headed the company’s U.S. Biopharm Medical organization with leading products in hemophilia, endocrinology, and women’s health (NovoSeven®, Norditropin®, and Vagifem®), totaling approximately $1.6 billion in U.S. revenue. Over his career, Dr. Gut has worked on many INDs and BLAs submissions, early-stage and late-stage drug development. He helped to achieve 11 different FDA and EMA approvals and the successful launches of those products overseeing medical activities, including medical science liaisons and health economics and outcomes teams building. He has also served for the FDA’s Center for Drug Evaluation and Research as a member of the Advisory Committees for Reproductive Health Drugs and Drug Safety and Risk Management. Dr. Gut was the Chief Medical Officer of Versartis, Inc. in 2017. He received his Doctor of Medicine degree from the Medical University of Lublin and his Doctorate from the Lublin Institute of Medicine, Poland. He attended numerous postgraduate programs at Wharton, Stanford, and Harvard Business School. We believe Dr. Gut is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

JACK KAYE has served as a member of our Board since 2016. Mr. Kaye serves as Chair of our Audit Committee and as a member of our Compensation Committee. Mr. Kaye has served on the board of directors of Dyadic International, Inc. (OTC: DYAI) since February 2015, and on the board of directors of TDA Industries, Inc., a private company, since February 2024. At Dyadic, Mr. Kaye serves as Chair of the company’s audit committee and as a member of the compensation committee. He has also served as Chairman of the audit committee of Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) from 2006 to 2016. Mr. Kaye was a partner at Deloitte LLP from 1978 until May 2006. At Deloitte, he was responsible for servicing a diverse client base of public and private, global, and domestic companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations, corporate governance, and Sarbanes-Oxley matters. Prior to retiring, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than 20 years. Mr. Kaye has a Bachelor of Business Administration from Baruch College and is a Certified Public Accountant. We believe that Mr. Kaye is qualified to serve as a Non-Executive Director due to his extensive accounting and financial experience.

LEONARD POST, PH.D. has over 35 years of experience in the pharmaceutical industry, where he has held various global executive positions and has extensive experience in the research and development of product candidates. From 2016 to January 2024, Dr. Post has served as Chief Scientific Officer of Vivace Therapeutics, an oncology company working on small molecules targeting the hippo pathway and, from 2018 to January 2024, as Chief Scientific Officer of its sister company Virtuoso Therapeutics, a company working on bispecific antibodies for oncology. From February 2010 until June 2016, Dr. Post worked at BioMarin (Nasdaq: BMRN), in various positions including Chief Scientific Officer. During that time, he oversaw the initiation of BioMarin’s first gene therapy project for hemophilia A. Prior to that, Dr. Post served as Chief Scientific Officer of LEAD Therapeutics, Senior Vice President of Research & Development at Onyx Pharmaceuticals, and Vice President of Discovery Research at Parke-Davis Pharmaceuticals. He is also currently an advisor to Canaan Partners. Dr. Post is a virologist by training and did early work on the engineering of the herpes simplex virus as a post-doctoral fellow. He has a Bachelor of Science degree in Chemistry from the University of Michigan, and a Doctorate degree in Biochemistry from the University of Wisconsin. We believe Dr. Post is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

JEREMY SPRINGHORN, PH.D. has served as a member of our Board since September 2017. Since April 2021, Dr. Springhorn has been Chief Executive Officer of Nido Biosciences, a developer of small molecule therapeutics. Prior to taking his position at Nido, Dr. Springhorn was Chief Business Officer of Syros Pharmaceuticals, Inc. (Nasdaq: SYRS) from November 2017 until April 2021. Prior to taking his position at Syros, Dr. Springhorn served as Partner, Corporate Development at Flagship Pioneering from March 2015 until June 2017 where he worked with VentureLabs in helping companies in various strategic and corporate development capacities, creating next generation startups, and working with Flagship’s Corporate Limited Partners. Prior to joining Flagship, Dr. Springhorn was one of the original scientists at Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) and was one of the original inventors of the drug Soliris®. At Alexion Pharmaceuticals, Dr. Springhorn was Vice President of Corporate Strategy and Business Development from 2006 until March 2015. Dr. Springhorn started at Alexion in 1992, where he served in various leadership roles in R&D before switching to Business Development in 2006. Prior to 1992, Dr. Springhorn received his Ph.D. from Louisiana State University Medical Center in New Orleans and his BA from Colby College. We believe Dr. Springhorn is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

PIERRE CALOZ joined uniQure as Chief Operations Officer in May 2021. Mr. Caloz oversees Manufacturing, Supply chain and engineering as well as CMC, Process and Analytical Development. He is responsible for the development of uniQure’s global commercial manufacturing capability. Mr. Caloz has nearly 25 years of global operations experience in the biopharma industry, including at CSL Behring, Merck-Serono, Abgenix/Amgen and Baxter/Baxalta. Most recently, Mr. Caloz served as Senior Vice President and General Manager of EU and Asia Pacific Operations at CSL Behring. Mr. Caloz earned a B.Sc. degree from the University of Geneva, an M.Sc. degree from Swiss Federal Institute of Technology, and an E.M.B.A. from the Ashridge Business School.

CHRISTIAN KLEMT has served as our Chief Financial Officer since June 2021 and since September 2020, has served as general manager of our Amsterdam site. Previously, Mr. Klemt served as our Chief Accounting Officer from August 2017 to June 2021, and as our Global Controller from September 2015 until August 2017. While serving as our Global Controller, Mr. Klemt oversaw our transition to a domestic U.S. filer and conversion to U.S. Generally Accepted Accounting Principles. Mr. Klemt joined us from CGG SA (NYSE: CGG) where he held the position of Regional Finance Director and Country Manager. Prior to this, he held various senior finance roles, including Group Finance Manager at Basell Polyolefines N.V. (now LyondellBasell N.V.) (NYSE: LBI) where he led the conversion to U.S. Generally Accepted Accounting Principles following the acquisition of Lyondell and was involved in the acquisition of various petrochemical assets. Mr. Klemt holds a master’s degree in Business Administration from the University of Muenster, Germany and qualified as a German Certified Public Accountant and Tax Advisor while employed at KPMG.

RICHARD PORTER, PH.D. has served as our Chief Business and Scientific Officer since October 2023. He previously served as our Chief Business Officer from April 2022 to October 2023, and before that as General Manager of our subsidiary Corlieve Therapeutics AG following the acquisition of Corlieve in July 2021. Dr. Porter was the founder and Chief Executive Officer of Corlieve Therapeutics prior to the acquisition and served in such capacity from October 2019 to August 2021. He previously served as the Chief Operating Officer of Therachon AG from July 2016 to July 2019 until its acquisition by Pfizer. He held positions of increasing responsibility at Roche from March 2014 to August 2016, most recently as the Global Head of Scientific Business Strategy and Operations for Neuroscience Ophthalmology and Rare Diseases, directing the strategic and operational activities of the department. He has also served as a Product General Manager of the Emerging Business Unit at Shire Pharmaceuticals from 2011 to 2014 and has held scientific leadership positions at Vernalis Research and Astra Pharmaceuticals. Dr. Porter earned his Ph.D. in neuropharmacology from Southampton University and conducted his postdoctoral training at the Strong Memorial Hospital, University of Rochester and the University of Oxford.

JEANNETTE POTTS, PH.D., J.D. has served as our Chief Legal and Compliance Officer and Corporate Secretary since May 2023. Prior to joining uniQure, Dr. Potts was an executive legal consultant from October 2022 to May 2023. She previously served as Senior Vice President, General Counsel and Corporate Secretary of Forma Therapeutics Holdings, Inc. from September 2019 to October 2022. Dr. Potts served in various roles at the U.S. headquarters of Takeda Pharmaceuticals Company Limited, most recently as Vice President, Head Counsel, Research and Development from March 2019 through August 2019, and as Vice President, Legal, Head, Global Research and Development Legal Practice Group from March 2015 through March 2019 and Vice President, Legal from March 2013 to March 2015. Dr. Potts holds a B.A. in biology from Smith College, a Ph.D. in anatomy and cell biology from the University of Virginia and a J.D. cum laude from Suffolk University.

Risk Oversight

The Board, in its advisory capacity, and the Company’s management regularly review the Company’s strategic plan, which includes, among other things, the various business, clinical, developmental, financial, and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, pursuant to the Company’s Corporate Governance Guidelines and Board Rules, the Board is charged with assessing major risks facing the Company and reviewing options to mitigate such risks. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Board has delegated certain risk oversight responsibilities to its committees. Each of our Board’s committees also oversees the management of the Company’s risk that falls within each committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control for such exposures. In addition, the Audit Committee is responsible for the oversight of risks from cybersecurity threats and receives regular updates from senior management, including leaders from our information technology, legal and compliance teams regarding matters of cybersecurity.

The Nominating and Corporate Governance Committee is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate. The Compensation Committee considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees. The Research & Development Committee is charged with reviewing the Company’s research and development strategy as well as its technology and patent strategies and related risks. All committees are required, pursuant to their respective charters, to report regularly to the Board. The activities of the Audit, Compensation, Nominating and Corporate Governance and Research & Development Committees are more fully described below.

Board Determination of Director Independence

Our Ordinary Shares are listed on the Nasdaq Global Select Market (“Nasdaq”), and we use the standards of “independence” prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and, in the case of audit committees, satisfy additional independence criteria set forth in Rule 10A-3, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in fulfilling the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that each of Madhavan Balachandran, Robert Gut, Rachelle Jacques, Jack Kaye, David Meek, Leonard Post, Paula Soteropoulos and Jeremy Springhorn has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq rules and the SEC. Our Board has determined that Matthew Kapusta does not qualify as “independent” under the Nasdaq rules. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC rules, and the Nasdaq rules, as applicable, and that the current members of the Nominating and Corporate Governance Committee are also independent. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company regarding each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Meetings

The Board met ten (10) times during the calendar year ended December 31, 2023. Each of our directors attended at least 75% of the meetings of the Board and the committees on which he or she served during the year ended December 31, 2023. David Meek, Madhu Balachandran, Robert Gut, Rachelle Jacques, Jack Kaye, Leonard Post, Jeremy Springhorn and Matthew Kapusta attended our 2023 annual general meeting of shareholders held on June 13, 2023 and all of our Board members attended our 2023 extraordinary meeting of shareholders held on November 15, 2023.

The Company encourages its directors to attend the annual and extraordinary general meetings of shareholders. Executive sessions, or meetings of the independent directors without management present, are held regularly.

Committees and Committee Meetings

The Board has a standing Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Research & Development Committee. Each of the committees, except for the Research & Development Committee, is comprised solely of independent directors, and is described more fully below. The Research & Development Committee includes four independent directors. The members of each committee are appointed by our Board. From time to time, the Board may establish other committees. Below is a description of the four principal committees of our Board.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is currently comprised of Jack Kaye, Rachelle Jacques, and Jeremy Springhorn. Mr. Kaye serves as the Chair of the Audit Committee. The Audit Committee has determined that Mr. Kaye is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and has the level of financial sophistication required by Nasdaq Rule 5605(c)(2)(A). Each of Mr. Kaye, Ms. Jacques, and Dr. Springhorn satisfies the director independence standards and the independence standards for members of the Audit Committee established by SEC and Nasdaq.

The Audit Committee is governed by the Audit Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Media — Corporate Governance — uniQure Audit Committee Charter.” In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include recommending the selection of our independent registered public accounting firm; reviewing with the Company’s independent registered public accounting firm the procedures for and results of their audits; reviewing with the independent accountants and management our financial reporting, internal controls and internal audit procedures; reviewing and approving related party transactions; and reviewing matters relating to the relationship between the Company and our independent registered public accounting firm, including the selection of and engagement fee for our independent registered public accounting firm, and assessing the independence of the independent registered public accounting firm. The Audit Committee has the authority to engage independent legal, accounting, and other advisers, as it determines necessary to perform its duties.

The Audit Committee met seven (7) times during 2023, and each member attended at least 75% of the meetings during the period for which they were a member of the Audit Committee.

Compensation Committee

The Compensation Committee is currently comprised of Madhavan Balachandran, Jack Kaye, and David Meek. Mr. Balachandran serves as the Chair of the Compensation Committee. Each of Mr. Balachandran, Mr. Kaye, and Mr. Meek satisfies the director independence standards and the independence standards for members of the Compensation Committee established by the SEC and Nasdaq.

The Compensation Committee is governed by the Compensation Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Media — Corporate Governance — uniQure Compensation Committee Charter.” In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include reviewing and approving or recommending to the Board for approval, as appropriate, the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers; overseeing the evaluation of the Company’s senior executives; reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and administering our stock option plans.

Without further action from the Board, the Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation and is empowered to pay compensation to such consultants and other outside advisors. The Compensation Committee retained WTW (formerly Willis Towers Watson) to act as a compensation consultant during the year ended December 31, 2023 to assist in designing and reviewing our management and director compensation programs. For further information, please refer to “Compensation Discussion and Analysis,” below.

The Compensation Committee met nine (9) times during 2023, and each member attended at least 75% of the meetings during the period for which they were a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Jeremy Springhorn, David Meek, and Paula Soteropoulos. Dr. Springhorn currently serves as the Chair of the Nominating and Corporate Governance Committee. Each of Dr. Springhorn, Ms. Soteropoulos and Mr. Meek satisfy the independence standards established by SEC and Nasdaq. Ms. Soteropoulos will continue to serve as a member of our Nominating and Corporate Governance Committee until the expiration of her term at the 2024 Annual Meeting. Our Board intends to appoint a qualified, independent member of our Board to our Nominating and Corporate Governance Committee following the 2024 Annual Meeting.

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Media — Corporate Governance — uniQure Nominating and Corporate Governance Committee Charter.” In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include identifying individuals qualified to become Board members and recommending to the Board the nominees for director at annual general meetings of shareholders; recommending to the Board nominees for each Committee; developing and recommending to the Board corporate governance principles applicable to the Company; and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee met five (5) times during 2023, and each member attended at least 75% of the meetings during the period for which they were a member of the Nominating and Corporate Governance Committee.

Research & Development Committee

The Research & Development Committee is currently comprised of Leonard Post, Robert Gut, Paula Soteropoulos and Jeremy Springhorn. Dr. Post currently serves as the Chair of the Research and Development Committee. Although neither the SEC nor Nasdaq requires that the member of the Research & Development Committee be independent, each of Dr. Post, Dr. Gut, Ms. Soteropoulos and Dr. Springhorn satisfy the independence standards established by SEC and Nasdaq. Ms. Soteropoulos will continue to serve as a member of our Research and Development Committee until the expiration of her term at the 2024 Annual Meeting. Our Board may appoint an additional qualified member of our Board to our Research and Development Committee following the 2024 Annual Meeting.

The Research & Development Committee is governed by the Research & Development Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Media — Corporate Governance — uniQure Research & Development Committee Charter.” In addition to the risk oversight responsibilities discussed above, the Research & Development Committee’s other responsibilities include: serving as an advisory body to the Board in matters related to the Company’s technology, research and development activities, product pipeline, and manufacturing platform; advising the Board on the strategic direction of the Company with respect to the Company’s technology; and evaluating the function and effectiveness of the Company’s research, development, manufacturing operations, clinical operations, and other technical, scientific and medical operations.

The Research & Development Committee met five (5) times during 2023, and each member attended at least 75% of the meetings during the period for which they were a member of the Research & Development Committee.

Policies Governing Director Nominations

Director Nomination Process

Our Board is responsible for selecting its own members for appointment. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and the non-executive directors nominate, candidates to stand for appointment as directors.

Our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by Shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Candidates recommended by Shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and considering the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees for appointment to the Board for the Board’s approval.

Qualifications

The Nominating and Corporate Governance Committee may receive from shareholders and other recommendations for nominees for appointment to the Board and recommend to the Board candidates for Board membership for consideration by the shareholders at the annual general meeting of shareholders. In recommending candidates to the Board, the Nominating and Corporate Governance Committee takes into consideration the Board’s criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and a commitment to understanding the Company’s business and its industry and the ability of the candidate to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any Board candidate. We do however consider diversity in reviewing director candidates and do not discriminate based on race, religion, sexual orientation, sex or national origin. For the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.

Any Shareholder wishing to recommend a candidate for Board membership should submit the recommendation in writing to Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands. The written submission should set forth the candidate’s qualifications as specified in the uniQure Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee will consider all candidates recommended by shareholders who satisfy the minimum qualifications for director nominees and Board member attributes.

Code of Conduct, Corporate Governance Guidelines and Board Rules

We have adopted a code of conduct that is applicable to all our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions. The code of conduct is available on our website at www.uniqure.com under “Investors & Media — Corporate Governance — uniQure Code of Conduct.” Our Board may grant (subject to applicable law) any waiver of our code of conduct for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law or Nasdaq regulations by filing a Current Report on Form 8-K.We have also adopted corporate governance guidelines and board rules, which are applicable to the Company’s management and are available on our website at www.uniqure.com under “Investors & Media — Corporate Governance — uniQure Corporate Governance Guidelines and Rules for the Board of Directors.”

In addition to the Listing Rules of the Nasdaq Global Select Stock Market and rules and regulations as promulgated by the SEC, as a Dutch company, our governance practices are governed by the Dutch Corporate Governance Code. The Dutch Corporate Governance Code (as amended) contains several principles and best practices, with an emphasis on integrity, transparency, and accountability as the primary means of achieving good governance.

There is considerable overlap between the requirements we must meet under U.S. rules and regulations and the provisions of the Dutch Corporate Governance Code. Although we apply several provisions of the Dutch Corporate Governance Code, as a “domestic” issuer, we comply with the Nasdaq corporate governance requirements.

In accordance with the Dutch Corporate Governance Code’s compliance principle of “comply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Corporate Governance Code by either applying the Dutch practices or explaining why the Company has chosen to apply different practices, we disclose in our 2023 Dutch Statutory Board Report that accompanies our Dutch Statutory Annual Accounts to what extent we do not comply with provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations. Our 2023 Dutch Statutory Board Report may be found on the “Investors & Media — Events and Presentations” section of our website at www.uniqure.com/investors-media/events-presentations.

Environmental, Social and Governance (“ESG”) Practices

As a company driven by its mission to transform patients’ lives, we take our responsibility to patients, employees, the medical community, and the communities in which we live and work very seriously. As we grow, we are enhancing our focus on a variety of ESG considerations. In December 2021, the Company adopted its ESG Plan (the “ESG Plan”), and, as part of the ESG Plan, the Company launched an ESG Steering Committee (the “ESG Committee”). The ESG Committee, which is composed of a cross-functional group of senior employees in our Company, works closely with our Nominating and Governance Committee and across the organization in addressing ESG initiatives. While we continue to expand our ESG strategy, we have already focused on the following areas:

●	Patient Community Outreach: Patients are at the center of our mission. We operate a robust patient support program, partake in regular, compliant interaction with patient advocacy groups and invite patients to share their experiences in-person and virtually. Our community engagement activities are focused on seeking to better understand the lives of people living with rare diseases and identifying opportunities to support the rare disease community. We believe that partnering with and understanding the lives of patients and their families differentiates us and enhances our ability to discover and develop potential therapies. As part of our recently adopted ESG Plan, we are actively addressing additional initiatives that will both leverage the many things we do now and create new programs to continue to develop who we are as an organization and to foster positive effects in our patient community. Finally, we continue to monitor product safety in our clinical development programs and via our pharmacovigilance program.

●	Diversity, Equity, and Inclusion: We are committed to promoting diversity in our workforce and to taking steps to support equity and inclusion for all. We believe that a diverse workforce positively impacts performance, fosters innovation, strengthens culture, and inspires. As a highly diverse organization with employees from many nations across the globe, we embrace diversity as part of our culture, and have taken active steps to improve the diversity of our board, executive team, and extended leadership team within the Company. We will continue to measure and share our diversity statistics in the future. We expect to continue to enhance our Board, leadership, and workforce diversity, advance the development of diverse talent, and ensure diverse succession plans in our employee workforce, leadership, and our Board. In addition, we are committed to equitable pay for all employees and use industry benchmarks and annual compensation reviews to ensure a fair and bias-free compensation system.
●	Employee Wellness: We are dedicated to investing in our employees and workplace culture. As part of this effort, we have put in place several financial wellness programs for the benefit of our workforce, including an Employee Stock Purchase Plan and 401(k) match program. We have also taken several actions to promote the physical and mental well-being of our employees, including employee recognition programs, regular employee surveys, regular townhall and site meetings, recent office space designs focusing on employee well-being, resources for assisting with the care of family members, and online resources for addressing stress and anxiety. Our employees (other than our manufacturing and laboratory personnel) have been provided the ability to work virtually to flexibly manage business and home responsibilities. We have enhanced our internal communications and touchpoints to ensure connectivity to our workforce.
●	Environmental Impact: We are cognizant of our responsibility to our broader environment and have supported several green measures at our headquarters in an effort to reduce our Company’s carbon footprint, including recycling efforts at all facilities, energy conservation using low voltage LED lighting, lighting sensors, heating and cooling systems schedules, energy recovery systems in our manufacturing facility, and a waste management program to convert manufacturing waste to plastic lumber. In our research laboratories and manufacturing facility, hazardous and chemical waste are responsibly managed and tracked in line with regulatory requirements. We continue to explore ways to improve our sustainability efforts.
●	Corporate Governance: Our Board is committed to establishing strong corporate governance practices with the goals of promoting strategies for long-term value creation, helping the Company consider the best interests of all stakeholders, improving management systems, minimizing risks of mismanagement and instilling trust with our investors. Our Board adheres to our Corporate Governance Guidelines and Rules of the Board of Directors, which present a framework for good corporate governance practices. We are focused on creating meaningful strategic direction, responsible oversight, and management of the Company. The Nominating and Corporate Governance Committee has established our ESG initiatives and strategy as a standing item for its regularly scheduled meetings and will actively seek to continually improve our company by systematically addressing initiatives for each of environmental stewardship, social stewardship, and improved corporate governance.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Pre-Approval Policy Regarding Related Person Transactions

The Board has adopted a related party transactions policy, pursuant to which the Chief Financial Officer and the Audit Committee are charged with reviewing and approving or disapproving related party transactions. A “Related Party Transaction” under the policy means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) where the amount involved or proposed to be involved exceeds $120,000 (or its equivalent in any currency), in which the Company or any of its controlled subsidiaries was, is or will be a participant (i.e., not necessarily a party) and in which any Related Party, as defined below, had, has or will have a direct or indirect material interest. The “Related Party Transactions Policy” supplements the provisions in the Company’s Code of Business Conduct and Ethics concerning potential conflict of interest situations. Pursuant to the policy, the compensation of directors and senior management is reviewed and approved by the Compensation Committee.

This written policy covers transactions or series of transactions in which the Company or any subsidiary participates, and a “Related Party” has or will have a direct or indirect material interest. For purposes of this policy, a “Related Party” is:

●	Each director and executive officer of the Company and any person who was serving as a director and/or executive officer at any time since the beginning of the Company’s last fiscal year;
●	Any nominee for appointment as a director of the Company;
●	Any security holder who is the beneficial owner or record holder of more than 5% of any class of the Company’s voting securities;
●	Any immediate family member of any of the foregoing persons. An “immediate family member” includes the spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the household of a director, executive officer, director nominee or greater than 5% security holder of the Company; and
●	Any entity that employs any person identified in the above or in which any person identified in the above directly or indirectly owns or has a material interest.

Pursuant to the Related Party Transactions Policy, each Company executive officer, director or nominee for director or any other officer or employee who intends to cause the Company to enter into a related party transaction must fully disclose to the Chief Financial Officer all material facts concerning a prospective transaction or arrangement involving the Company in which such person may have an interest. The Chief Financial Officer will review the information and make a preliminary, written conclusion as to whether the transaction is a related party transaction. If the preliminary conclusion is that the transaction would be a related party transaction, the Chief Financial Officer will present the information and his conclusion to the Audit Committee for review. If a member of the Audit Committee is involved in the transaction, that member will not participate in determining whether the related party transaction is approved or ratified by the Audit Committee. Annually, the Audit Committee will review any previously approved or ratified related party transactions that are continuing and determine based on then-existing facts and circumstances.

Before any related person transaction is approved, the following factors are to be considered:

●	The Related Party’s interest in the transaction;
●	The approximate value of the aggregate amount involved in the transaction;
●	The approximate value of the amount of the Related Party’s interest in the transaction;

●	A summary of the material terms of and facts relating to the transaction, including any documentation or proposed documentation for the transaction, and identification of the area(s) of the Company’s business directly relevant to the transaction;
●	Where the transaction involves the purchase or sale of products, property, or services, the availability of comparable products, property or services from or to (as applicable) unrelated third-party sources;
●	Whether the transaction was undertaken in the ordinary course of business of the Company;
●	An assessment of whether the transaction’s terms are comparable to terms available from or to (as applicable) unrelated third parties in an arms-length transaction;
●	The purpose of, and the potential benefits to the Company of the transaction; and
●	Any other information regarding the transaction or the Related Party in the context of the proposed transaction that would be material to investors considering the circumstances of the particular transaction.

Approval of a transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in, or not inconsistent with, the best interests of the Company.

Review of Related Person Transactions

Between January 1, 2023 and December 31, 2023, the Company did not engage in any transactions with the members of our Board, senior management, parties that held more than 5% of our Ordinary Shares during that period, and their affiliates, which we refer to as our related parties.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Compensation Committee during the fiscal year ended December 31, 2023. No directors served on our Compensation Committee in 2023 other than those described herein.

Compensation of and Grants of Options to Certain Related Parties

In the period ended December 31, 2023, executive directors received regular salaries, post-employment benefits and share-based payments. Additionally, non-executive directors received compensation for their services in the form of cash compensation and equity grants. We grant options and restricted share units (“RSUs”), to members of the Board and senior management. We also granted performance share units (“PSUs”) to senior management and certain other employees. Details of equity granted are included within the beneficial ownership table below.

Additionally, effective October 4, 2023, we entered into a consulting agreement with Ricardo Dolmetsch in connection with his resignation from the Company as its Chief Scientific Officer. Mr. Dolmetsch’s Termination and Consulting Agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2023.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the number of our Ordinary Shares beneficially owned as of March 31, 2024 by (i) each person known by us to beneficially own more than five percent of our voting securities, (ii) each named executive officer, (iii) each of our directors, (iv) each of our director nominees, and (v) all of our current NEOs and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares that could be issued upon the exercise of outstanding equity awards and warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2024 are considered outstanding. As of March 31, 2024, we had 48,492,357 Ordinary Shares outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to our Ordinary Shares.

Unless otherwise noted below, the address of each director and named executive officer is c/o uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

	Ordinary Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% or Greater Shareholders:
Nantahala Capital Management, LLC (1)	3,158,027	6.51%
State Street Corporation (2)	3,478,872	7.17%
Vestal Point Capital, LP (3)	3,925,000	8.09%
Directors and Named Executive Officers
Matthew Kapusta	1,257,900	2.59%
Madhavan Balachandran	67,157	*
Robert Gut	154,132	*
Rachelle Jacques	37,429	*
Jack Kaye	60,886	*
David Meek	55,658	*
Leonard Post	44,083	*
Paula Soteropoulos	58,590	*
Jeremy Springhorn	67,154	*
Christian Klemt	244,531	*
Pierre Caloz	146,522	*
Ricardo Dolmetsch (4)	127,410	*
Richard Porter	103,155	*
Jeannette Potts	—	*
All current executive officers and directors as a group (14 persons) (5)	2,297,197	4.74%

* Represents beneficial ownership of less than 1% of our outstanding Ordinary Shares.

(1)	This information is based solely on information reported on a Schedule 13G/A filed with the SEC on behalf of Nantahala Capital Management, LLC (“Nantahala”) on February 14, 2024. According to the report, Nantahala has shared voting and dispositive power with respect to 3,158,027 Ordinary Shares. The registered office of Nantahala is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840, United States.

(2)	This information is based solely on information reported on a Schedule 13G/A filed with the SEC on behalf of State Street Corporation (“SSC”) and SSGA Funds Management, Inc. (“SSGA Funds”) on January 25, 2024. According to the report, SSC has shared voting power and shared dispositive power with respect to 3,478,872 Ordinary Shares and SSGA Funds has shared voting power and shared dispositive power with respect to 3,271,570 Ordinary Shares. The registered office of SSC is 1 Congress Street, Suite 1, Boston, MA 02111, United States.

(3)	This information is based solely on information reported on a Schedule 13G filed with the SEC on behalf of Vestal Point Capital, LP (“Vestal”) on February 13, 2024. According to the report, Vestal has shared voting power and shared dispositive power with respect to 3,925,000 Ordinary Shares. The registered office of Vestal is 632 Broadway, Suite 602, New York, NY 10012, United States.

(4)	On October 4, 2023, Mr. Dolmetsch resigned from the Company as our Chief Scientific Officer. Information regarding the shares beneficially owned by Dr. Dolmetsch is based on information known to the Company and information provided to the Company by Dr. Dolmetsch.

(5)	Represents the number of shares beneficially owned by all current directors and executive officers, as of March 31, 2024. The persons listed in the table below hold options to purchase the number of Ordinary Shares shown that are currently exercisable or become exercisable within 60 days of March 31, 2024, as well as the number of outstanding Ordinary Shares:

Name	Options to Purchase Ordinary Shares	Outstanding Ordinary Shares
Matthew Kapusta	932,253	325,647
Madhavan Balachandran	49,867	17,290
Robert Gut	116,283	37,849
Rachelle Jacques	29,500	7,929
Jack Kaye	60,867	19
David Meek	43,477	12,181
Leonard Post	34,562	9,521
Paula Soteropoulos	44,867	13,723
Jeremy Springhorn	49,867	17,287
Christian Klemt	170,254	74,277
Pierre Caloz	112,711	33,811
Ricardo Dolmetsch	84,762	42,648
Richard Porter	69,939	33,216
Jeannette Potts	—	—
Directors and Executive Officers Total	1,799,209	625,398

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information about our Ordinary Shares that may be issued under our 2014 Share Incentive Plan, as amended and restated (the “2014 Plan”), our predecessor plans and outside these plans as of March 31, 2024:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2014 Plan (Equity Compensation Plan Approved by Security Holders)	7,545,729	$ 14.54	1,115,146
Equity Compensation Plans Not Approved by Security Holders (2)	1,190,684	$ 7.74
Total	8,736,413	$ 13.61	1,115,146

(1)	The exercise price for our RSU and PSU awards is $0.00 and the values set forth in this table include the weighted-average exercise price of outstanding options, warrants and rights.

(2)	These awards include inducement grants entered into by the Company outside of the 2014 Plan and the predecessor plans.

At the 2023 extraordinary meeting of shareholders held on November 15, 2023, shareholders authorized our Board to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares pursuant to the 2014 Plan and, to the extent required, to exclude or limit pre-emptive rights for a period up to 18 months. These authorizations expire on May 15, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us, we believe that our executive officers, directors, and greater than 10% beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner during the 2023 calendar year, with the exception of a Form 5 filing for Jack Kaye related to transactions that occurred on June 23, 2023, which was inadvertently filed late on February 6, 2024.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

We have reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with uniQure’s management, and based upon such review and discussion, we recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024.

The Compensation Committee

/s/ Madhavan Balachandran
Madhavan Balachandran, Chair

/s/ Jack Kaye
Jack Kaye

/s/ David Meek
David Meek

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) explains our compensation philosophy, policies, and decisions for 2023 for the following named executive officers, whom we refer to in this CD&A and in the following tables as our “NEOs:”

Named Executive Officer	Title
Matthew Kapusta	Chief Executive Officer and Executive Director
Christian Klemt	Chief Financial Officer
Pierre Caloz	Chief Operations Officer
Ricardo Dolmetsch	Former Chief Scientific Officer
Richard Porter	Chief Business and Scientific Officer
Jeannette Potts	Chief Legal and Compliance Officer

Executive Summary

Our Business

We are a leader in the field of gene therapy, seeking to deliver to patients suffering from rare and other devastating diseases single treatments with potentially curative results. We are advancing a focused pipeline of innovative gene therapies, including our clinical candidates for the treatment of Huntington’s disease, amyotrophic lateral sclerosis (“ALS”), refractory mesial temporal lobe epilepsy (“MTLE”) and Fabry disease. Our internally developed HEMGENIX®, a gene therapy for the treatment of hemophilia B, has been approved for commercialization by the United States Food and Drug Administration (the “FDA”) and the European Medicines Agency (“EMA”). The approval of HEMGENIX® follows more than a decade of research and clinical development, represents a major milestone in the field of gene therapy and ushers in a new treatment approach for patients living with hemophilia B. We license HEMGENIX® to CSL Behring LLC (“CSL Behring”), which is responsible for its commercialization. We are manufacturing HEMGENIX® for CSL Behring and are entitled to specific milestone payments and royalties on net sales of the product, a portion of which we sold to a royalty acquisition company in 2023 in exchange for up-front cash.

We believe our validated technology platform and manufacturing capabilities provide us with distinct competitive advantages, including the potential to reduce development risk, cost, and time to market. We produce our adeno-associated virus 5 (“AAV-5”) -based gene therapies in our own facilities with a proprietary, current good manufacturing practices (“GMP”) -compliant manufacturing process. We believe our Lexington, Massachusetts-based facility is one of the world’s leading, most versatile, gene therapy manufacturing facilities.

2023 Performance and Achievements

In 2023, our NEOs played critical roles in the achievement of our goals to advance and expand our pipeline of leading gene therapy product candidates.

Huntington’s Disease Program (AMT-130)

Huntington’s disease is a severe genetic neurodegenerative disorder causing loss of muscle coordination, behavioral abnormalities, and cognitive decline, often resulting in complete physical and mental deterioration over a 12 to 15-year period. The median survival time after onset is 15 to 18 years (range: 5 to >25 years). Huntington’s disease is caused by an inherited defect in a single gene that codes for a protein called Huntingtin (“HTT”). The prevalence of Huntington’s disease is three to seven per 100,000 in the general population, similar in men and women, and it is therefore considered a rare disease.

AMT-130 is our novel gene therapy candidate for the treatment of Huntington’s disease, which utilizes our proprietary, gene-silencing miQURE platform and incorporates an AAV vector carrying a miRNA specifically designed to silence the huntingtin gene and the potentially highly toxic exon 1 protein fragment.

We are currently conducting a Phase I/II clinical trial for AMT-130 in the U.S. and a Phase Ib/II study in the EU. Together, these studies are intended to establish safety, proof of concept, and the optimal dose of AMT-130.  AMT-130 has received Orphan Drug and Fast Track designations from the FDA and Orphan Medicinal Product Designation from the EMA.

On June 21, 2023, we announced interim data, including up to 24-month follow-up, from 26 patients enrolled in the ongoing U.S. Phase I/II clinical trial of AMT-130.  On December 19, 2023, we announced updated interim data, including up to 30 months of follow-up from 39 patients enrolled in the ongoing U.S. and European Phase I/II clinical trials:

●	Patients treated with AMT-130 continue to show evidence of preserved neurological function with potential dose-dependent clinical benefits relative to an inclusion criteria-matched natural history of the disease.
●	Mean CSF NfL continue to demonstrate favorable trends with low-dose patients below baseline at 30 months and high-dose patients near baseline at 18 months.
●	AMT-130 continues to be generally well-tolerated across both doses.
●	Data support continuing clinical development of AMT-130 and pursuing regulatory interactions to discuss potential strategies for ongoing development.

Temporal Lobe Epilepsy Program (AMT-260)

Temporal lobe epilepsy affects approximately 1.3 million people in the U.S. and Europe alone, of which approximately 0.8 million patients are unable to adequately control acute seizures with currently approved anti-epileptic therapies. Patients with rTLE experience increased morbidity, excess mortality, and poor quality of life.

On September 5, 2023 we announced that the FDA had cleared the IND application for AMT-260. The first-in-human Phase I/IIa clinical trial will be conducted in the United States and consist of two parts. The first part is a multicenter, open-label trial with two dosing cohorts of six patients each to assess safety, tolerability, and first signs for efficacy of AMT-260 in patients with refractory MTLE (“rMTLE”). The second part is expected to be a randomized, controlled trial to generate proof of concept (“POC”) data.

Amyotrophic Lateral Sclerosis (AMT-162 for ALS-SOD1)

ALS commonly known as Lou Gehrig’s disease, is a progressive and fatal neuromuscular disease with the majority of ALS patients dying within 2 to 5 years of receiving a diagnosis. Familial ALS, a hereditary form of the disease, accounts for 5-10% of cases, whereas the remaining cases (sporadic ALS) have no clearly defined etiology.

One of the genetic mutation that causes ALS are pathogenic mutations in the superoxide dismutase enzyme 1 (“SOD1”). SOD1 is an enzyme that is responsible for catalyzing toxic superoxide to hydrogen peroxide and dioxygen. While the exact mechanism for disease is not known, it is believed that a toxic gain of function in SOD1 results in oxidative stress and cell death of motor neurons. More than 100 pathogenic SOD-1 have been identified. Mutations are concentrated in a few regions of the protein. Mutations can be both dominant and recessive. Most common mutations occur in the D90A, G93A, A4H and D46R genes.

On January 31, 2023, we announced that we entered into a global licensing agreement with Apic Bio for a novel, one-time, intrathecally administered gene therapy for ALS caused by SOD1 mutations (formerly APB-102). The FDA has cleared the IND for APB-102 and has granted it Orphan Drug and Fast Track designation. APB-102 is comprised of a recombinant AAVrh10 vector that expresses a miRNA designed to knock down the expression of SOD1 with the goal of slowing down or potentially reversing the progression of ALS in patients with SOD1 mutations.

Fabry disease program (AMT-191)

Fabry disease is a progressive, inherited, multisystemic lysosomal storage disease characterized by specific neurological, cutaneous, renal, cardiovascular, cochleo-vestibular, and cerebrovascular manifestations. Fabry disease is caused by a defect in a gene that encodes for a protein called α-galactosidase A (“GLA”). The GLA protein is an essential enzyme required to breakdown globotriaosylsphingosine (“Gb3”) and lyso-globotriaosylsphingosine (“lyso-Gb3”). In patients living with Fabry disease, Gb3 and lyso-Gb3 accumulate in various cells throughout the body, causing progressive clinical signs and symptoms of the disease.

On November 29, 2023 we announced that the FDA had cleared the IND application for AMT-191 and the first-in-human Phase I/IIa clinical trial will be conducted in the United States. The multicenter, open-label clinical trial consists of two dose-escalating cohorts of three patients each to assess safety, tolerability, and efficacy of AMT-191 in patients with Fabry disease. Three patients will be dosed in the initial dose. If no dose-limiting toxicology is identified, the dose will be escalated. If dose-limiting toxicology occurs in one of the three initial patients, three additional patients will be enrolled at the same dose level. If no additional patients in the cohort experience a dose-limiting toxicology, the dose will be escalated. Assessments will be made at three- and six-months post-treatment.

Hemophilia B (HEMGENIX® or etranacogene dezaparvovec)

Hemophilia B is a rare, lifelong bleeding disorder caused by a single gene defect, resulting in insufficient production of factor IX, a protein primarily produced by the liver that helps blood clots form. Treatments for moderate to severe hemophilia B include prophylactic infusions of factor IX replacement therapy to temporarily replace or supplement low levels of blood-clotting factor and, while these therapies are effective, those with hemophilia B must adhere to strict, lifelong infusion schedules. They may also still experience spontaneous bleeding episodes as well as limited mobility, joint damage or severe pain as a result of the disease. For appropriate patients, HEMGENIX® allows people living with hemophilia B to produce their own factor IX, which can lower the risk of bleeding.

On June 24, 2020, we entered into the CSL Behring Agreement pursuant to which CSL Behring received exclusive global rights to HEMGENIX®. The transaction became fully effective on May 6, 2021.  In March and April 2022, we received the total $55.0 million owed to us by CSL Behring related to CSL Behring’s submissions of marketing applications for HEMGENIX® in the EU in March 2022 and the U.S. in April 2022.   HEMGENIX® was approved for commercialization by the FDA and the EMA in November 2022 and February 2023, respectively. In July 2023 we collected a $100.0 million payment from CSL Behring following the first sale of the Product in the U.S in June 2023.

Reorganization

In October 2023, we announced the implementation of a reorganization plan (the “Reorganization”). As a result of the Reorganization, we discontinued investments in more than half of our then-existing research programs, including AMT-210 for the treatment of Parkinson’s disease, and certain other technology projects. Following the Reorganization, we are prioritizing advancing our clinical-stage programs, including referenced in the pipeline graphic above, to clinical proof of concept.  As a result of the Reorganization, which was completed in December 2023, we eliminated approximately 20% of our total workforce and closed our research laboratory in Lexington, Massachusetts. We also consolidated all GMP manufacturing into our Lexington manufacturing facility and consolidated process and analytical development into our Amsterdam, Netherlands facility.

As part of the Reorganization, effective October 4, 2023, the Company announced that Dr. Dolmetsch terminated his employment as its Chief Scientific Officer for Good Reason, as such term is defined in the employment agreement, dated September 14, 2020.  Dr. Dolmetsch was entitled to accrued benefits, and payment of COBRA premiums for a period of 12 months following the termination of his employment. Dr. Dolmetsch received a lump-sum payment of approximately $1.025 million, which is equal to 12 months of base salary and target bonus, as well as a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board.  In connection with his termination of employment and in furtherance of our succession planning, we entered into a consulting agreement with Dr. Dolmetsch (the “Dolmetsch Consulting Agreement”). Pursuant to the Dolmetsch Consulting Agreement, commencing on October 4, 2023, Dr. Dolmetsch provided consulting services related to the transition of his duties and other consulting services that were reasonably requested until December 31, 2023.  In consideration, Dr. Dolmetsch was paid a consulting fee equal to $10,000 per month during the term and his equity awards continued to vest in accordance with their terms through the end of the term.

In addition, in connection with Reorganization and the termination of Dr. Dolmetsch’s employment, the Company appointed Dr. Porter, who previously served as our Chief Business Officer, to serve as our Chief Business and Scientific Officer, effective as of October 4, 2023.

Alignment of Executive Pay with Performance

Our executive compensation program is designed to pay our executives for their performance against our goals and strategic objectives and to align their interests with those of our shareholders. The following highlights the Company’s strong pay-for-performance strategy, with more details described in the CD&A sections that follow.

•Short-term incentive cash bonus.  The Company’s short-term incentive program provides an opportunity for our NEOs to earn an annual cash bonus, contingent on the Company’s successful achievement against corporate goals that are aligned with our strategic objectives.  The annual cash bonus for our CEO is based solely on the assessment of company-wide performance. For our NEOs (other than the CEO), 80% of the bonus opportunity is based on the same company-wide performance achievement, with the remaining 20% based on individual performance.  The Board and the Compensation Committee determined that our 2023 corporate goals and objectives were achieved at 90% of target and that each NEO should be accountable based on the Company’s failure to meet 100% of its target goals and objectives for 2023.  Accordingly, all NEOs received an annual bonus payout that reflected 10% below target for 2023 company performance.  The breakdown of performance against each of our 2023 corporate goals is provided under the “2023 Compensation Decisions and Outcomes – Short-term Incentive” section of the CD&A.

•Outstanding share options remain underwater.  The Company utilizes options to purchase Ordinary Shares as one of the primary vehicles to provide long-term incentive compensation to its NEOs.  For options to increase in value (and to retain their value over time), our Ordinary Share price must increase relative to the exercise price of the option as of its date of grant and must do so in a sustainable way.  Based on the Company’s Ordinary Share price of $6.77 as of December 31, 2023, all of the options granted in the past five years to our NEOs (except an October 2023 grant to Dr. Porter) are “underwater,” meaning the exercise price is higher than the Company’s Ordinary Share price. The Board and the Compensation Committee believe that our use of options as a component of our long-term incentive program orients our NEOs toward performance and aligns their interests with those of our shareholders since options will only generate value to the extent our Ordinary Share price increases following the grant date.  The long-term incentive program is described in more detail in the “2023 Long-term Incentive Award” section of the CD&A.  The NEOs’ option grant history can be found in the “Outstanding Equity Awards at Fiscal Year End 2023” section of the CD&A.

•Decrease in annual equity grant fair values from 2023 to 2024.  Over the course of 2023, the Company’s Ordinary share price declined by over 70% from $22.67 per Ordinary Share as of December 31, 2022 to $6.77 per Ordinary Share as of December 31, 2023.  The Compensation Committee carefully considered this decline in value and the dilutive impact of share grants when determining its recommendation for long-term incentive grants in March 2024. As such, the Compensation Committee reduced the fair value of the March 2024 annual equity grants to NEOs by approximately 70%, a percentage proportional to the share price decline experienced by our shareholders. This resulted in equity grants to our NEOs significantly below market levels relative to our peers.  More detail can be found in the “2023 Long-term Incentive Award” section of the CD&A.

•Pay versus Performance is aligned.  The Board and the Compensation Committee believe that using “at risk” or variable compensation aligns NEO interests with those of our shareholders. A significant portion of our NEOs’ target compensation is variable and at-risk (i.e., allocated to our short-term incentives and long-term incentives rather than a component of base salaries).  Based on the significant portion of NEO compensation that is variable and primarily because of the decline in our Ordinary Share price over the course of 2023, our CEO’s compensation actually paid (in accordance with Item 402(v) of Regulation S-K) was negative and our other NEOs’ average compensation actually paid (in accordance with Item 402(v) of Regulation S-K) in 2023 was less than $100,000. More details can be found in the “Target Pay Mix” and the “Pay versus Performance” section of the CD&A.

Compensation Philosophy and Principles

We operate in a competitive, rapidly changing and heavily regulated industry. The long-term success of our business requires us to be resourceful, adaptable, and innovative. The skills, talent, and dedication of our executive officers are critical components to our success and the future growth of the company. Therefore, our compensation program for our executive officers, including our NEOs, is designed to attract, retain, and incentivize the best possible talent.

The Compensation Committee has established core objectives for our compensation programs, which are underpinned by a focus on elements that attract and retain the talent we believe is necessary to successfully lead uniQure and our employees globally.

Pay for performance	Motivate and reward our senior management to achieve established business and individual objectives.
Align interests with our Shareholders	Align compensation with the value realized by our shareholders.
Use “at risk” compensation to incentivize executives	Use “at risk” or variable compensation to align senior management’s interests with those of our shareholders over time and contribute to the achievement of both short- and long-term goals.
Attract and retain talented executives	Provide compensation opportunities and policies that are competitive with similarly sized biotechnology companies.

How We Determine Executive Compensation

Compensation Oversight

The Compensation Committee is composed solely of independent directors, who at the end of 2023 were Messrs. Balachandran, Kaye, and Meek, with Mr. Balachandran serving as the Chair.

Details of the Compensation Committee’s duties are fully set out in the Compensation Committee’s charter, which can be found on our website: www.uniqure.com/investors-media/corporate-governance.

The overarching purpose of the Compensation Committee is to oversee the way the Board discharges its responsibilities relating to uniQure’s compensation policies, plans and programs for uniQure’s executive officers and directors.

The Compensation Committee is wholly accountable for any changes in compensation for the Chief Executive Officer, and the Chief Executive Officer is not included in any discussions regarding changes to his own compensation. For other NEOs, recommendations are made by the Chief Executive Officer and subsequently reviewed and approved by the Compensation Committee. Overall compensation for our NEOs may increase or decrease year-to-year based upon, among other things, his or her annual performance or changes in his or her responsibilities.

The Annual Committee Process

The Compensation Committee typically meets seven (7) or more times a year to consider the following items:

Quarter	Typical Meeting Topics
1
●
Determine Management’s performance against their goals for the previous year;
●
Determine the Management’s goals for the current year;
●
Determine current year executive compensation base salary, target bonus and long-term equity incentive grants, as well as earned annual cash bonus for the prior year; and
●
Determine the current year non-executive employee compensation, including merit pool for base salary increases, bonus pool for prior year performance, and annual equity grants.

2
●
Assess prior year activities and Compensation Committee performance;
●
Review the Compensation Committee Charter;
●
Review, with our compensation consultant, best practices related to disclosure and director and executive compensation;
●
Review information provided by compensation consultant related to director compensation based on peer group;
●
Determine director compensation, including cash and equity compensation; and
●
Plan compensation cycle through the remainder of the current year and into the following year.

3	● Review compensation peer group; and ● Engage compensation consultant for work associated with upcoming compensation cycle.

4
●
Review information provided by compensation consultant, including comparable peer group data related to executive compensation;
●
Perform initial compensation evaluations for the coming year (including executive cash and equity compensation), non-executive employee compensation including merit pool for base salary increases, bonus pool for prior year performance, and annual equity grants; and
●
Perform initial evaluations of the Company’s performance against their corporate goals.

Additional meetings are scheduled on an as needed basis, and in 2023 the Compensation Committee met seven (7) times.

Use of an Independent Advisor

As set out in its Charter, the Compensation Committee has the authority to retain outside consultants to provide independent advice to the Compensation Committee. In 2023, the Compensation Committee retained WTW, a global human resources consulting firm, as its independent compensation consultant for fiscal year 2023. WTW reported directly to the Compensation Committee and took direction from the Chair of the Compensation Committee.

During the year, WTW assisted in designing and reviewing our management and director compensation programs, including reviewing the compensation peer group, providing market data on all aspects of compensation, reviewing long-term incentive grant practices, attended Compensation Committee meetings, and provided general advice.

The Compensation Committee considered the analysis and advice from WTW, as well as support and insight from management when making compensation decisions.

The Compensation Committee has assessed the independence of WTW taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards, and concluded that no conflict of interest has arisen with respect to the work that WTW performs for the Compensation Committee.

Managing Compensation-Related Risk

The Company operates in a highly regulated and competitive sector, and managing risk is embedded in the way the Company is run and operates. The Board has delegated to the Compensation Committee responsibility to oversee compensation-related risk.

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices as part of our annual risk assessment performed by management and reported to and discussed with the Board. The Compensation Committee has determined that uniQure’s compensation policies and practices do not encourage our executives to take excessive risks that could reasonably be expected to materially threaten the value of the Company. Our compensation policies and practices diversify the risks associated with any single element of the executives’ compensation. Specifically, the executive compensation programs and processes are designed to align with the short- and long-term strategies that support a high-performing, sustainable business. Additionally, the individual and corporate goals are thoughtfully determined prior to the start of the applicable performance periods for short-term and long-term incentive programs with key priorities aligned to the long-term strategy.

Compensation Peer Group

The Compensation Committee, with the support of WTW, conducts an annual review of the peer group used for benchmarking compensation levels. A peer group review was performed in 2022 and approved in September 2022 to inform 2023 compensation decisions (the “2023 Peer Group”). The 2023 Peer Group comprises of 17 similar, publicly traded, biopharmaceutical companies based on multiple factors, including number of employees, market capitalization, R&D expense, revenue, and pipeline profile.

The table below depicts the 2023 Peer Group:

• Adverum Biotechnologies	• Epizyme	• Revance Therapeutics
• Alector, Inc.	• Generation Bio	• Sangamo Therapeutics
• Arrowhead Pharmaceuticals	• Intellia Therapeutics	• Travere Therapeutics
• Denali Therapeutics	• Invitae	• Voyager Therapeutics
• Dynavax Technologies	• MeiraGTx	• Wave Life Science
• Editas Medicine	• Regenxbio

The 2023 Peer Group reflects the removal of Blueprint Medicines Corporation and Fate Therapeutics, as well as the addition of Alector, Inc., Generation Bio, and Travere Therapeutics. At the time of approval, 2023 Peer Group had:

•	Trailing twelve-month average market capitalization 25th to 75th percentile ranged from approximately $650 million to $2.0 billion, with uniQure ranked at the 38th percentile;

•	Employee headcount 25th to 75th percentile ranged from 250 to 395, with uniQure ranked at the 85th percentile;

•	R&D expense 25th to 75th percentile ranged from $116 million to $210 million, with uniQure ranked at the 50th percentile; and

The Compensation Committee determined that uniQure’s size relative to the peer group was appropriate for the purpose of compensation comparisons. For executive roles where insufficient proxy statement data was available to inform market comparisons, the Compensation Committee additionally referenced survey data provided by WTW and Radford for similarly sized biotech and biopharma companies.

Compensation Elements

At the 2016 Annual General Meeting, uniQure Shareholders approved our Remuneration Policy, which sets out the structure for the compensation granted to our senior managers, including the Chief Executive Officer and other NEOs. The full policy can be found on our website: www.uniqure.com/investors-media/corporate-governance

In summary, our compensation program is designed to be straightforward with five core elements, the first three of which are compensation related and the last two are benefits reflecting local market practices for each NEO.

Element	Purpose	Key Features
Base Salary	● Provide market-competitive fixed compensation ● Attract exceptional talent in the relevant market
●
Fixed cash compensation
●
Reviewed annually
●
Value informed by market levels for executives with comparable qualifications, experience, and responsibility, coupled with the nature, scope and impact of the role
●
Target approximately 50th percentile of market peers, considering the above factors

Short-Term Incentive (Annual Cash Bonus)	● Reward for achievement of pre-defined criteria in areas of strategic importance to uniQure ● Align compensation with Company performance
●
Subject to the approval of the Board in its discretion
●
Discretionary variable cash compensation ranging from 40% to 60% of annual base salary
●
Maximum opportunity capped at 150% of target
●
Weighting is based solely on performance against corporate goals for the Chief Executive Officer, and a combination of performance against corporate goals (80%) and individual goals (20%) for the other NEOs
●
Corporate and individual targets established in the beginning of each year
●
Assessment against the predetermined goals informs actual cash bonus that is awarded
●
Target bonuses informed by levels in the market, with reference to the 50th percentile

Long-Term Incentives (Equity Awards)	● Align long-term interests with shareholders ● Reward sustainable value creation ● Encourage retention
●
Annual awards subject to the approval of the Board in its discretion
●
Annual awards in 2023 were a mix of stock options and restricted stock units
●
Stock options have a ten-year term, with 25% vesting after one year and then ratably on a quarterly basis
●
Restricted stock units vest ratably on an annual basis over three years
●
Target opportunity informed by prior year performance and levels in the market with reference to the 50th percentile

Pension and Retirement Savings Plans	● Provide market-competitive retirement benefits
●
Based on local market practice
●
U.S.-based employees, including our NEOs, are eligible to participate in a qualified 401(k) Plan with matching of up to 3% of base salary
●
Netherlands-based employees, including our NEOs, are eligible to participate in a defined contribution pension plan
●
Switzerland-based employees, including our NEOs, are eligible to participate in a defined benefit plan.

Other Benefits	● Provide market competitive benefits focused on well-being
●
An Employee Share Purchase Plan (“ESPP”) is offered to all eligible employees, which includes eligible NEOs
●
ESPP allows for purchase of discounted Ordinary Shares through accumulated payroll deductions
●
Medical, dental and vision health care plans with premiums paid by the company for U.S. employees, including NEOs
●
Up to four weeks of paid time off for U.S.-based NEOs and six weeks for Netherlands-based NEOs, and six weeks for Switzerland-based NEOs.

Target Pay Mix

A significant portion of our NEOs’ target compensation is variable and at-risk, short-term incentives (“STI”) and long-term incentives (“LTI”), maximizing alignment with our shareholders and long-term value creation.

The 2023 target compensation mix based on grant date fair value for the Chief Executive Officer is detailed below. Of the total target compensation, 90% was at risk (the STI and LTI components) and 10% was not at risk (the salary component).

We do not specify a target mix of salary, STI and LTI compensation for our other NEOs, but we target a range of approximately 75% - 80% for the at-risk components. The overall compensation structure is adjusted to determine an appropriate mix on a position-by-position basis based on peer group data and other comparable compensation data for each position.

2023 Compensation Decisions and Outcomes

Base Salary

As described below, our NEOs receive a base salary, the terms of which are subject to each of their individual employment agreements. The Compensation Committee annually reviews each named executive officer’s base salary and may adjust such individual’s base salary after considering his or her responsibilities, performance and contributions to the Company and the Company’s overall performance. Additionally, the Compensation Committee will consider market data, with a view to ensuring base salary is set competitively, with a philosophy of targeting approximately the 50th percentile, taking into consideration the above factors. Based on that analysis and the recommendation of our Compensation Committee, the Board made adjustments from the prior year to the base salaries of our NEOs.

The 2023 base salary for our NEOs is described below:

Named Executive Officer	2022 Base Salary	2023 Base Salary	Percentage Increase	Effective Date
Matthew Kapusta (1)	$610,000	$635,000	4.1%	January 2023
Christian Klemt (2)	€ 340,000	€ 375,000	10.3%	January 2023
Pierre Caloz (1)	475,000 CHF	494,000 CHF	4.0%	January 2023
Ricardo Dolmetsch (1)	$525,000	$546,000	4.0%	January 2023
Richard Porter (3)	410,000 CHF	450,000 CHF	9.8%	October 2023
Jeannette Potts (4)	Not applicable	$465,000	Not applicable	May 2023
(1)	Base salaries were increased in alignment with the increase rate for the broader employee population.

(2)	Mr. Klemt’s salary increase reflects a market adjustment to ensure a competitive market salary.

(3)	Dr. Porter’s salary increase was based on his promotion to Chief Scientific Officer.

(4)	Dr. Potts’ salary increase is not applicable, as she was hired in May 2023.

Short-term Incentive

The Company’s short-term incentives to NEOs provide an opportunity for our NEOs to earn an annual cash bonus, contingent on the successful achievement of goals with various program areas aligned with our strategic objectives. The award of any annual bonuses is subject to the approval of the Board in its discretion.

Any annual cash bonus for the Chief Executive Officer is based solely on the assessment of company-wide performance. For the other NEOs, 80% of their opportunity is based on the same company-wide performance, with the remaining 20% based on individual performance.

Bonus opportunities for the NEOs in 2023 were as follows:

Named Executive Officer	Target Bonus (% of salary)	Maximum Bonus (% of salary)
Matthew Kapusta	60%	90%
Christian Klemt	40%	60%
Pierre Caloz	50%	75%
Ricardo Dolmetsch	50%	75%
Richard Porter	40%	60%
Jeannette Potts	40%	60%

There were no changes to the NEOs target bonus levels in 2023. Annually, we evaluate and establish performance targets based on the corporate goals that are adopted by the Board. Our performance targets are generally based on the achievement of a key set of core objectives considered essential to our successful performance over a given calendar year. These core objectives are designed across the range of functions of the Company, including clinical, research and technology, regulatory, manufacturing, finance, and other general and administrative functions.

Our performance against targets is reviewed periodically with the Board throughout the year. At the end of the calendar year, we assess the overall performance, which is then used for compensation decisions, including the payment of annual incentive bonuses.

In early 2023, the Board approved the following corporate objectives:

Corporate Objectives	Weighting at Target	Corporate Sub-Objectives	Weighting at Target
Focused Execution	60.0%	Execute the clinical development plan for Huntington’s Disease (AMT-130)	25.0%
		Support the commercialization and global expansion of HEMGENIX™	17.5%
		Advance rMTLE (AMT-260) and ALS-SOD1 into the clinic	17.5%
Growth & Innovation	25.0%	Ready Fabry Disease (AMT-191) for clinical development	5.0%
		Build early and sustainable pipeline	10.0%
		Improve and innovate the platform	10.0%
Strengthen Organizational Health	15.0%	Improve culture and retain talent	7.5%
		Strategic planning	2.5%
		Conserve capital and achieve cash burn target	5.0%

We believe these corporate objectives were critical to the successful execution of our long-term strategy and the achievement of sustainable shareholder value creation. In approving the targets, each goal within a program area has an associated level of achievement and time frame. The extent to which the goal is achieved, and whether it is on time, informs the rating assigned at year-end. Each objective had at least two goals associated with it, such as program advancement or pipeline milestones. When it set them, the Compensation Committee believed that the goals associated with these corporate objectives were challenging but attainable, and that attainment was uncertain.

To achieve the annual cash bonus, the total performance related to all key goals must exceed a minimum threshold of 50%. The maximum total performance related to all key goals cannot exceed 150%. The total performance is determined by taking the weighted average of each of the goals. If overall performance is assessed at below 50%, no annual cash bonus is paid, and if overall performance assessed at above 150%, the annual cash bonus is capped at 150% of the target bonus.

While the specific goals are not disclosed for each objective given their potential competitive sensitivity, the following achievements in 2023 were factors taken into consideration when assessing Company performance:

Key Goal	Key Achievements
Focused Execution
●
Completed enrollment of Huntington’s Disease Program Phase 1/2 (Cohorts 1/2)
●
Completed enrollment of four (4) Huntington’s Disease Program crossover patients
●
Presented data from the Huntington Disease Program Phase 1/2 in June and December 2023
●
Achieved FDA clearance of investigational new drug (“IND”) application for AMT-260 in rMTLE
●
Met CSL Behring contractual manufacturing requirements
●
Successfully completed regulatory inspections
●
Achieved quality improvement targets
●
Received orphan drug designation (“ODD”) from the FDA for AMT-162 in SOD1-ALS

Growth & Innovation
●
Achieved FDA clearance of IND application for AMT-191 in Fabry disease
●
Released initial 500L batch for Fabry clinical study
●
Completed the first 500L run in Amsterdam facility
●
Achieved numerous advancements across key platform improvement initiatives
●
Advanced several research programs
●
Progressed development of next-generation AAV vector candidates

Strengthen Organizational Health
●
Completed $400M royalty financing
●
Strengthened the clinical/medical organization
●
Recruited key executive new hires
●
Reduced voluntary turnover
●
Launched community service/engagement portal
●
Published inaugural sustainability report
●
Defined and started implementing multi-year Information Technology roadmap

The following table provides a breakdown of how the Board, and the Compensation Committee, with respect to our Chief Executive Officer and remaining NEOs respectively, determined that we performed when measured against each of these corporate objectives during 2023:

Corporate Objectives	Weighting at Target	Maximum Achievement	Actual % Earned
Execute the clinical development plan for Huntington’s Disease (AMT-130)	25.0%	37.50%	20.0%
Support the commercialization and global expansion of HEMGENIX™	17.5%	26.25%	18.5%
Advance rMTLE (AMT-260) and ALS-SOD1 into the clinic	17.5%	26.25%	14.0%
Ready Fabry Disease (AMT-191) for clinical development	5.0%	7.50%	6.0%
Build early and sustainable pipeline	10.0%	15.00%	7.0%
Improve and innovate the platform	10.0%	15.00%	8.0%
Improve culture and retain talent	7.5%	11.25%	6.5%
Strategic planning	2.5%	3.75%	2.5%
Conserve capital and achieve cash burn target	5.0%	7.50%	7.5%
Total	100%	150%	90%

In consultation with our NEOs, Mr. Kapusta established individual goals for each of our NEOs at the beginning of 2023 that (i) were specific to each NEO’s area of responsibility and (ii) were intended to support our corporate objectives for 2023. At the time these goals were established, Mr. Kapusta believed they were challenging but attainable, and attainment was uncertain. While the individual goals for each of our NEOs was considered, the Compensation Committee determined that each NEO should be accountable to the fact that the corporate objectives were achieved below target at a 90% achievement level. To share in the responsibility, each NEO was determined to receive 90% achievement for 2023 performance. The combination of corporate and individual performance resulted in the following 2023 actual bonus payments:

		Allocation of Bonus			Actual Bonus Achievement
Named Executive Officer	Base Salary	Target Bonus %	Corporate Goals Weighting	Individual Goals Weighting	Corporate Goal Achievement	Individual Goal Achievement	2023 Cash Bonus
Matthew Kapusta	$635,000	60%	100%	—	90%	—	$342,900
Christian Klemt	€ 375,000	40%	80%	20%	90%	90%	€ 135,000
Pierre Caloz	494,000 CHF	50%	80%	20%	90%	90%	222,300 CHF
Ricardo Dolmetsch (1)	$546,000	50%	80%	20%	—	—	—
Richard Porter (2)	450,000 CHF	40%	80%	20%	90%	90%	155,790 CHF
Jeannette Potts (3)	$465,000	40%	80%	20%	90%	90%	$102,114

(1)	2023 bonuses were paid to NEOs following Dr. Dolmetsch’s resignation and as such he was not eligible to receive such bonus.

(2)	Dr. Porter’s bonus payment was adjusted on a pro-rated basis to reflect his pre-promotion role as Chief Business Officer and post-promotion role as Chief Scientific & Business Officer.

(3)	Dr. Potts’ bonus was adjusted on a pro-rated basis to reflect her May 23, 2023 hire date.

2023 Long-Term Incentive Awards

The Company’s 2014 Plan provides that the Board may grant equity awards to its employees. These grants include annual and periodic equity awards linked to continued employment and, at the Board’s discretion, the achievement of certain performance targets. Such grants as they apply to our NEOs are described below. Pursuant to the 2014 Plan, employees may be granted options, restricted share units or performance share units. By awarding long-term incentive awards via a combination of different vehicles, the Compensation Committee can balance the objectives of driving sustainable long-term performance and shareholder value creation, encouraging retention while remaining market competitive.

For 2023, the Compensation Committee determined that annual long-term incentive awards would be granted in the form of share options and restricted share units. This combination of vehicles balances our objectives of long-term performance and shareholder value creation with executive retention and market competitiveness. Options require our stock price to increase, and to do so in a sustainable way, for the awards to have and retain value. The Compensation Committee believes these provide a compelling performance orientation.

Awards are generally made annually in the first calendar quarter, considering the impact on achieving our corporate goals, performance in the prior year and market data for the compensation peer group. The key features of each award type are as follows:

● ●
Stock Options
●
Options vest over a period of four years, with 25% of options granted becoming exercisable on the first anniversary, with the remaining options becoming exercisable pro-rata on a quarterly basis over the remaining three years.
●
Awards expire after ten years.
●
Share options cannot be repriced, reset, or exchanged for cash if underwater without shareholder approval.

Restricted Stock Units
●
Restricted Stock Units vest pro-rata on an annual basis over three years.
●
Dividends do not accrue until shares are free from restrictions, unless expressly stated in the applicable award agreement.
●
Shares are issued to the participant upon vesting of the award but may be subject to a nondiscretionary sale of a portion of the shares to cover tax withholding requirements.

Target equity awards are approved each year by the Compensation Committee, based on a combination of factors including performance against corporate and individual goals, granting history in prior years, impact on share utilization and dilution, impact of the individual on achieving the Company’s corporate goals, relative grant levels among executives, market practices and other relevant factors. In determining and approving award values, the Compensation Committee reviews data for our peer group and the overall total compensation of our executive officers. Considering the overall corporate performance and individual achievement in 2023, our Compensation Committee recommended that the Board grant long-term incentive equity awards that were commensurate with reference to the 25th - 75th percentile of our peer group.

In establishing the mix of long-term incentives to award our NEOs, the Compensation Committee referenced market data for our peers, which found that most competitors grant awards in either stock options or a combination of stock options and restricted stock units. The Compensation Committee determined to provide a larger mix of long-term incentives through stock options for Mr. Kapusta relative to the other NEOs to strengthen the alignment with shareholders. These awards had the following fair values as of the February 2023 grant date (rounded to the nearest thousand).

Named Executive Officer	Stock Options	Restricted Stock Units	Total
Matthew Kapusta	$ 3,184,000	$ 2,600,000	$ 5,784,000
Christian Klemt	$ 800,000	$ 800,000	$ 1,600,000
Pierre Caloz	$ 1,000,000	$ 1,000,000	$ 2,000,000
Ricardo Dolmetsch	$ 1,000,000	$ 1,000,000	$ 2,000,000
Richard Porter (1)	$ 950,000	$ 950,000	$ 1,900,000
Jeannette Potts (2)	$ 925,000	$ 925,000	$ 1,850,000

(1)	Dr. Porter’s annual equity grant of $800,000 stock options and $800,000 RSUs reflects his role as Chief Business Officer. Dr. Porter also received an equity grant upon his promotion to Chief Business and Scientific Officer in October 2023. The values in the table reflect the sum of Dr. Porter’s annual and promotion equity grant.

(2)	Dr. Potts’ equity grant was made in June 2023 following her hire date.

Over the course of 2023, the Company’s share price declined by over 70% from $22.67 per Ordinary share on December 30, 2022 to $6.77 per Ordinary share on December 29, 2023. The Compensation Committee considered this decline and our shareholder dilution, in addition to market data for our peers, when establishing the annual equity grant for March 2024. The Compensation Committee decided to reduce the fair value of the 2024 annual equity grant by a similar percentage, resulting in a grant below market peer levels. The fair value of the annual equity grants to those NEOs (Messrs. Kapusta, Caloz, Klemt and Porter) who were employed at the time of the 2023 and 2024 annual equity grants were reduced by over 70% from approximately $11.0 million in 2023 to $3.0 million in 2024.

Vesting of 2021 Performance Share Units

In 2021 the Compensation Committee determined to award key leaders, including the NEOs, a one-time performance-based equity grant to support the retention of employees and align the organization around key value drivers for the company. As a result of the achievements described above with respect to HEMGENIX™, 35% of the PSUs vested in the fourth quarter of 2022 and the first quarter of 2023.

The remaining 65% of the original award remains subject to performance goals related to a clinical study milestone for the Huntington’s Disease program and two pipeline candidate milestone achievements. Based on this performance criteria, the number of units that vests can range from a minimum of 0% to a maximum of 100%. In addition, for the last three milestones, the vesting outcome will be modified based on the company’s 3-year relative total shareholder return performance compared against the Nasdaq Biotechnology Index:

●	Above 75th percentile of the Nasdaq Biotechnology Index – 150% earned milestone.
●	Between 25th and 50th percentile of the Nasdaq Biotechnology Index – 100% earned milestone.
●	Below the 25th percentile of the Nasdaq Biotechnology Index – 50% earned milestone.

The core design aspects of the performance share unit award (i.e., broader leader participation beyond the NEOs, fully at-risk performance-based milestone, as well as linkage to relative total shareholder return) were put in place to ensure close alignment between our shareholders, NEOs, and the broader leadership population.

Clawback Policy

In December 2021, the Board adopted a Compensation Clawback Policy (the “Clawback Policy”) and revised the Clawback Policy in December 2023 to comply with Nasdaq listing requirements. A detailed description of the Clawback Policy can be found under the heading “Other Executive Compensation” and the full Clawback Policy is available on our website at www.uniqure.com/investors-media/corporate-governance.

Employee Share Purchase Plan

The Employee Share Purchase Plan is designed to allow eligible employees of uniQure and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The purpose of the plan is to provide employees with a convenient method to invest in uniQure Ordinary Shares which will increase the equity stake of our employees and will benefit shareholders by aligning more closely the interests of our participating employees with those of our Shareholders. We believe that this will help to motivate and retain highly qualified employees.

Under the plan, the number of Ordinary Shares initially reserved for issuance was 150,000. The purchase price of the Ordinary Shares acquired on each purchase date will be the lesser of (a) 85% of the closing price of an Ordinary Share on the first day of the offering period or (b) 85% of the closing price of an Ordinary Share on the purchase date.

Chief Executive Officer Pay Ratio

Under Item 402(u) of Regulation S-K adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee, excluding our Chief Executive Officer.

The following table sets forth a summary of the median of the annual total compensation of employees of the Company (other than the Chief Executive Officer), the annual total compensation of our Chief Executive Officer and the ratio of such amounts.

Matthew Kapusta 2023 annual total compensation	$6,584,919
Median Employee 2023 annual total compensation	$170,661
CEO to Median Employee Pay Ratio	39

Methodology

Our methodology for determining our CEO pay ratio relies on reasonable estimates and assumptions calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median employee, we calculated the 2023 total annual compensation of the median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Specifically, we used total wages earned as our consistently applied compensation measure excluding the Chief Executive Officer, which we obtained from our payroll records across our global employee population. We calculated the total wages earned in the 2023 calendar year and adjusted the pay of employees in Europe from Euros to U.S. Dollars using the average exchange rate that we applied in our audited financial statements. For each employee who started his or her employment after January 1, 2023, we adjusted the total wages earned by such employee to reflect his or her annualized wages earned.

We then calculated our median employee’s compensation in 2023 and determined that the total annual compensation of our median employee was $170,661 as of December 31, 2023.

Our Chief Executive Officer to median employee pay ratio is 39 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment Agreements

Matthew Kapusta

Prior to becoming our Chief Executive Officer, Mr. Kapusta served as our Chief Financial Officer. On December 9, 2014, the Company entered into an employment agreement with Mr. Kapusta for the role of Chief Financial Officer, which was subsequently amended on several occasions, including in connection with Mr. Kapusta’s appointment as Chief Executive Officer (as amended, the “Kapusta Employment Agreement”). The Kapusta Employment Agreement provided that Mr. Kapusta would earn a base salary equal to $450,000 per year effective January 1, 2017, plus reimbursement of expenses incurred on the Company’s behalf. In February 2023, the Board approved and awarded Mr. Kapusta’s 2023 salary of $635,000. The termination provisions of the Kapusta Employment Agreements are further discussed below. The term of the Kapusta Employment Agreement will run through December 31, 2024 (subject to an automatic renewal provision if no notice of termination is provided at least ninety days prior to the end of a renewal term) or until terminated by either us or by Mr. Kapusta. Copies of the Kapusta Employment Agreement and its amendments are filed as Exhibits 10.6, 10.7 and 10.8 to the Company’s Annual Report on Form 10-K. The foregoing is not a complete description of the Kapusta Employment Agreement and is qualified in its entirety by reference to the full text of such agreement and amendments thereto.

Pierre Caloz

Mr. Caloz entered into an employment agreement with the Company effective May 17, 2021, for the role of Chief Operations Officer (the “Caloz Employment Agreement”). The Caloz Employment Agreement provided that Mr. Caloz will receive a base salary of CHF (Swiss Francs) 463,760 per year, subject to review at the sole discretion of the Company, a one-time signing bonus of CHF 180,103 and a discretionary bonus of up to 50% of annual base salary. Under the Caloz Employment Agreement, Mr. Caloz is also entitled to expenses and reimbursements. He was also entitled to a grant of options to purchase 75,000 Ordinary Shares (subject to a four-year vesting period), a grant of 25,000 restricted share units (subject to a three-year vesting period), and a grant of 10,000 restricted share units (subject to a one-year vesting period) each pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. The Caloz Employment Agreement also provides for severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs.

In February 2023, the Board awarded Mr. Caloz his 2023 base salary would be CHF 494,000 and his 2021 bonus will be CHF 147,743. The termination provisions of the Caloz Employment Agreement are further discussed below. The Caloz Employment Agreement continues to be in force from year to year unless terminated in accordance with its terms. A copy of the Caloz Employment Agreement is filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K. The foregoing are not complete descriptions of the Caloz Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Ricardo Dolmetsch

Dr. Dolmetsch entered into an employment agreement with the Company effective September 14, 2020, for the role of President, Research and Development (the “Dolmetsch Employment Agreement”). The Dolmetsch Employment Agreement provided that Dr. Dolmetsch would receive a base salary of $500,000 per year, subject to review at the sole discretion of the Company, a one-time signing bonus of $250,000 and a discretionary bonus of up to 50% of annual base salary. Under the Dolmetsch Employment Agreement, Dr. Dolmetsch was also entitled to expenses and reimbursements. He was also entitled to a grant of options to purchase 35,000 Ordinary Shares (subject to a four-year vesting period), a grant of 55,000 restricted share units (subject to a three-year vesting period), and a grant of 10,000 restricted share units (subject to a one-year vesting period) each pursuant to the 2014 Plan and was eligible for future equity grant awards. The Dolmetsch Employment Agreement also provided for severance benefits, including payments of: (1) to 150% of base salary plus target bonus and COBRA coverage for 18 months for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus and COBRA coverage for 12 months for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs. In February 2023, the Board awarded Dr. Dolmetsch a base salary of $546,000. The termination provisions of the Dolmetsch Employment Agreement are further discussed below. The Dolmetsch Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms. A copy of the Dolmetsch Employment Agreement is filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K.

Effective October 4, 2023, Mr. Dolmetsch terminated his employment with the Company as its Chief Scientific Officer for Good Reason, as such term is defined in the Dolmetsch Employment Agreement. In connection therewith, Dr. Dolmetsch and uniQure, Inc. entered into a letter agreement on October 4, 2023 (the “Letter Agreement”), pursuant to which, subject to the execution of a general release, Dr. Dolmetsch is entitled to receive the severance benefits set forth in Sections 19(h)(i)(a), (ii), and (iii) of the Employment Agreement. Specifically, Dr. Dolmetsch is entitled to accrued benefits, and payment of COBRA premiums for a period of 12 months following the termination of his employment. Additionally, Dr. Dolmetsch received a lump-sum payment of approximately $1.025 million, which is equal to 12 months of base salary and target bonus, as well as a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board, which is currently 50%. A copy of the Letter Agreement is filed as Exhibit 10.73 to the Company’s Annual Report on Form 10-K.

The foregoing are not complete descriptions of the Dolmetsch Employment Agreement or the Letter Agreement and are qualified in their entirety by reference to the full text of such agreement.

Christian Klemt

Mr. Klemt entered into an employment agreement with the Company effective September 1, 2015, for the role of Global Controller. Effective July 15, 2017, Mr. Klemt was promoted to Chief Accounting Officer and entered into an amended employment agreement with the Company (the “Klemt Employment Agreement”). The Klemt Employment Agreement provided that Mr. Klemt would receive a base salary of €200,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 35% of his annual base salary. Under the Klemt Employment Agreement, Mr. Klemt was also entitled to expenses and reimbursements. Effective March 1, 2020, the Klemt Employment Agreement was amended and restated to, among other things, to provide additional severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs.

Effective June 15, 2021 Mr. Klemt was promoted to Chief Financial Officer and entered into an amended employment agreement with the Company (the “Klemt Amended Employment Agreement”). The Klemt Amended Employment Agreement provided that Mr. Klemt would receive a base salary of €325,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 40% of his annual base salary. Under the Klemt Employment Agreement, Mr. Klemt was also entitled to expenses and reimbursements. In February 2023, the Board awarded Mr. Klemt a base salary of €375,000. The termination provisions of the Klemt Employment Agreement are further discussed below. The Klemt Amended Employment Agreement is to continue in force until he reaches the legal retirement age in the Netherlands, unless terminated earlier. A copy of the Klemt Amended Employment Agreement is filed as Exhibit 10.49 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021. The foregoing are not complete descriptions of the Klemt Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Richard Porter

Dr. Porter entered into an employment agreement with Corlieve Therapeutics AG, the Company’s subsidiary, effective July 31, 2021 (the “Porter Employment Agreement”), pursuant to which Dr. Porter served as General Manager and leader of the company’s research and development efforts for therapies to treat epilepsy and other CNS disorders. The Porter Employment Agreement provided that Dr. Porter received a base salary of CHF 350,000 per year, subject to review at the sole discretion of the company. In April 1, 2022, the Porter Employment Agreement was amended to expand the scope of Dr. Porter’s role to that of Chief Business Officer, providing that Dr. Porter receive a base salary of CHF 410,000 per year, subject to review at the sole discretion of the Company, and a discretionary bonus of up to 40% of annual base salary. Under the Porter Employment Agreement, Dr. Porter is also entitled to expenses and reimbursements. The Porter Employment Agreement also provides for severance benefits, including payments of: (1) to 150% of base salary plus target bonus and COBRA coverage for 18 months for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus and COBRA coverage for 12 months for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs.

On October 5, 2023, in connection with the Reorganization, Dr. Porter and the Company entered into an amendment to the Porter Employment agreement whereby Dr. Porter’s base salary was increased to CHF 450,000 per year. Pursuant to this amendment, Dr. Porter is entitled to severance benefits in the event that Dr. Porter’s job description is altered within 12 months of the effective date of such amendment to the Porter Employment Agreement. In addition, in connection with such amendment, the Board approved equity grants to Dr. Porter consisting of 12,800 restricted stock units, such RSUs vesting pro-rata on each of the first three anniversaries of the grant date; and an option to purchase 22,100 ordinary shares, vesting over a period of four years, with one-quarter of the shares vesting on the first anniversary of the grant date and the remaining shares vesting quarterly on a pro-rata basis during the remainder of the vesting period.

The termination provisions of the Porter Employment Agreement are further discussed below. The Porter Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms. Copies of the Porter Employment Agreement and all amendments thereto are filed as Exhibits 10.74, 10.75 and 10.76 to the Company’s Annual Report on Form 10-K. The foregoing are not complete descriptions of the Porter Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Jeannette Potts

Dr. Potts entered into an employment agreement with the Company effective May 22, 2023, for the role of Chief Legal and Compliance Officer (the “Potts Employment Agreement”). The Potts Employment Agreement provides that Dr. Potts receive a base salary of $465,000 per year, subject to review at the sole discretion of the Company, and a discretionary bonus of up to 40% of annual base salary. Under the Potts Employment Agreement, Dr. Potts is also entitled to expenses and reimbursements. She was also entitled to a grant of options to purchase 81,300 Ordinary Shares (subject to a four-year vesting period), a grant of 47,100 restricted share units (subject to a three-year vesting period) pursuant to the 2014 Plan and was eligible for future equity grant awards. The Potts Employment Agreement also provides for severance benefits, including payments of: (1) to 150% of base salary plus target bonus and COBRA coverage for 18 months for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus and COBRA coverage for 12 months for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs. The termination provisions of the Potts Employment Agreement are further discussed below. The Potts Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms. A copy of the Potts Employment Agreement is filed as Exhibit 10.77 to the Company’s Annual Report on Form 10-K. The foregoing are not complete descriptions of the Porter Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Other Executive Compensation Policies

Tax and Accounting Considerations for NEOs subject to U.S. tax legislation

Prior to the passage of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), had disallowed a tax deduction for compensation in excess of $1.0 million paid to a company’s NEOs, other than its chief financial officer. Historically, qualifying performance-based compensation was not subject to the deduction limitation if specified requirements were met. However, effective for taxable years beginning after December 31, 2017, the exemption for qualified performance-based compensation from the deduction limitation of Section 162(m) has been repealed, such that compensation paid to our NEOs of more than $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain compensation arrangements in effect as of November 2, 2017.

“Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters. Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties, and interest on their compensation under such plans. The Company seeks to design and administer our compensation and benefits plans and arrangements for all our employees and service providers, including our NEOs, to keep them either exempt from or in compliance with the requirements of Section 409A.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits more than one times base salary amount is treated as excess parachute payments and is subject to a 20% excise tax, in addition to any applicable federal income and employment taxes.

Deferred Compensation and Retirement Plans

The Company operates a qualified 401(k) Plan for all employees at its Lexington facility in the USA. The uniQure Inc. 401(k) Plan is an employee contribution plan only, and there are no employer contributions currently being made. The uniQure Inc. 401(k) Plan offers both a before-tax and after-tax (Roth) component, which are subject to IRS statutory limits for each calendar year.

The Company operates a defined contribution pension plan for all employees of its Dutch operating entity uniQure Biopharma B.V. based in the Netherlands, which is funded by the Company through payments to an insurance company.

Equity Incentive Plan

The 2014 Plan enables the Board to grant equity awards, including options, restricted share units (RSUs) and performance share units (PSUs). The purpose of the 2014 Plan is to advance the interests of the Company’s Shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the group and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s Shareholders.

The terms of the PSUs are further discussed above. For RSUs the shares are automatically issued to the grantee upon the vesting of the award.

Under the 2014 Plan, the maximum number of Ordinary Shares available is currently limited to 14,351,471. As of March 31, 2024, 1,115,146 Ordinary Shares remain available for grant under the 2014 Plan.

Employee Share Purchase Plan

The Employee Share Purchase Plan (“ESPP”) is designed to allow eligible employees of the Company and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The purpose of the ESPP is to provide employees with a convenient method to invest in the Company’s Ordinary Shares, which will increase the equity stake of the Company’s employees and will benefit shareholders by aligning more closely the interests of participating employees with those of the Company’s Shareholders. The Company believes that this will help to motivate and retain highly qualified employees.

Under the ESPP, the number of Ordinary Shares initially reserved for issuance is 150,000. The purchase price of the Ordinary Shares acquired on each purchase date will be the lesser of (a) 85% of the closing price of an Ordinary Share on the first day of the offering period or (b) 85% of the closing price of an Ordinary Share on the purchase date. As of March 31, 2024, a total of 96,862 Ordinary Shares remains available for issuance under the ESPP.

Role of Executive Officer in Determining Executive Compensation

The Compensation Committee and Board approve all compensation decisions related to our NEOs. Such decisions by the Compensation Committee regarding compensation were made independently from our NEOs.

Stock Ownership Requirements and Hedging Policies

The Board has adopted stock ownership guidelines to further align the interests of its executive officers with the interests of the Company’s shareholders. The Company’s executive officers are expected to hold Ordinary Shares and other equity rights commensurate with their respective roles with the Company. The policy applies to certain “Executive Officers,” which currently includes the Chief Executive Officer, the Chief Financial Officer, the Chief Operations Officer, the Chief Legal Officer, the Chief People and Culture Officer, the Chief Business and Scientific Officer and the Chief Corporate Affairs Officer. The policy requires that, within five years of adoption of the policy (by December 2026) or their date of appointment to their position, the Executive Officers are required to have a share ownership position in the Company in an amount no less than the multiple of their base salary set forth below:

Chief Executive Officer	3	x	annual base salary
Other Executive Officers	1	x	annual base salary

In the event of an increase in an Executive Officer’s base salary, he or she will have one year from the time of such increase to acquire any additional Ordinary Shares needed to meet these guidelines. The ownership requirement will be measured as to each Executive Officer as of the first trading day in January of each year. In determining compliance with the stock ownership guidelines, we include Ordinary Shares owned outright, as well as Ordinary Shares and restricted share units subject to time-based vesting. No Executive Officer shall be deemed to be out of compliance with these guidelines to the extent that, after initially reaching the ownership threshold, the sole reason such person’s ownership is below the required threshold is due to a decrease in the market price of the Company’s Ordinary Shares and such person has not sold any Ordinary Shares since the time such person’s ownership dropped below the required threshold.

All Executive Officers have satisfied, or are on track to satisfy within the five-year grace period, the Board’s stock ownership guidelines. This description of the stock ownership guidelines does not purport to be complete, and it is qualified in its entirety by reference to the full text of the guidelines, which can be viewed on our website at www.uniqure.com/investors-media/corporate-governance.

Our Insider Trading Policy prohibits any officer, director, or employee from holding our equity securities in a margin account or pledging securities as collateral for a loan, except that the Compensation Committee may grant certain exceptions permit the pledge of securities as collateral for a loan and demonstrates the financial capacity to repay the loan without resorting to the pledged securities. The Compensation Committee may approve or deny the request in its sole discretion. For the fiscal year ended December 31, 2023, no such requests were made by our NEOS or members of our Board.

Clawback Policy

In December 2021, the Board adopted a Compensation Clawback Policy (the “Clawback Policy”). Under the policy, prior to the amendment described below, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Board is granted discretion to recover from its executive officers who received incentive-based compensation (i.e., compensation that is earned or vested based on the attainment of a financial reporting measure, including shock price and total shareholder return) in excess of what otherwise should have been paid due to the executive officer’s misconduct that resulted in a financial restatement. The Clawback Policy may, in certain circumstances, be applied to other current or former employees whose actions or omissions contributed to the circumstances requiring the restatement and also involved willful misconduct or a willful violation of any of the Company’s rules. Additionally, if the Board determines that detrimental conduct has occurred that results in a material adverse impact on the Company’s financial results, operations or reputation, any incentive-based compensation paid during the prior year may be subject to clawback.

In December 2023, the Clawback Policy was revised to reflect updated listing standard rules from Nasdaq and to require that the Company seek a clawback of any excess performance-based compensation that was paid to our executive officers due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, regardless of fault or misconduct, other than in certain limited circumstances. The full Clawback Policy, as amended, is available on our website at www.uniqure.com/investors-media/corporate-governance.

Risk Considerations

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices. Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation. Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officers for the three fiscal years ended December 31, 2023, 2022 and 2021.

Name	Year	Salary (1) ($)	Stock Award (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Medicare benefits ($)	All other compensation (4) ($)	Total ($)
Matthew Kapusta	2023	635,089	2,502,900	3,064,662	342,900	35,116	4,252	6,584,919
Chief Executive Officer	2022	609,490	2,464,117	2,006,170	512,400	26,847	9,150	5,628,174
	2021	583,495	2,065,081	2,065,074	350,097	27,654	8,700	5,100,101
Christian Klemt (5)	2023	407,111	770,440	770,646	146,005	—	22,346	2,116,548
Chief Financial Officer	2022	358,297	860,067	699,824	191,352	—	16,711	2,126,251
	2021	344,628	934,487	928,907	141,986	—	18,410	2,368,418
Pierre Caloz (5)(6)	2023	554,063	962,020	963,009	246,921	—	81,603	2,807,616
Chief Operations Officer	2022	501,187	824,225	594,856	344,138	—	105,779	2,370,185
	2021	316,981	1,206,100	1,499,010	161,661	—	43,901	3,227,653
Ricardo Dolmetsch (7)(8)	2023	509,227	962,020	963,009	—	22,590	1,031,433	3,488,279
Former Chief Scientific Officer	2022	524,635	1,106,481	877,115	350,438	26,847	9,150	2,894,666
	2021	506,000	470,973	470,983	253,000	27,654	8,700	1,737,310
Richard Porter (5)(9)	2023	488,030	1,030,626	856,911	173,045	—	71,094	2,619,706
Chief Business and Scientific Officer
Jeannette Potts (10)	2023	277,212	950,478	951,568	102,114	22,501	6,975	2,310,848
Chief Legal and Compliance Officer
(1)	Salary is determined based on actual salary during the fiscal years 2021 - 2023. Actual salary has a minor variance from the salary listed in the CD&A for U.S. NEOs based on biweekly payroll mechanics.
(2)	Represents the aggregate fair value of the stock and options awards granted to such NEOs during 2021, 2022, and 2023 as determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”) not including estimates of forfeitures related to service-based vesting conditions. Amounts reflected in the stock awards column are comprised of the accounting value of both the time-vested RSUs and PSUs granted in the years reflected. PSUs have only been included in the stock awards column to the extend accomplishment of an underlying milestone is considered probable in accordance with ASC 718. The PSUs granted in 2021 became probable in 2022 and expenses were recorded. These vested PSUs have been included in the stock award column for 2022. Dr. Porter received PSU grant in 2021 based on goals related to AMT-260. A portion of this PSU grant vested in 2023 and has been included in the stock award column. For assumptions and estimates used in determining these values, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Share-based Payments and [Note 2.3.18] of the Consolidated Financial Statements in our Annual Report. Note that the amounts reported in these columns reflect the accounting cost for these stock and option awards, and do not correspond to the actual economic value that may be received by the NEOs. The number of RSUs and stock options granted is established using a 30-day average share price, to mitigate for any short-term volatility, applied to the approved target value. Grant date fair values are calculated on the date of grant in accordance with accounting rules. This can result in differences between the target values approved by the Compensation Committee and the disclosed grant date fair value. In 2023 this resulted in the grant date fair value being approximately 4% lower than the target value.
(3)	These amounts reflect the annual cash bonus awards granted to the NEOs pursuant to the Company’s Short-term Incentive program.
(4)	With the exception of Dr. Dolmetsch as described in footnote (8), the amounts represent 401(k) or similar retirement contributions for non-U.S. pension plans.

(5)	Mr. Klemt receives his salary, non-equity incentive plan compensation and other compensation in euros. Amounts were translated to $ using an average exchange rate for the 12-month period ended December 31, 2023 of 1.08 $/euro, December 31, 2022 of 1.05 $/euro, and December 31, 2021 of 1.18 $/euro. Mr. Caloz and Dr. Porter receive salary, non-equity incentive compensation and other compensation in Swiss francs. Amounts were translated to dollars using an average exchange rate for the 12-month period ended December 31 2023 of 1.11 $/Swiss franc, December 31, 2022 of 1.05 $/Swiss franc, and December 31, 2021 of 1.09 $/Swiss Franc.
(6)	Mr. Caloz was appointed our Chief Operations Officer effective May 17, 2021.

(7)	Dr. Dolmetsch resigned from his position as our Chief Scientific Officer, effective October 4, 2023.

(8)	This amount reflects (i) the lump sum payment of $1,025,000 paid to Dr. Dolmetsch upon his separation from the Company, which is equal to 12 months of base salary and target bonus, as well as a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board, and (ii) 401(k) contributions.

(9)	Mr. Porter was appointed our Chief Business and Scientific Officer effective October 5, 2023.

(10)	Dr. Potts was appointed our Chief Legal Officer effective June 13, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2023

The following table contains information concerning exercisable stock options with respect to our Ordinary Shares, RSUs and PSUs granted to our NEOs that were outstanding as of December 31, 2023.

			Option Awards (1)					Stock Awards (2)
Name	Type of Equity Award		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned PSUs, Shares, Other Units or Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Matthew Kapusta	Option		100,000	—	—	14.71	2025	—	—	—	—
	Option		100,000	—	—	23.60	2025	—	—	—	—
	Option		51,316	—	—	7.53	2026	—	—	—	—
	Option		175,000	—	—	6.22	2027	—	—	—	—
	Option		83,663	—	—	19.39	2028	—	—	—	—
	Option		83,362	—	—	31.71	2029	—	—	—	—
	Option		55,564	3,714	—	51.81	2030	—	—	—	—
	Option		66,155	30,074	—	37.00	2031	—	—	—	—
	Option		94,341	121,302	—	16.04	2032	—	—	—	—
	Option		—	256,500	—	20.06	2033	—	—	—	—
	RSU	(3)	—	—	—	—	—	18,605	125,956	—	—
	RSU	(6)	—	—	—	—	—	83,383	564,503	—	—
	RSU	(8)	—	—	—	—	—	121,500	—	—	—
	PSU	(11)	—	—	—	—	—	—	—	34,397	232,868
Christian Klemt	Option		3,000	—	—	13.03	2026	—	—	—	—
	Option		15,000	—	—	5.37	2027	—	—	—	—
	Option		22,620	—	—	19.39	2028	—	—	—	—
	Option		18,651	—	—	31.71	2029	—	—	—	—
	Option		13,564	915	—	51.81	2030	—	—	—	—
	Option		19,361	8,804	—	37.00	2031	—	—	—	—
	Option		10,142	6,093	—	34.46	2031	—	—	—	—
	Option		32,909	42,315	—	16.04	2032	—	—	—	—
	Option		—	64,500	—	20.06	2033	—	—	—	—
	RSU	(3)	—	—	—	—	—	5,447	36,876	—	—
	RSU	(4)	—	—	—	—	—	3,193	21,617	—	—
	RSU	(6)	—	—	—	—	—	29,087	196,919	—	—
	RSU	(8)	—	—	—	—	—	37,400	253,198	—	—
	PSU	(11)	—	—	—	—	—	—	—	12,036	81,484
Pierre Caloz	Option		46,872	28,128	—	34.46	2031	—	—	—	—
	Option		27,973	35,968	—	16.04	2032	—	—	—	—
	Option		—	80,600	—	20.06	2033	—	—	—	—
	RSU	(4)	—	—	—	—	—	8,334	56,421	—	—
	RSU	(6)	—	—	—	—	—	24,725	167,388	—	—
	RSU	(8)	—	—	—	—	—	46,700	316,159	—	—
	PSU	(11)	—	—	—	—	—	—	—	17,228	116,634
Ricardo Dolmetsch	Option		28,433	—	—	38.67	2030	—	—	—	—
	Option		15,083	—	—	37.00	2031	—	—	—	—
	Option		41,246	—	—	16.04	2032	—	—	—	—
Richard Porter	Option		15,465	12,035	—	36.39	2031	—	—	—	—
	Option		8,774	11,286	—	16.04	2032	—	—	—	—
	Option		15,990	26,650	—	14.94	2032	—	—	—	—
	Option		—	64,500	—	20.06	2033	—	—	—	—

	Option		—	22,100	—	6.73	2033	—	—	—	—
	RSU	(5)	—	—	—	—	—	4,168	28,217	—	—
	RSU	(6)	—	—	—	—	—	7,754	52,495	—	—
	RSU	(7)	—	—	—	—	—	16,494	111,664	—	—
	RSU	(8)	—	—	—	—	—	37,400	253,198	—	—
	RSU	(10)	—	—	—	—	—	12,800	86,656	—	—
	PSU	(11)	—	—	—	—	—	—	—	8,260	55,920
Jeannette Potts	Option		—	81,300	—	20.18	2033	—	—	—	—
	RSU	(9)	—	—	—	—	—	47,100	318,867	—	—

(1)	The option grants typically vest over four years; 25% on the anniversary of the grant date and in equal quarterly installments thereafter.
(2)	Market values of RSU and PSU awards are based on the closing stock price of the Company on December 31, 2023 ($6.77 per Ordinary Share).
(3)	RSU awards granted on February 25, 2021, vest in equal one-third tranches after each of one year, two years and three years after the grant date.
(4)	RSU awards granted on June 15, 2021, vest in equal one-third tranches after each of one year, two years and three years after the grant date.
(5)	RSU awards granted on September 14, 2021, vest in equal one-third tranches after each of one year, two years and three years after the grant date.

(6)	RSU awards granted on February 24, 2022, vest in equal one-third tranches after each of one year, two years and three years after the grant date.

(7)	RSU awards granted on April 29, 2022, vest in equal one-third tranches after each of one year, two years and three years after the grant date.

(8)	RSU awards granted on February 24, 2023, vest in equal one-third tranches after each of one year, two years and three years after the grant date.

(9)	RSU awards granted on June 13, 2023, vest in equal one-third tranches after each of one year, two years and three years after the grant date.

(10)	RSU awards granted on October 5, 2023, vest in equal one-third tranches after each of one year, two years and three years after the grant date.

(11)	The PSU awards were granted on December 8, 2021 and vest based on the achievement of certain specified milestones as well as a multiplier based on the Company’s total shareholder return relative to the Nasdaq biotechnology index. As of December 31, 2023, two such milestones were not achieved based on the target achievement dates specified in the initial grant, thereby limiting the vesting of the shares underlying these PSU awards to a maximum of 80% of the initial PSU grant.

GRANTS OF PLAN-BASED AWARDS FOR 2023

										All Other	All Other
										stock	option		Grant Date
				Estimated Future			Estimated Future			Awards:	Awards:		Fair Value
				Payouts under			Payouts Under			Number	Number of	Exercise or	of Stock
				Non-Equity Incentive			Equity Incentive			of shares	securities	Base Price	and
				Plan Awards (1)			Plan Awards			of stock	underlying	of Option	Option
Name	Award		Grant Dates	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units ($)	Option (#)	Awards ($/sh)	Awards ($)
Matthew Kapusta	ICU	(1)		190,500	381,000	571,500	—	—	—
	Option	(2)	2/24/23	—	—	—	—	—	—	—	256,500	20.60	3,064,662
	RSU	(3)	2/24/23	—	—	—	—	—	—	121,500	—	—	2,502,900

Ricardo Dolmetsch	ICU	(1)		136,500	273,000	409,500	—	—	—
	Option	(2)	2/24/23	—	—	—	—	—	—	—	80,600	20.60	963,009
	RSU	(3)	2/24/23	—	—	—	—	—	—	46,700	—	—	962,020

Christian Klemt (4)	ICU	(1)		81,114	162,228	243,341	—	—	—
	Option	(2)	2/24/23	—	—	—	—	—	—	—	64,500	20.60	770,646
	RSU	(3)	2/24/23	—	—	—	—	—	—	37,400	—	—	770,440

Pierre Caloz (5)	ICU	(1)		137,179	274,357	411,536	—	—	—
	Option	(2)	2/24/23	—	—	—	—	—	—	—	80,600	20.60	963,009
	RSU	(3)	2/24/22	—	—	—	—	—	—	46,700	—	—	962,020

Richard Porter (5)	ICU	(1)		99,968	199,936	299,904	—	—	—
	Option	(2)	2/24/23	—	—	—	—	—	—	--	64,500	20.60	770,646
	RSU	(3)	2/24/23	—	—	—	—	—	—	37,400	—	—	770,440
	Option	(2)	10/5/23	—	—	—	—	—	—	—	22,100	6.73	86,265
	RSU	(3)	10/5/23	—	—	—	—	—	—	12,800	—	—	86,144

Jeannette Potts	ICU	(1)		93,000	186,000	279,000	—	—	—
	Option	(2)	6/13/23	—	—	—	—	—	—	—	81,300	20.18	951,568
	RSU	(3)	6/13/23	—	—	—	—	—	—	47,100	—	—	950,478
(1)	Represents 2023 annual cash bonus granted under the Company’s Short-Term Incentive Plan. For additional information, please see “Compensation Discussion and Analysis—2023 Short-Term Incentive Plan”.
(2)	Time-vested stock options granted under the Company’s 2014 Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2023 Long-term Incentive Awards”.
(3)	Time-vested RSUs granted under the Company’s 2014 Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2023 Long-term Incentive.”

(4)	Mr. Klemt receives a salary in euros. Short-term incentive amounts were translated to dollars using an average exchange rate for the 12-month period ended December 31, 2023 of 1.08 $US/euro.
(5)	Mr. Caloz and Dr. Porter receive their salary in Swiss francs. Short-term incentive amounts were translated to dollars using an average exchange rate for the 12-month period ended December 31, 2023 of 1.11 $US/Swiss franc.

OPTION EXERCISES AND STOCK VESTED IN 2023

The following table discloses information for each of our NEOs regarding the exercise of stock option awards and the vesting of certain stock awards for the 12-month period ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Matthew Kapusta	—	—	77,388	1,561,568
Christian Klemt	—	—	27,972	559,965
Pierre Caloz	—	—	23,614	466,018
Ricardo Dolmetsch	—	—	43,723	654,569
Richard Porter	—	—	37,488	474,543
Jeannette Potts	—	—	—	—

(1)

Value realized on Vesting equals the number of Ordinary Shares vested multiplied by the closing price of our Ordinary Shares on the Nasdaq Global Select Market on the day the Ordinary Shares vested, respectively the closing price on the last trading day if such vesting occurs on a day that our Ordinary Shares are not traded on the Nasdaq Global Select Market.

Pay Versus Performance

The following table provides information showing the relationship during 2023, 2022 and 2021 between (1) “Compensation Actually Paid” (as defined by SEC rule) to (a) each person serving as Chief Executive Officer and (b) our other NEOs on an average basis, and (2) the Company’s financial performance.

Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically do so otherwise.

Pay Versus Performance Table

			Average		Value of Initial Fixed $100
			Summary	Average	Investment Based On:
	Summary		Compensation	Compensation		Peer Group
	Compensation	Compensation	Table Total	Actually Paid	Total	Total	Net (Loss) /
	Table Total	Actually Paid	for Non-	to Non-PEO	Shareholder	Shareholder	Income
Year	for PEO (1)	to PEO (1) (2) (3)	PEO NEOs (4)	NEOs (3) (4) (5)	Return (6)	Return (7)	($ in millions) (8)
2023	6,584,919	(1,396,962)	2,668,599	95,398	9.45	115.42	(308.5)
2022	5,628,174	6,956,368	2,352,186	2,794,041	31.64	111.27	(128.3)
2021	5,100,101	1,561,702	2,341,941	1,100,648	28.94	124.89	332.8
2020	4,465,377	(7,341,891)	2,283,388	(599,725)	50.42	125.69	(141.4)

(1)	Reflects compensation for our Chief Executive Officer, Mr. Kapusta, who served as our Principal Executive Officer (“PEO”) in 2020, 2021, 2022 and 2023.
(2)

The amounts reported for Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our PEO. The following table discloses the adjustments made to the Summary Compensation Table (“SCT”) amounts to calculate the CAP amounts.

	Fiscal year-ended December 31,
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	6,584,919	5,628,174	5,100,101	4,465,377
Deduction for Reported Grant Date Fair Value of Stock Awards (a)	(2,502,900)	(2,464,117)	(2,065,081)	(1,750,608)
Deduction for Reported Grant Date Fair Value of Option Awards (a)	(3,064,662)	(2,006,170)	(2,065,074)	(1,749,294)
Addition of fair value at year-end of equity awards granted during the year that remained outstanding and unvested	1,549,893	5,696,179	2,114,800	2,255,198
Change in fair value at year-end versus prior year-end for awards granted in prior year that remained outstanding and unvested	(3,225,394)	294,663	(1,571,302)	(6,390,497)
Change in fair value at vesting date versus prior year-end for awards granted in prior year that vested during the year	(738,818)	(192,361)	48,258	(4,172,067)
Compensation Actually Paid	(1,396,962)	6,956,368	1,561,702	(7,341,891)

(a)	Reflects the total of amounts reported in the Stock Awards and Option Awards columns of the SCT for our PEO in each of the reported years.
(3)	Measurement date equity fair values are calculated with assumptions derived on a basis consistent with, and are not materially different from, those used for grant date fair value purposes.

Restricted stock units are valued based on the last sale price of our stock on the Nasdaq Global Select Market on the relevant measurement date. Performance share units are valued by applying the probable or actual outcome based on performance through the measurement date, multiplied by the last sale price of our stock on the Nasdaq Global Select Market on the relevant measurement date. Options are valued using a Hull & White option pricing model with assumptions established as at the relevant measurement date.

(4)

Reflects the average compensation for the non-PEO NEOs for each respective year presented. The persons included as non-PEO NEOs in each respective year reflects the relevant individuals included in the SCT for each of the years as follows:

2020: Alexander Kuta, Christian Klemt, Ricardo Dolmetsch, Robert Gut and Sander van Deventer;

2021: Alexander Kuta, Christian Klemt, Ricardo Dolmetsch, and Pierre Caloz;

2022: Alexander Kuta, Christian Klemt, Ricardo Dolmetsch, and Pierre Caloz; and

2023: Christian Klemt, Ricardo Dolmetsch, Pierre Caloz, Richard Porter and Jeannette Potts.

(5)

The amounts reported for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our non-PEO NEOs. The following table discloses the adjustments made to the SCT amounts to calculate the CAP amounts.

	Fiscal year-ended December 31,
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for non-PEO NEOs	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	2,668,599	2,352,186	2,341,941	2,283,388
Deduction for Reported Grant Date Fair Value of Stock Awards (a)	(935,117)	(877,719)	(826,032)	(973,072)
Deduction for Reported Grant Date Fair Value of Option Awards (a)	(901,029)	(682,913)	(897,864)	(614,922)
Addition of fair value at year-end of equity awards granted during the year that remained outstanding and unvested	520,304	1,939,018	918,900	1,213,407
Change in fair value at year-end versus prior year-end for awards granted in prior year that remained outstanding and unvested	(932,864)	123,475	(425,980)	(1,718,898)
Change in fair value at vesting date versus prior year-end for awards granted in prior year that vested during the year	(324,495)	(60,006)	(10,317)	(789,628)
Compensation Actually Paid	95,398	2,794,041	1,100,648	(599,725)

(a)	Reflects the total of amounts reported in the Stock Awards and Option Awards columns of the SCT, averaged for our non-PEO NEOs in each of the reported years.
(6)

Total Shareholder Return (“TSR”) represents the cumulative total shareholder return of investing in our shares for the period beginning on the last trading day of 2019 through the last trading day of each of the years presented in the Pay Versus Performance Table.

(7)

Peer Group TSR represents the cumulative total shareholder return of the NASDAQ Biotechnology Index (“NBI”) for the period beginning on the last trading day of 2019 through the last trading day of each of the years presented in the Pay Versus Performance Table. The NBI is the peer group used for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2023.

(8)	Reflects Net (Loss) / Income as reported in the Company’s Annual Report on Form 10-K for the years ending December 31, 2023, 2022, 2021 and 2020.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

●	Our cumulative TSR and Peer Group (NBI) cumulative TSR; and
●	Our net loss.

TSR amounts reported in the graph assume an initial fixed investment of $100.

Pay vs Performance - Compensation Actually Paid (CAP) & Total Shareholder Return (TSR)
$8,000
$6,000
$4,000
$2,000
$-
-$2,000
-$4,000
-$6,000
-$8,000
-$10,000
CAP (in Thousands)
140
120
100
80
60
40
20
0
TSR (Growth of $100 Invested)
2020
2021
2022
2023
PEO CAP
Non-PEO Avg CAP
QURE TSR
Peer Group TSR

Pay vs Performance - Compensation Actually Paid (CAP) vs Net (Loss) / Income
$8,000
$6,000
$4,000
$2,000
$-
-$2,000
-$4,000
-$6,000
-$8,000
-$10,000
CAP (in Thousands)
2020
2021
2022
2023
$400,000
$300,000
$200,000
$100,000
$-
-$100,000
-$200,000
-$300,000
-$400,000
Net Income (in Thousands)
PEO CAP
Non-PEO Avg CAP
Net Income

Tabular List of Company Performance Measures

As described in our CD&A, we believe that compensation should pay for performance, align interest with our shareholders, use at risk compensation to incentivize executives, and attract and retain talented executives. We seek to align compensation opportunities for our NEOs with strategic priorities for the Company, which largely reflect non-financial measures. Total Shareholder Return is the only financial measure (per the definition in Item 402(v)(2) of Regulation S-K) currently used in our executive compensation program to assess performance in respect of the 2021 PSU awards on a relative basis. As a result of Total Shareholder Return already being included in the Pay Versus Performance table, no company-selected measure is identified or reported.

Abular List of
Tabular List of Most Important Performance Measures
Total Shareholder Return

Potential Payments upon Termination or Change of Control

Pursuant to the terms of their respective employment agreements with the Company, each of our NEOs are eligible for potential payments and benefits in connection with a termination, including without Cause or for Good Reason, or in connection with a Change of Control. The following narrative and tables set forth the potential payments and value of additional benefit that each of our NEOs would receive in the scenarios contemplated. The tables below assume that employment terminated and/or the Change of Control occurred on December 31, 2023 and reflect the closing share price of the Company on December 29, 2023 of $6.77 per Ordinary Share. Except as otherwise provided, the following definitions apply to the potential payments upon termination.

“Accrued Benefit” means, unless as otherwise noted below, (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); and (d) payment of unreimbursed business expenses incurred by the named executive officer.

“Cause” means the good faith determination by the Company, after written notice from the Board to the named executive officer that one or more of the following events has occurred and stating with reasonable specificity the actions that constitute Cause and the specific reasonable cure (related to sections (a) and (h) below): (a) the named executive officer has willfully or repeatedly failed to perform his or her material duties, and such failure has not been cured after a period of thirty (30) days’ notice; (b) any reckless or grossly negligent act by the named executive officer having the foreseeable effect of injuring the interest, business or reputation of the Company, or any of its parent, subsidiaries or affiliates in any material respect and which did in fact cause such material injury; (c) the named executive officer’s evidenced use of any illegal drug, or illegal narcotic, or excessive amounts of alcohol (as determined by the Company in its reasonable discretion) on Company property or at a function where the named executive officer is working on behalf of the Company; (d) the indictment on charges or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a felony; (e) the conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a misdemeanor which, in the Board’s reasonable judgment, involves moral turpitude deceit, dishonesty or fraud, except that, in the event that the named executive officer is indicted on charges for a misdemeanor set forth above, the Board may elect, in its sole discretion, to place the named executive officer on administrative garden leave with continuation of full compensation and benefits under this Agreement during the pendency of the proceedings; (f) conduct by or at the direction of the named executive officer constituting misappropriation or embezzlement of the property of the Company, or any of its parents or affiliates (other than the occasional, customary and de minimis use of Company property for personal purposes); (g) a breach by the named executive officer of a fiduciary duty owing to the Company, including the misappropriation of (or attempted misappropriation of) a corporate opportunity or undisclosed self-dealing; (h) a material breach by the named executive officer of any material provision of this Agreement, any of the Company’s written employment policies or the named executive officer’s fiduciary duties to the Company, which breach, if curable, remains uncured for a period of thirty (30) days after receipt by the named executive officer of written notice of such breach from the Board, which notice shall contain a reasonably specific description of such breach and the specific reasonable cure requested by the Board; and (i) any breach of their respective employment agreements.

“Change of Control” means any of the following: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty (40) percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (c) the consummation of (1) any consolidation or merger of the Company where the Shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“Change of Control Termination” means, unless as otherwise noted below, (i) any termination by the Company of the named executive officer’s employment other than for Cause that occurs within 12 months after the Change of Control; or (ii) any resignation by the named executive officer for Good Reason that occurs within 12 months after the Change of Control.

“Disability” means an incapacity by accident, illness or other circumstances which renders the named executive officer mentally or physically incapable of performing the duties and services required of him or her on a full-time basis for a period of at least 120 days.

“Good Reason” means that the named executive officer has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events: (a) a material diminution in the named executive officer’s responsibilities, authority or duties (excluding any duties associated with any position that the named executive officer may hold at the Company); (b) a diminution in the named executive officer’s base salary, except for across-the-board salary reductions, based on the Company’s financial performance, similarly affecting all or substantially all other senior management employees of the Company, which reduction does not reduce the named executive officer’s base salary (in the aggregate with any similar reductions during the term of employment) by more than 20% from the named executive officer’s highest base salary; (c) a material change in the geographic location at which the named executive officer provides services to the Company (i.e., outside a radius of fifty (50) miles from their primary business location); or (d) the material breach of their respective employment agreements by the Company (each a “Good Reason Condition”).

“Good Reason Process” means that (a) the named executive officer reasonably determines in good faith that a Good Reason Condition has occurred; (b) the named executive officer notifies the Board in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (c) the named executive officer cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (d) notwithstanding such efforts, the Good Reason Condition continues to exist; and (e) the named executive officer terminates the employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Matthew Kapusta

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2023, at a share price of $6.77 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
Compensation
Cash severance (1)	635,000	2,032,000	—	—	—
Pro-rata bonus (1), (2)	381,000	381,000	381,000	381,000	—
Long term incentive
Restricted share units - unvested and accelerated	1,513,014	1,513,014	—	—	—
Performance share units - unvested and accelerated (3)	—	—	—	—	—
Stock options - unvested and accelerated	—	—	—	—	—
Benefits and perquisites
Health insurance (4)	32,591	48,886	—	—	—
Total	2,561,605	3,974,900	381,000	381,000	—
(1)	Cash severance and pro-rata bonus are paid as a lump sum, except in the case of base salary paid on termination without Cause or for Good Reason, which is paid over the course of the severance period.
(2)	Pro-rata bonus amounts are based on actual 2023 annual short-term incentive payout.
(3)	PSU amounts reflect actual earned awards for all completed tranches.
(4)	Health insurance costs are based on individual elections for 2023.

The Kapusta Employment Agreement requires us to provide compensation and/or other benefits to Mr. Kapusta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination because of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits (defined below)) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Other than in the event of a Change of Control Termination (defined below), pursuant to the terms of the Kapusta Employment Agreement, if the Company terminates Mr. Kapusta’s employment (or fails to renew the Kapusta Employment Agreement) without Cause or if Mr. Kapusta resigns or opts not to renew the Kapusta Employment Agreement for Good Reason, then Mr. Kapusta is entitled to Accrued Benefits (defined below), twelve months of base salary, a lump sum bonus payment, accelerated vesting of options and restricted share unit awards which remain unvested as of the termination date, accelerated vesting of performance share unit awards to the extent then earned which remain unvested as of the termination date, and the continuation of certain other benefits.

If Mr. Kapusta’s employment with the Company terminates due to his death or disability, he will be entitled to Accrued Benefits and a lump sum bonus payment.

In the event of a Change of Control Termination (defined below), Mr. Kapusta will be entitled in such circumstances to a lump sum payment equal to two times Mr. Kapusta’s then-current base salary to be paid no later than sixty days after the termination date, his bonus for the year of termination pro-rated based upon Mr. Kapusta’s termination date, and a lump sum representing and additional two times Mr. Kapusta’s bonus, to be paid no later than sixty days following the termination date.

If Mr. Kapusta incurs excise tax liability pursuant to section 4999 of the Internal Revenue Code, as amended, he will be entitled to certain reductions in his severance payments which will have the result of providing him certain tax relief, all pursuant to the Kapusta Employment Agreement.

If Mr. Kapusta’s employment with the Company is terminated voluntarily without Good Reason by Mr. Kapusta, for Cause by the Company, upon a vote of the general meeting of the Company’s Shareholders to dismiss him or upon a vote of the Board to recommend dismissal from his positions at the Company to the general meeting of the Company’s Shareholders and/or to suspend Mr. Kapusta from his positions, then Mr. Kapusta is not entitled to any severance.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); (d) payment of unreimbursed business expenses incurred by Mr. Kapusta; and (e) rights to indemnification and directors’ and officers’ liability insurance coverage, under any agreement between the Company and Mr. Kapusta, and/or under any of the Company’s organizational documents.

“Change of Control Termination” means (a) any termination by the Company of Mr. Kapusta’s employment, other than for Cause, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control; or (b) any resignation by Mr. Kapusta for Good Reason, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control.

The foregoing descriptions of the Kapusta Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Christian Klemt

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2023, at a share price of $6.77 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
Compensation
Cash severance	567,796	851,694	—	—	—
Pro-rata bonus (1)	162,228	162,228	162,228	162,228	—
Long term incentive
Restricted share units - unvested and accelerated	—	508,610	—	—	—
Performance share units - unvested and accelerated (2)	—	—	—	—	—
Stock options - unvested and accelerated	—	—
Total	730,024	1,522,532	162,228	162,228	—
(1)	Pro-rata bonus amounts are based on actual 2023 annual short-term incentive pay-out.

(2)	PSU amounts reflect actual earned awards for all completed tranches.

The Klemt Employment Agreement requires us to provide compensation and/or other benefits to Mr. Klemt during his employment and in the event of executive’s termination of employment under certain circumstances and in the event of termination due to a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Klemt Employment Agreement, if Mr. Klemt’s employment is terminated due to the death or Disability of Mr. Klemt, then Mr. Klemt is entitled to Accrued Benefits. If the Company terminates Mr. Klemt’s employment without Cause or if Mr. Klemt resigns for Good Reason, then Mr. Klemt is entitled to Accrued Benefits, twelve months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%). In the event of a Change of Control Termination then Mr. Klemt is entitled to Accrued Benefits, 18 months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%). In the event of a termination of Mr. Klemt’s employment due to death or disability or if Mr. Klemt resigns for Good Reason or upon a Change of Control Termination, Mr. Klemt is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Additionally, if Mr. Klemt retires, he is entitled to accelerated vesting of options granted prior to June 30, 2019. Furthermore, in the event of a Change of Control Termination, Mr. Klemt is entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

Pierre Caloz

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2023, at a share price of $6.77 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
Compensation
Cash severance	823,071	1,234,607	—	—	—
Pro-rata bonus (1)	274,357	274,357	274,357	274,357	—
Long term incentive
Restricted share units - unvested and accelerated	—	539,968	—	—	—
Performance share units - unvested and accelerated (2)	—	—	—	—	—
Stock options - unvested and accelerated	—	—	—	—	—
Total	1,097,428	2,048,932	274,357	274,357	—
(1)	Pro-rata bonus amounts are based on actual 2023 annual short-term incentive pay-out.
(2)	PSU amounts reflect actual earned awards for all completed tranches.

The Caloz Employment Agreement requires us to provide compensation and/or other benefits to Mr. Caloz during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination because of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Caloz Employment Agreement, if Mr. Caloz’s employment is terminated due to the death or Disability of Mr. Caloz, then Mr. Caloz is entitled to Accrued Benefits. If the Company terminates Mr. Caloz’s employment without Cause or if Mr. Caloz resigns for Good Reason, then Mr. Caloz is entitled to Accrued Benefits, twelve months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 50%). In the event of a Change of Control Termination then Mr. Caloz is entitled to Accrued Benefits, 18 months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 50%). In the event of a termination of Mr. Caloz’s employment due to death or disability or if Mr. Caloz resigns for Good Reason or upon a Change of Control Termination, Mr. Caloz is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Furthermore, in the event of a Change of Control Termination, Mr. Caloz is entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

Richard Porter

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2023, at a share price of $6.77 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
Compensation
Cash severance	699,777	1,049,666	—	—	—
Pro-rata bonus (1)	199,936	199,936	199,936	199,936	—
Long term incentive
Restricted share units - unvested and accelerated	—	532,230	—	—	—
Performance share units - unvested and accelerated (2)	—	—	—	—	—
Stock options - unvested and accelerated	—	—	—	—	—
Total	899,713	1,781,832	199,936	199,936	—
(1)	Pro-rata bonus amounts are based on actual 2023 annual short-term incentive pay-out.
(2)	PSU amounts reflect actual earned awards for all completed tranches.

Jeannette Potts

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2023, at a share price of $6.77 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
Compensation
Cash severance	651,000	976,500	—	—	—
Pro-rata bonus (1)	186,000	186,000	186,000	186,000	—
Long term incentive
Restricted share units - unvested and accelerated	—	318,867	—	—	—
Performance share units - unvested and accelerated (2)	—	—	—	—	—
Stock options - unvested and accelerated	—	—	—	—	—
Benefits and perquisites
Health insurance (3)	34,287	51,431	—	—	—
Total	871,287	1,532,798	186,000	186,000	—
(1)	Pro-rata bonus amounts under are based on actual 2023 annual short-term incentive pay-out.
(2)	PSU amounts reflect actual earned awards for all completed tranches.
(3)	Health insurance costs are based on individual elections for 2023.

Ricardo Dolmetsch

As previously announced, effective October 4, 2023, Dr. Dolmetsch, our former Chief Scientific Officer, resigned from the Company. In connection with Dr. Dolmetsch’s resignation for Good Reason, as such term is defined in the employment agreement, dated September 14, 2020, by and between Dr. Dolmetsch and uniQure, Inc., a subsidiary of the Company (the “Employment Agreement”). Dr. Dolmetsch and uniQure, Inc. entered into a letter agreement on October 4, 2023 (the “Letter Agreement”) pursuant to which, upon his separation from the Company, Dr. Dolmetsch received the severance benefits set forth in Sections 19(h)(i)(a), (ii), and (iii) of the Employment Agreement. Specifically, Dr. Dolmetsch was entitled to accrued benefits, and payment of COBRA premiums for a period of 12 months following the termination of his employment. Additionally, Dr. Dolmetsch received a lump-sum payment of approximately $1.025 million, which is equal to 12 months of base salary and target bonus, as well as a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board, which is currently 50%.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Current Director Compensation Arrangements

Our Remuneration Policy provides that our Board may determine compensation paid to non-executive directors. Our Board-approved non-executive director compensation for their services on our Board is as follows:

●	Each non-executive director received an annual retainer of $45,000.
●	The chair of the Board receives an annual retainer totaling $80,000 (i.e., an annual retainer of $45,000 and an additional $35,000 as the chair of the Board).
●	Each non-executive director who serves as a member of a committee of our Board receives additional compensation as follows:
●	Audit Committee: members receive an annual retainer of $10,000; the chair receives an annual retainer of $20,000.
●	Compensation Committee: members receive an annual retainer of $7,500; the chair receives an annual retainer of $15,000.
●	Nominating and Corporate Governance Committee: members receive an annual retainer of $5,000; the chair receives an annual retainer of $10,000.
●	Research & Development Committee: members receive an annual retainer of $7,500; the chair receives an annual retainer of $15,000.
●	Each non-executive director receives an annual equity grant with a value consisting of one-half options and one-half RSUs with a one-year vesting period for each.

The size of the annual equity grant is determined by reference to our peer group companies. In reviewing Board of Director compensation, the Compensation Committee’s independent consultant provides an analysis of cash and equity compensation practices and levels within the same compensation peer group used for the NEOs. To remain in line with the practice of peer companies, for 2023 it was determined that directors would receive an equity award of a fixed number of shares provided that the value of the shares remained within a reasonable range. As a result, the value of the uniQure award will be consistent with our peers who predominantly use fixed share awards. Because such awards can vary in value from year-to-year, the Board will assess the grants to ensure they remain within a reasonable range.

Each annual retainer for Board and committee service is payable semi-annually.

Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which she or he serves.

DIRECTOR COMPENSATION TABLE

The following table summarizes the annual compensation paid to those persons who served as our non-executive directors during the fiscal year ended December 31, 2023.

Name	Fees Earned ($)	Option Awards ($) (1)	Restricted Stock Unit Awards ($) (1)	Total ($)
Robert Gut	50,267	179,130	175,566	404,963
Jack Kaye	70,267	179,130	175,566	424,963
Madhavan Balachandran	57,767	179,130	175,566	412,463
Jeremy Springhorn	70,267	179,130	175,566	424,963
Paula Soteropoulos	55,267	179,130	175,566	409,963
David Meek	90,267	179,130	175,566	444,963
Leonard Post	57,767	179,130	175,566	412,463
Rachelle Jacques	52,767	179,130	175,566	407,463

(1)	The value of stock awards and stock options as reported in their respective columns is calculated using the grant date accounting fair value determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”).

The following table sets forth information relating to the aggregate number of RSUs and stock options outstanding on December 31, 2023 for each of our non-executive directors.

Name	Award Type	Aggregate Number of Awards Outstanding (#) (1)
Jack Kaye	Option	77,927
	RSU	8,700
Paula Soteropoulos	Option	61,927
	RSU	8,700
Madhavan Balachandran	Option	66,927
	RSU	8,700
Jeremy Springhorn	Option	66,927
	RSU	8,700
David Meek	Option	60,537
	RSU	8,700
Robert Gut	Option	133,343
	RSU	8,700
Leonard Post	Option	51,622
	RSU	8,700
Rachelle Jacques	Option	47,515
	RSU	8,700
(1)	This table includes unexercised option awards (whether or not exercisable) and unvested stock awards (including unvested stock units).

GENERAL MATTERS

Availability of Certain Documents

This Proxy Statement, a copy of our fiscal year Annual Report and our other filings have been posted on our website at www.uniqure.com/investors-media/sec-filings. A copy of our 2023 Dutch Statutory Annual Accounts and our 2023 Dutch Statutory Board Report is available on our website at www.uniqure.com or it may be obtained free of charge by written request.

Please send a written request to Investor Relations at the Company’s principal executive offices below:

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

Attention: Investor Relations

Email: investors@uniQure.com

or to the Company’s administrative offices:

uniQure N.V.

113 Hartwell Avenue

Lexington, MA 02421

United States

Attention: Investor Relations

Delivery of Proxy Materials to Households

If you are a Shareholder who lives at a shared address and you would like additional copies of the Annual Report, the Proxy Statement, or any future proxy statements, please contact Investor Relations, uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by telephone at +1-339-970-7000 or by email at investors@uniQure.com, and we will promptly mail you copies. This Proxy Statement and the Annual Report are also available at http://www.edocumentview.com/QURE.

Contact for Additional Questions

If you hold your shares directly, please contact Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by telephone at +1-339-970-7000, or by email at investors@uniQure.com. If your shares are held in street name, please use the contact information provided on your voting instruction form or contact your broker or other nominee directly.

Shareholder Communications

The Company has a process for Shareholders who wish to communicate with the Board. Shareholders who wish to communicate with the Board may write to the Board at the address of the Company’s principal executive office given above. These communications will be received by Investor Relations and will be presented to the Board at the discretion of Investor Relations. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any communication determined in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Board.

Proposals for the 2025 Annual General Meeting of Shareholders

If any Shareholder wishes to propose a matter for consideration at our 2025 annual general meeting of shareholders, the proposal should be delivered to Investor Relations at the address above.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our Proxy Statement and form of proxy for our 2025 annual general meeting of shareholders, a proposal must be received by Investor Relations on or before January 18, 2025, unless the date of the 2025 annual general meeting of shareholders is changed by more than 30 days from the date of the 2024 Annual Meeting, and must satisfy the proxy rules promulgated by the SEC.

Any other shareholder proposals and nominations to be presented at our 2025 annual general meeting of shareholders, must be received by the Company no later than 60 days before the date of the annual general meeting and must otherwise be given pursuant to the requirements of Dutch law.

Proposals and nominations that are not received by the dates specified above will be considered untimely. In addition, proposals must comply with the laws of the Netherlands, our Articles of Association and the rules and regulations of the SEC.

Other Matters

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the 2024 Annual Meeting other than those described above. However, if any other matters should properly come before the 2024 Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card in accordance with their judgment on such matters.

May [ ], 2024	By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta, Chief Executive Officer, and Executive Director

APPENDIX A

Second Amendment to the

uniQure N.V.

2014 Share Incentive Plan

(As Amended and Restated effective as of November 15, 2023)

This Second Amendment (this “Amendment”) to the amended and restated uniQure N.V. 2014 Share Incentive Plan (the “Plan”) is effective as of June 18, 2024.

1.	Section 4(a)(1) of the Plan is hereby amended by deleting the first and second sentence thereof and replacing it with the following:

“Authorized Number of Shares. Subject to adjustment under this Section 4(a) and Section 9, the aggregate number of ordinary shares (€0.05 par value per share) of the Company (the “Ordinary Shares”) that may be issued with respect to Awards granted under the Plan on or after the Amendment Effective Date shall not exceed 2,615,146 Ordinary Shares, including (i) 1,115,146 shares, which is the number of shares that remained available for Awards under the Plan as of March 31, 2024, and (ii) 1,500,000 shares. The number of Ordinary Shares remaining available for Awards under the Plan contemplated by the foregoing clause (i) will be reduced by the number of Ordinary Shares subject to Awards granted under the Plan after March 31, 2024 and prior to the effective date of this Amendment.”

2.	Except as amended hereby, the provisions of the Plan shall continue in full force and effect, and no other provisions in the Incentive Plan shall be deemed amended except as may be necessary to effectuate this Amendment.

APPENDIX B

2014 Share Incentive Plan

(Amended and Restated effective as of November 15, 2023, as amended by the First Amendment effective as of November 15, 2023)

1.	Purpose

The purpose of this 2014 Share Incentive Plan, as herein amended and restated (the “Plan”) of uniQure N.V., a public limited company incorporated under the laws of the Netherlands (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the U.S. Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”). The Plan was initially effective as of January 9, 2014 and was amended effective as of June 10, 2015, amended and restated as of June 15, 2016 and June 13, 2018, and further amended effective as of June 16, 2021. This amended and restated Plan will be effective as of November 15, 2023, subject to the approval of the Company’s shareholders (the “Amendment Effective Date”).

Changes made pursuant to this amendment and restatement shall only apply to Awards granted on or after the Amendment Effective Date. Awards granted prior to the Amendment Effective Date shall continue to be governed by the applicable Award agreements and the terms of the Plan, without giving effect to changes made pursuant to this amendment and restatement, and the Board shall administer such Awards in accordance with the Plan, without giving effect to changes made pursuant to this amendment and restatement.

2.	Eligibility

All of the Company’s employees, executive directors and non-executive directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Eligibility to participate in the Plan shall be determined at the sole discretion of the Board. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Shares (as defined in Section 7), Restricted Share Units (as defined in Section 7) and Other Share-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a)Administration by the Board. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made at the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Shares Available for Awards
(a)	Number of Shares; Share Counting.

(1)Authorized Number of Shares. Authorized Number of Shares. Subject to adjustment under this Section 4(a) and Section 9, the aggregate number of ordinary shares (€0.05 par value per share) of the Company (the “Ordinary Shares”) that may be issued with respect to Awards granted under the Plan on or after the Amendment Effective Date shall not exceed 2,251,785 Ordinary Shares, including (i) 501,785 shares, which is the number of shares that remained available for Awards under the Plan as of August 31, 2023 and (ii) 1,750,000 shares.

(2)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A)the gross number of Ordinary Shares covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of Ordinary Shares and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan; and

(B)Ordinary Shares delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase Ordinary Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Awards creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.

(b)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other share or share-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Share Options

(a)General. The Board may grant options to purchase Ordinary Shares (each, an “Option”) and determine the number of Ordinary Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable securities laws, as it considers necessary or advisable. No dividends or dividend equivalents shall be paid with respect to Options.

(b)Incentive Share Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Share Option”) shall only be granted to employees of uniQure N.V., any of uniQure N.V.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Share Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Share Option shall be designated a “Share Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Share Option is not an Incentive Share Option or if the Company converts an Incentive Share Option to a Share Option. On and after the Amendment Effective Date, Awards with respect to a maximum of 200,000 Ordinary Shares may be granted in the form of Incentive Share Options under the Plan.

(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement, which shall be not less than 100% of the Fair Market Value per Ordinary Share on the date the Option is granted; provided, however, that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

For purposes of the Plan, unless otherwise required by applicable law, the Fair Market Value per Ordinary Share as of any date shall be (A) if the Ordinary Shares are readily tradeable on a national securities exchange or other market system, either (I) or (II), as determined by the Board on or prior to the date of grant, where (I) is the average of the closing sales prices of the Ordinary Shares during regular trading hours for the ten trading days following the date of grant and (II) is the closing sales price of the Ordinary Shares during regular trading hours on the date of grant, or (B) if the Ordinary Shares are not readily tradeable on a national securities exchange or other market system, the amount determined in good faith by (or in a manner approved by) the Board (“Fair Market Value”). Notwithstanding the foregoing (x) for purposes of any Option intended to be an Incentive Share Option, Fair Market Value shall be determined in accordance with the applicable provisions of Section 422 of the Code and the corresponding regulations, (y) for purposes of any Share Option granted to a Participant who is subject to taxation in the United States, Fair Market Value shall be determined in accordance with the applicable provisions of Section 409A of the Code and the corresponding regulations and (z) in no event shall the exercise price of any Option be less than the nominal value per Ordinary Share.

(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Ordinary Shares subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)By wire transfer, in cash or by check, payable to the order of the Company;

(2)except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Ordinary Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Ordinary Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Ordinary Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)to the extent provided for in the applicable Share Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)by any combination of the above-permitted forms of payment.

6.	Share Appreciation Rights

(a)General. The Board may grant Awards consisting of share appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Ordinary Shares or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of an Ordinary Share over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date. No dividends or dividend equivalents shall be paid with respect to SARs.

(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

7.	Restricted Shares; Restricted Share Units

(a)General. The Board may grant Awards entitling recipients to acquire Ordinary Shares (“Restricted Shares”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive Ordinary Shares or cash to be delivered at the time such Award vests (“Restricted Share Units”) (Restricted Shares and Restricted Share Units are each referred to herein as a “Restricted Share Award”).

(b)Terms and Conditions for All Restricted Share Awards. The Board shall determine the terms and conditions of a Restricted Share Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)Additional Provisions Relating to Restricted Shares; Dividends. Any dividends (whether paid in cash or shares) declared and paid by the Company with respect to shares of Restricted Shares (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of shares or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Shares. For the avoidance of doubt, dividends declared and paid by the Company with respect to Restricted Shares that are subject to restrictions on transfer and forfeitability shall be paid if and to the extent that the restrictions on transfer and forfeitability with respect to the underlying Restricted Shares lapse, as determined by the Board.

(d)	Additional Provisions Relating to Restricted Share Units.

(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Share Unit, the Participant shall be entitled to receive from the Company the number of shares of Ordinary Shares set forth in the applicable Award agreement or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one of such number of Ordinary Shares. The Board may, in its discretion, provide that settlement of Restricted Share Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)Voting Rights. A Participant shall have no voting rights with respect to any Restricted Share Units.

(3)Dividend Equivalents. The Award agreement for Restricted Share Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Ordinary Shares (“Dividend Equivalents”). Dividend Equivalents may be paid currently (but only to the extent the Restricted Share Units are vested) or credited to an account for the Participant, may be settled in cash and/or Ordinary Shares and may be subject to the same restrictions as the Restricted Share Units with respect to which paid, in each case to the extent provided in the Award agreement. Notwithstanding the foregoing, Dividend Equivalents with respect to Restricted Share Units that are subject to restrictions shall be paid only if and to the extent that the restrictions with respect to the underlying Restricted Share Units lapse, as determined by the Board.

8.	Other Share-Based Awards

(a)General. Other Awards of Ordinary Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares or other property, may be granted hereunder to Participants (“Other Share-Based Awards”). Such Other Share-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share-Based Awards may be paid in Ordinary Shares or cash, as the Board shall determine. Any dividends or Dividend Equivalents with respect to Other Share-Based Awards shall be paid only if and to the extent that restrictions with respect to the underlying Other Share-Based Award lapse, as determined by the Board.

(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Share-Based Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Ordinary Shares and Certain Other Events

(a)Changes in Capitalization. In the event of any share split, share consolidation, share dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Ordinary Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Share Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Restricted Share Unit or Other Share-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing and subject to compliance with Section 409A of the Code, if applicable, in the event the Company effects a split of the Ordinary Shares by means of a share dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such share dividend shall be entitled to receive, on the distribution date, the share dividend with respect to the Ordinary Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such share dividend.

(b)Reorganization Events.

(1)Definition. A “Reorganization Event” shall be deemed to have occurred upon any of the following events:

(A)any person or other entity (other than any of the Company’s subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries), including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(B)consummation of the sale of all or substantially all of the property or assets of the Company; or

(C)consummation of a consolidation or merger of the Company with another corporation (other than with any of the Company’s subsidiaries), which results in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51% of the Voting Stock of the surviving entity.

Notwithstanding the foregoing, the Board may provide for a different definition of “Change in Control” in an Award agreement if it determines that such different definition is necessary or appropriate, including without limitation, to comply with the requirements of Section 409A of the Code.

(2)	Consequences of a Reorganization Event on Awards.

(A)In connection with a Reorganization Event where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Reorganization Event shall be assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Reorganization Event, references to the “Company” as they relate to employment matters shall include the successor employer, unless the Board provides otherwise.

(B)Unless the Award agreement provides otherwise, if a Participant’s employment or other service is terminated by the Company without cause (as determined by the Board) upon or within 12 months following a Reorganization Event, the Participant’s outstanding Awards shall become fully exercisable and any restrictions on such Awards shall lapse as of the date of such termination; provided that if the restrictions on any such Awards is based, in whole or in part, on performance, the applicable Award agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 9(b)(2) shall be calculated.

(C)In connection with a Reorganization Event, if all outstanding Awards are not assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards on such terms as the Board determines without the consent of any Participant (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) upon written notice to a Participant, provide that all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (ii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iii) in the event of a Reorganization Event under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (I) the number of shares of Ordinary Shares subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (II) the excess, if any, of (x) the Acquisition Price over (y) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Such surrender, termination or payment shall take place as of the date of the Reorganization Event or such other date as the Board may specify. Without limiting the foregoing, (1) if the per share Acquisition Price does not exceed the per share Option exercise price or SAR measurement price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR and (2) upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Shares then outstanding shall automatically be deemed terminated or satisfied.

(D)Notwithstanding the foregoing in this Section 9(b)(2), in the case of outstanding Restricted Share Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Share Unit agreement provides that the Restricted Share Units shall be settled upon a “change in control event” within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A) and the Restricted Share Units shall instead be settled in accordance with the terms of the applicable Restricted Share Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (ii), (iii) or (iv) of Section 9(b)(2)(C) if the Reorganization Event constitutes a “change in control event” as defined under U.S. Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Share Units pursuant to Section 9(b)(2)(A), then the unvested Restricted Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(E)For purposes of Section 9(b)(2)(A), an Award (other than Restricted Shares) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each Ordinary Share subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Ordinary Shares for each Ordinary Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely ordinary shares or common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of ordinary shares or common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Reorganization Event.

10.	General Provisions Applicable to Awards

(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution applicable to such Participant or, other than in the case of an Incentive Share Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Ordinary Shares subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(e)Withholding. The Participant must satisfy all applicable Dutch, United States and other applicable national, federal, state, and local or other income, national insurance, social and employment tax withholding obligations before the Company will deliver or otherwise recognize ownership of Ordinary Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Ordinary Shares, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for Dutch, United States and other applicable national, federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)Amendment of Award. Subject to Section 11(c), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Share Option to a Share Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 or is intended to make the Award comply with applicable law.

(g)Conditions on Delivery of Ordinary Shares. The Company will not be obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)Acceleration. Notwithstanding Section 10(i), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(i)Minimum Vesting. Awards granted under the Plan shall vest or become exercisable over a period that is not less than one year from the date of grant. Subject to any adjustments made in accordance with Section 9(a) above, up to 5% of the Ordinary Shares subject to the share reserve set forth in Section 4(a)(1) may be granted without regard to the minimum vesting requirement of this Section 10(i).

11.	Miscellaneous

(a)No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award. This Plan will not be considered a part of any employment agreement in force between the Participant and the Company and/or a group company. The grant of an Award does not qualify as an employment condition and shall not be included in the calculation of any severance payment or any other payments in connection with the Participant’s employment agreement or the termination thereof. The granting of an Award or the vesting thereof does not in any way affect the scope or level of the Participant’s pension rights, pension entitlements and/or of any other entitlements vis-a-vis the Company and/or a group company. The granting of an Award is at the sole discretion of the Board and does not entitle the Participant to any future Awards.

(b)No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares.

(c)No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Ordinary Shares, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Ordinary Shares or other securities, or similar transactions), the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or measurement price of such SARs, (ii) cancel outstanding Options or SARs in exchange or substitution for Options or SARs with an exercise price or measurement price, as applicable, that is less than the exercise price or measurement price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an exercise price or measurement price, as applicable, above the current stock price in exchange or substitution for cash or other securities.

(d)Term of Plan. Unless sooner terminated, the Plan shall terminate on the day before the 10th anniversary of the Amendment Effective Date, provided that the shareholders of the Company approve this amendment and restatement of the Plan.

(e)Amendment of Plan. Subject to Section 11(c), the Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require shareholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Share Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(e) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Ordinary Shares) prior to such shareholder approval. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, reacquired or otherwise canceled, or earned, exercised, settled or otherwise paid out, in accordance with their terms.

(f)Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the

Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction, and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(g)Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(h)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a supervisory director, managing director, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a supervisory director, managing director, employee or agent of the Company. The Company will indemnify and hold harmless each supervisory director, managing director, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(i)Data Protection. The Participant hereby fully consents to the processing and transfer of all relevant data in the context of the administration of this Plan and the Award agreement. The Participant shall keep the Company fully informed of any changes in the relevant data.

(j)Share Trading, Recoupment and Other Policies. All Awards made under the Plan shall be subject to any applicable clawback and recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time, including, without limitation, the Company’s right to recover Awards, Ordinary Shares or any gains upon the sale of Ordinary Shares issued under the Plan in the event of a financial restatement due in whole or in part to fraud or misconduct by one or more of the Company’s executives or in the event a Participant violates any applicable restrictive covenants in favor of the Company to which the Participant is subject.

(k)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Netherlands, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Netherlands. Any disputes arising out of or in connection with the Plan shall, to the extent permitted by law, be submitted exclusively to the competent court of Amsterdam, the Netherlands.

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uniQure N.V. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03T5SC + + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual General Meeting Proxy Card A Proposals — The Board recommends a vote FOR Proposals 1-10. 1. Adoption of the 2023 Dutch statutory annual accounts for the fiscal year ended December 31, 2023. 2. Discharge of liability of the members of the Board for their management during the fiscal year ended December 31, 2023. For Against Abstain 3. Reappointment of Rachelle Jacques as non-executive director. 4. Reappointment of David Meek as non-executive director. 5. Authorization of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares. 6. Authorization of the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares. 7. Authorization of the Board to repurchase Ordinary Shares. For Against Abstain 8. Appointment of KPMG as external auditor of the Company for the financial year 2024. 9. Approval, on an advisory basis, of the compensation of the named executive officers of the Company. 10. Resolution to adopt the Amendment to the 2014 Share Incentive Plan. 1234 5678 9012 345 1 U P X If no electronic voting, delete QR code and control # ∆ ≈ Online Go to www.investorvote.com/QURE or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/QURE Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by June 17, 2024 at 9:59 P.M., Central European Summer Time. Your vote matters – here’s how to vote! DRAFT

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/QURE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS This proxy is solicited by the Board of Directors for use at the Annual General Meeting on June 18, 2024. Proxy and Power of Attorney of Shareholders The undersigned shareholder of uniQure N.V. (the “Company”) hereby constitutes and appoints each of Matthew Kapusta and Jeannette Potts as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual General Meeting of Shareholders of the Company to be held at 9:00 AM Central European Summer Time on June 18, 2024 and at any adjournments thereof, including on any matters that may properly come before the Annual General Meeting, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-10. (Items to be voted appear on reverse side) Proxy — uniQure N.V. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2024 Annual General Meeting Admission Ticket 2024 Annual General Meeting of uniQure N.V. Shareholders Tuesday, June 18, 2024, 9:00 AM Central European Summer Time Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands Upon arrival, please present this admission ticket and photo identification at the registration desk.